As filed with the Securities and Exchange Commission on



                                   August 24, 2005


                           Registration No. 333-79831

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                         POST-EFFECTIVE AMENDMENT NO. 8


                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PIPELINE DATA INC.
                 (Name of small business issuer in its charter)

         DELAWARE                      7389                         13-3953764
(State or other jurisdiction of     (primary standard            (I.R.S. Employer
incorporation or organization)       industrial code)            Identification Number)

                  1515 Hancock Street, Suite 301, Hancock Plaza
                           Quincy, Massachusetts 02169
                                 (800) 932-5708
          (Address and telephone number of principal executive offices)

         MacAllister Smith                             WITH A COPY TO:
        1515 Hancock Street                   Law Offices of Sheila G. Corvino
       Suite 301, Hancock Plaza                    811 Dorset West Road
     Quincy, Massachusetts 02169                    Dorset, Vermont 05251
          (800)932-5708


     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



                                  Calculation of Registration Fee

                                                  Amount           Proposed Maximum        Proposed Maximum
Title of each Class of Securities Being            To be             Offering Price           Aggregate                Amount  of
Registered                                       Registered           Per Security          Offering Price         Registration Fee

Common Stock                                     3,325,000(1)         $ .50(2)              $1,662,500(2)           $462.18(2)
Class A Warrants                                  1,000,000           $0.10                   $100,000               $27.80
Class B Warrants                                  1,000,000           $0.10                   $100,000               $27.80
Common Stock Underlying Class A Warrants(3)       1,000,000(4)        $1.50(5)              $1,500,000              $834.00(6)
Common Stock Underlying Class B Warrants(3)       1,000,000           $2.50(7)              $2,500,000            $1,390.00(8)
                                                  ---------                                 ----------             ---------
TOTAL                                             7,325,000                                 $5,862,500            $2,741.78(9)
                                                  =========                                 ==========             =========


(1) Includes (a) 791,890 previously registered shares which were sold by registrant after this registration statement was declared effective.
     Includes 208,110 shares which had been registered for sale by the registrant but not sold and (c) 2,325,000 shares which have been registered for resale by the selling stockholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, 457,550 shares of which have been sold, leaving 1,867,450 shares.

(2) Estimated solely for purposes of calculating the registration fee and includes shares being sold by selling stockholders.

(3) Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the class A redeemable warrants and class B redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.

(4) Includes (a) 785,210 previously registered class A redeemable warrants which were sold by registrant after this registration statement was declared effective. Also includes 214,790 class A redeemable warrants which had been registered for sale by the registrant, but not sold.

(5) At the time of effectiveness of this registration statement, the exercise price of these warrants was $3.00 per share. That exercise price was reduced, pursuant to the first post-effective amendment to this registration statement dated January 4, 2001, to $1.50 per share.

(6) Represents the filing fee previously paid on the basis of a $3.00 per share exercise price.

(7) At the time of effectiveness of this registration statement, the exercise price of these warrants was $5.00 per share. That exercise price was reduced, pursuant to the first post-effective amendment to this registration statement dated January 4, 2001, to $2.50 per share.

(8) Represents the filing fee previously paid on the basis of a $5.00 per share exercise price.

(9) The registrant previously paid a fee of $2,741.78. Therefore, no additional fee is due with this filing.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                                EXPLANATORY NOTE



     This is our eighth post-effective amendment to our registration statement relating to (1) our previous registration of 1,000,000 shares of common stock, 791,890 of which were issued in our initial public offering of securities and 1,000,000 class A redeemable warrants, 785,210 of which were issued in that offering, (2) our previous reduction in the exercise price of our class A redeemable warrants from $3.00 to $1.50, (3) our previous registration of up to 1,000,000 class B redeemable warrants for sale in our initial public offering, none of which were sold in that offering, and all of which were distributed as a dividend to the holders of our common stock, (4) our previous reduction in the exercise price of our class B redeemable warrants from $5.00 to $2.50, (5) our previous registration for resale of 2,325,000 shares of common stock by the holders of those shares, 1,508,750 of which have been sold, leaving 816,250, (6) the resale of up to 1,785,210 shares of common stock issuable upon exercise of our outstanding class A redeemable warrants and upon exercise of our class B redeemable warrants by the holders of such instruments and (7) disclosure concerning recent acquisitions as well as updated business and financial information.



     We did not receive any proceeds from our distribution of the class B redeemable warrants. We will not receive any proceeds from the resale of securities by holders of any of the securities registered hereunder. We will receive proceeds of up to $1,177,815 in the event that the outstanding class A redeemable warrants are exercised by the holders of such instruments, and up to $2,500,000 in the event that the class B redeemable warrants are exercised by the holders of such instruments.

     This registration statement contains three forms of prospectus. One will be used in connection with (1) the resale of 785,210 shares of our common stock, par value $.001 per share, issuable upon the exercise of our outstanding class A redeemable warrants by the holders of such instruments and (2) the resale of 1,000,000 shares of our common stock issuable upon the exercise of the class B redeemable warrants by the holders of such instruments. The other two forms of prospectus will be used in connection with an offering of shares of our common stock by certain selling stockholders. One of those two forms of selling stockholder prospectus will be used by three affiliates who may sell up to 10%, in the aggregate, of the issued and outstanding shares of common stock in "at the market" transactions. The other form of selling stockholder prospectus will be used by selling stockholders who are not affiliates who may sell all of their respective holdings of common stock in "at the market" transactions. All of the forms of prospectus will be identical except for (i) the front cover page of the prospectus; (ii) an alternate "Table of Contents" page; (iii) an alternate description of the offering to be inserted in the "Prospectus Summary" section;
(iv) an alternate "Selling Stockholders" section; and (v) the rear cover page of the prospectus.


                              Cross Reference Sheet

                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

                   Part I. Information Required in Prospectus

         Item

         No.        Required Item                         Location or Caption
         ----       -------------                         -------------------

         1.         Front of Registration Statement
                    and Outside Front Cover of
                    Prospectus                            Front of Registration
                                                          Statement and Outside
                                                          Front Cover of Prospectus

         2.         Inside Front and Outside Back
                    Cover Pages of Prospectus             Inside Front Cover Page
                                                          of Prospectus and Outside
                                                          Back Cover Page of
                                                          Prospectus

         3.         Summary Information and Risk
                    Factors                               Prospectus Summary;
                                                          Risk Factors

         4.         Use of Proceeds                       Use of Proceeds

         5.         Determination of Offering
                    Price                                 Market for our Common
                                                          Stock

         6.         Dilution Dilution

         7.         Selling Security Holders              Not Applicable

         8.         Plan of Distribution                  Not Applicable

         9.         Legal Proceedings                     Legal Proceedings

         10.        Directors, Executive Officers,
                    Promoters and Control Persons         Management

         11.        Security Ownership of Certain
                    Beneficial Owners and Management      Principal Stockholders

         12.        Description of Securities             Description of Securities

         13.        Interest of Named Experts and
                    Counsel                               Legal Matters; Financial
                                                          Statements

         14.        Disclosure of Commission Position
                    on Indemnification for Securities
                    Act Liabilities                       Statement as to
                                                          Indemnification

         15.        Organization Within Last
                    Five Years                            Management; Certain
                                                          Transactions

         16.        Description of Business               Proposed Business

         17.        Management's Discussion and           Management's Discussion and
                    Analysis or Plan of                   Analysis
                    Operation

         18.        Description of Property Business

         19.        Certain Relationships and Related
                    Transactions                          Certain Transactions




         20.        Market for Common Stock and
                    Related Stockholder Matters           Prospectus Summary;
                                                          Market for Our
                                                          Common Stock

         21.        Executive Compensation                Management - Remuneration

         22.        Financial Statements                  Financial Statements

         23.        Changes in and Disagreements          Changes in and Disagreements
                    with Accountants on Accounting        with Accountants on Accounting
                    and Financial Disclosure              and Financial Disclosure

                                 GRAPHIC OMITTED
                                   PROSPECTUS

                    PROSPECTUS DATED: _______________________

                               Pipeline Data Inc.
                   1515 Hancock Street, Suite 301, Hancock Plaza
                           Quincy, Massachusetts 02169

                       785,210 class A redeemable warrants

              785,210 shares of common stock issuable upon exercise
                   of outstanding class A redeemable warrants

                    1,000,000 class B redeemable warrants and 1,000,000 shares of common stock issuable upon exercise of the class B redeemable warrants

     This prospectus relates to the resale of 785,210 shares of our common stock, par value $.001 per share, issuable upon exercise of our outstanding class A redeemable warrants by the holders of such instruments. This prospectus also relates to the resale of up to 1,000,000 shares of our common stock which shall be issued by us upon exercise of our outstanding class B redeemable warrants by the holders of such instruments. In addition, 816,250 shares of our common stock owned by certain of our stockholders will be subject to resale pursuant to a separate prospectus.

     The shares of our common stock offered by the selling stockholders pursuant to this prospectus involves substantial risk. See "Risk Factors" beginning on page 3.

     Each class A redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50, subject to adjustment, at any time until April 25, 2006. The class A redeemable warrants originally expired on April 25, 2003; however, our company decided to extend the term of these warrants until April 25, 2006. Each class B redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $2.50, subject to adjustment, until December 31, 2007. The class B redeemable warrants originally expired on April 25, 2005; however, our company decided to extend the term of these warrants until December 31, 2007. The class A and class B redeemable warrants are subject to redemption by us at any time on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days.

     The 816,250 shares of common stock to be offered and sold by certain of our stockholders pursuant to a separate prospectus, 748,750 of which are held by one affiliate - officers, directors and controlling stockholders of this company.

          o The one named affiliate will be entitled to offer and sell up to an aggregate of 748,750 of his shares at the then prevailing market price for our shares; and

          o The non-affiliates who hold the 67,500 share balance of those 816,250 shares also will be entitled to offer and sell their shares at the then prevailing market price.

     We will not receive any of the proceeds from the resale of any of the class A or class B redeemable warrants, or the shares of common stock underlying those warrants, however, we are paying for the costs of registering the securities covered by this prospectus.

     The holders of the class A and class B redeemable warrants, and the shares of common stock underlying those warrants, will receive all of the amounts derived from any sale by them of those securities, less any brokerage commissions or other expenses incurred by them. While this offering is not being underwritten, the holders of the securities offered pursuant to this prospectus and the brokers or other third parties through whom the any of the holders of those securities sell them may be deemed "underwriters" as that term is defined in the Securities Act of 1933, as amended, for purposes of the resale of the securities offered in this prospectus. See "Plan of Distribution."


     Our common stock trades on the OTC Bulletin Board(R) under the symbol "PPDA." The last reported sale price of our common stock on August 23, 2005 was $1.04 per share.


     Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                                         Table of Contents

                                                                                     Page

         Prospectus Summary.............................................................
         The Company....................................................................
         The Distribution...............................................................
         Risk Factors...................................................................
         Use of Distribution Proceeds...................................................
         Capitalization.................................................................
         Forward-Looking Statements.....................................................
         Business of the Company........................................................
         Management's Discussion and Analysis of
          Financial Condition and Results of Operations.................................
         Price Range of Common Stock and Class A Redeemable Warrants....................
         Dividend Policy................................................................
         Plan of Distribution...........................................................
         Legal Proceedings..............................................................
         Directors, Executive Officers,
         Promoters and Control Persons..................................................
         Security Ownership of Certain Beneficial Owners and Management.................
         Description of Securities......................................................
         Interest of Named Experts and Counsel..........................................
         Selling Stockholders...........................................................
         Certain Provisions of Our Certificate of Incorporation and By-Laws and
          Disclosure of Commission Position on Indemnification for Securities
          Act Liabilities...............................................................
         Description of Property
         Certain Relationships and Related Transactions.................................
         Market for Common Equity and Related Stockholder Matters.......................
         Executive Compensation.........................................................
         Financial Statements...........................................................
         Changes in and Disagreements With Accountants on Accounting and
          Financial Disclosure..........................................................
         Where Can Investors Find Additional Information................................
         Financial Statements of the Company............................................


                              PART I

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus and does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors."

                                   Our Company

     We are an integrated provider of merchant payment processing services and other related software products. We deliver credit and debit card-based payment processing solutions to over 15,000 small to medium-sized merchants who operate either in a physical "brick and mortar" business environment, over the Internet, or in mobile or wireless settings via cellular-based wireless devices. Our payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions. A traditional card-present transaction, occurs whenever a cardholder physically presents a credit or debit card to a merchant at the point-of-sale. Card-not-present transactions occur whenever the customer does not physically present a payment card at the point-of-sale and may occur over the Internet or by mail, fax or telephone.

     Our primary customer base consists of small and medium-sized merchants. These merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. We estimate that there are approximately 3.2 million merchant locations in the United States currently accepting Visa and MasterCard credit cards in the small merchant market segment; and that approximately 2 million of such small merchant locations utilize electronic processing for credit card transactions. We believe that the small and medium-sized merchant market offers us significant growth opportunities for the "first time" installation and subsequent servicing of credit card authorization and payment systems. We also target new customer bases in mobile wireless transaction processing and in municipal payment processing.

     We market and sell our services primarily through three lines of distribution: banks, Independent Sales Organizations ("ISOs") and the Internet. We have contractual relationships with over 500 bank branch locations that serve as exclusive referral sources for our products and services. We also have relationships with over 100 Independent Sales Organizations ("ISOs") add value added resellers ("VARs"), which we define as any non-bank party that sells card-based payment processing services to merchants. ISOs and VARs act as a non-employee, external sales force in communities throughout the United States. We also market over the Internet, targeting small to medium -sized e-commerce businesses.

     We derive the majority of our revenue from fee income related to payment transaction processing, which is primarily comprised of a percentage of the dollar amount of each transaction we process, as well as a flat fee per transaction. In the event we have outsourced any of our services provided in the transaction, we remit a portion of the fee income to the third parties that have provided these services. We operate through several wholly owned subsidiaries:
SecurePay.com, Inc. ("SecurePay.com" or "SecurePay"), Northern Merchant Services, Inc. ("NMSI"), Pipeline Data Processing, Inc. ("Processing") and Pipeline Data Portfolio Acquisitions, Inc. ("Acquisitions"). The mailing address and the telephone number of our principal executive offices is 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169, (800)932-5708.

                                  RISK FACTORS

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                         Risks Relating to our Business

We have a history of operating losses and will need to generate significant revenue to achieve or maintain our profitability.

     Since inception, we have been engaged in start-up activities and have acquired payment processing businesses and portfolios of merchant accounts to grow our business, both of which require substantial capital and other expenditures. As a result, we have not sustained profitability, and may continue to incur losses in the future. We had a net loss of $297,221 for the year ended December 31, 2004 and a net loss of $299,790 for the year ended December 31, 2003. We expect our cash needs to increase significantly for the next several years as we:


     o acquire additional payment processing businesses and portfolios of merchant accounts;

     o    increase awareness of our services;

     o    expand our customer support and service operations;

     o    hire  additional   marketing,   customer  support  and  administrative
          personnel; and

     o    implement  new  and  upgraded   operational  and  financial   systems,
          procedures and controls.

     As a result of these continuing expenses, we need to generate significant revenues to achieve and maintain profitability. To date, our operations have been supported by financings. If we do not continue to increase our revenues, our business, results of operations and financial condition could be materially and adversely affected.


The full impact of our recent acquisitions on our operating results is not fully reflected in our historical financial results, which as a result, are not necessarily indicative of our future results of operations.

     Since December 31, 2004, we have expanded our card-based payment processing services through the acquisition of two portfolios of merchant accounts in the first quarter of 2005. These acquisitions have contributed to a substantial portion of our total revenues. The full impact of these acquisitions on our operating results are not fully reflected in our historical results of operations due to the recent nature of these acquisitions and their varying stages of integration. As a result of these acquisitions, our historical results may not be indicative of results to be expected in future periods.

Increased   consolidation  in  the  marketplace  has  an  impact  on  price  and availability of acquisition, joint venture and alliance opportunities.

     Historically, our growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and transaction processing assets. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These acquisitions potentially deprive us of acquisition opportunities. We cannot give any assurances that the historical or current level of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses or transaction processing assets that satisfy our criteria, or that any such transaction will be on favorable terms.

We have faced, and may in the future face, significant chargeback liability if our merchants refuse or cannot reimburse chargebacks resolved in favor of their customers, and we face potential liability for merchant or customer fraud; we may not accurately anticipate these liabilities.

     We have potential liability for chargebacks associated with the transactions we process. If a billing dispute between a merchant and a cardholder is not ultimately resolved in favor of the merchant, the disputed transaction is "charged back" to the merchant's bank and credited to the account of the cardholder.

     We also have potential liability for losses caused by fraudulent credit card transactions. Card fraud occurs when a merchant's customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a traditional card-present transaction, if the merchant swipes the card, receives authorization for the transaction from the card issuing bank and verifies the signature on the back of the card against the paper receipt signed by the customer, the card issuing bank remains liable for any loss. In a fraudulent card-not-present transaction, even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction. Many of the small merchants that we serve are small businesses that transact a substantial percentage of their sales over the Internet or in response to telephone or mail orders. Because their sales are card-not-present transactions, these merchants are more vulnerable to customer fraud than larger merchants. Because we target these merchants, we experience chargebacks arising from cardholder fraud more frequently than providers of payment processing services that service larger merchants.

     If we or our processing banks are unable to collect the chargeback from the merchant's account, or if the merchant refuses or is financially unable due to bankruptcy or other reasons to reimburse the merchant's bank for the chargeback, we bear the loss for the amount of the refund paid to the cardholder's bank.

     Merchant fraud occurs when a merchant, rather than a customer, knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Anytime a merchant is unable to satisfy a chargeback, we are responsible for that chargeback. We have established systems and procedures to detect and reduce the impact of merchant fraud. In addition to credit review, we monitor merchant transactions against a series of standards developed to detect merchant fraud and excessive chargebacks. In addition, we maintain rolling reserves, meaning we withhold a varying percentage of at risk merchants' processing volume, to offset potential losses. Despite our efforts to detect merchant fraud, we cannot assure you that these measures are or will be effective. It is possible that we will experience significant amounts of merchant fraud in the future, which could increase our chargeback liability. Increased chargeback liability may have a material adverse effect on our business, financial condition and results of operations.


If our merchants experience adverse business conditions, they may generate fewer transactions for us to process or become insolvent, increasing our exposure to chargeback liabilities.

     General economic conditions have caused some of the merchants we serve to experience difficulty in supporting their current operations and implementing their business plans. If these merchants make fewer sales of their products and services, we will have fewer transactions to process, resulting in lower revenues.

     In addition, in a recessionary environment, the merchants we serve could be subject to a higher rate of insolvency which could adversely affect us financially. We bear credit risk for chargebacks related to billing disputes between credit card holders and bankrupt merchants. If a merchant seeks relief under bankruptcy laws or is otherwise unable or unwilling to pay, we may be liable for the full transaction amount of a chargeback.

We have incurred substantial debt, which can impair our financial and operating flexibility.

     We have incurred substantial debt in connection with the financing of our operations and acquisitions. As of December 31, 2004, we had total debt in the form of a convertible note to The Laurus Funds of $5,833,335, total debt in the form of convertible debts to individual investors of $739,204 , and a net working capital deficit of $47,248. We may incur additional debt in the future in order to pursue our acquisition strategy or for other purposes. Substantial indebtedness could impair our ability to obtain additional financing for working capital, capital expenditures or further acquisitions. Covenants governing any indebtedness we incur would likely restrict our ability to take specific actions, including our ability to pay dividends or distributions on, or redeem or repurchase, our capital stock, issue, sell or allow distributions on capital stock of our subsidiaries, enter into transactions with affiliates, merge, consolidate or sell our assets or make capital expenditure investments. In addition, the use of a substantial portion of the cash generated by our operations to cover debt service obligations and any security interests we grant on our assets could limit our financial and business flexibility.

We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices, in order to process bankcard transactions; if these sponsorships are terminated and we are not able to secure or successfully migrate merchant portfolios to new bank sponsors, we will not be able to conduct our business.

     Because we are not a bank, we are unable to belong to and directly access the Visa and MasterCard bankcard associations. Visa and MasterCard operating regulations require us to be sponsored by a bank in order to process bankcard transactions. We are currently registered with Visa and MasterCard through the sponsorship of banks that are members of the card associations. If these sponsorships are terminated and we are unable to secure a bank sponsor, we will not be able to process bankcard transactions. Furthermore, our agreements with our sponsoring banks give the sponsoring banks substantial discretion in approving certain elements of our business practices, including our solicitation, application and qualification procedures for merchants, the terms of our agreements with merchants, the processing fees that we charge, our customer service levels and our use of Independent Sales Organizations. We cannot guarantee that our sponsoring banks' actions under these agreements will not be detrimental to us.

If we or our bank sponsors fail to adhere to the standards of the Visa and MasterCard credit card associations, our registrations with these associations could be terminated and we could be required to stop providing payment processing services for Visa and MasterCard.

     Substantially all of the transactions we process involve Visa or MasterCard. If we or our bank sponsors fail to comply with the applicable requirements of the Visa and MasterCard credit card associations, Visa or MasterCard could suspend or terminate our registration. The termination of our registration or any changes in the Visa or MasterCard rules that would impair our registration could require us to stop providing payment processing services.

We rely on other card payment processors and service providers; if they fail or no longer agree to provide their services, our merchant relationships could be adversely affected and we could lose business.

     We  rely  on  agreements  with  several  other  large  payment   processing
organizations to enable us to provide card authorization, data capture, settlement and merchant accounting services and access to various reporting tools for the merchants we serve. We also rely on third parties to whom we outsource specific services, such as reorganizing and accumulating daily transaction data on a merchant-by-merchant and card issuer-by-card issuer basis and forwarding the accumulated data to the relevant bankcard associations.

     The termination by our service providers of their arrangements with us or their failure to perform their services efficiently and effectively may adversely affect our relationships with the merchants whose accounts we serve and may cause those merchants to terminate their processing agreements with us.

To acquire and retain merchant accounts, we depend on a group of banks as a referral source and a loss of this referral source may cause us to lose an effective method of marketing our products and services to merchants.

     We have contractual relationships with over 500 bank branch locations that serve as exclusive referral sources for our products and services to merchants seeking to establish an account with a payment processor. Our failure to maintain our relationships with these banks could adversely affect our revenues and internal growth and increase our merchant attrition.

To acquire and retain merchant accounts, we depend on ISOs and VARs that do not serve us exclusively.

     We rely on the efforts of ISOs and VARs to market our services to merchants seeking to establish an account with a payment processor. ISOs and VARs are companies that seek to introduce both newly-established and existing small merchants, including retailers, restaurants and service providers, such as physicians, to providers of transaction payment processing services like us. Most of the ISOs and VARs that refer merchants to us are exclusive to us, yet all of them retain the right to refer merchants to other service providers. Our failure to maintain our relationships with our existing ISOs and those serving other service providers that we may acquire, and to recruit and establish new relationships with other ISOs, could adversely affect our revenues and internal growth and increase our merchant attrition.

On occasion, we experience increases in interchange and sponsorship fees; if we cannot pass these increases along to our merchants, our profit margins will be reduced.

     We pay interchange fees or assessments to card associations for each transaction we process using their credit and debit cards. From time to time, the card associations increase the interchange fees that they charge processors and the sponsoring banks. For example, Visa and MasterCard will increase their interchange fees for retail transactions by an average of .09% in April, 2005. At their sole discretion, our sponsoring banks have the right to pass any increases in interchange fees on to us. In addition, our sponsoring banks may seek to increase their Visa and MasterCard sponsorship fees to us, all of which are based upon the dollar amount of the payment transactions we process. If we are not able to pass these fee increases along to merchants through corresponding increases in our processing fees, our profit margins will be reduced.

Unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation.

     We collect and store sensitive data about merchants and cardholders, including names, addresses, social security numbers, drivers license numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. In addition, we maintain a database of cardholder data relating to specific transactions, including payment card numbers and cardholder addresses, in order to process the transactions and for fraud prevention and other internal processes. If a person penetrates our network security or otherwise misappropriates sensitive merchant or cardholder data, we could be subject to liability or business interruption. These claims also could result in protracted and costly litigation.

     Although we generally require that our agreements with our ISOs and service providers who have access to merchant and customer data include confidentiality obligations that restrict these parties from using or disclosing any customer or merchant data except as necessary to perform their services under the applicable agreements, we cannot assure you that these contractual measures will prevent the unauthorized disclosure of merchant or customer data. In addition, our agreements with financial institutions require us to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately take these protective measures could result in protracted or costly litigation. Although we are working with Visa/MasterCard to fulfill our requirements to them regarding their cardholder information and security procedures, we are currently not compliant. Noncompliance could result in material interruptions in our ability to store and transmit card data.

The loss of key personnel or damage to their reputations could adversely affect our relationships with ISOs, card associations, bank sponsors and our other service providers, which would adversely affect our business.

     Our success depends upon the continued services of our senior management and other key employees, in particular MacAllister Smith, our Chief Executive Officer, all of whom have substantial experience in the payment processing industry and the small merchant markets in which we offer our services. In addition, our success depends in large part upon the reputation and influence within the industry of Mr. Smith, who has, along with our other senior managers, over their years in the industry, developed long-standing and highly favorable relationships with ISOs, card associations, bank sponsors and other payment processing and service providers. We would expect that the loss of the services of one or more of our key employees, particularly Mr. Smith, would have an adverse effect on our operations. We would also expect that any damage to the reputation of our senior managers, including Mr. Smith, would adversely affect our business. We do not currently maintain any "key person" life insurance on any of our employees.

We may become subject to certain state taxes that currently are not passed through to our merchants.

     We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.

The payment processing industry is highly competitive and such competition is likely to increase, which may further adversely influence our prices to merchants, and as a result, our profit margins.

     The market for card processing services is highly competitive. The level of competition has increased in recent years, and other providers of processing services have established a sizable market share in the small merchant processing sector. Some of our competitors are financial institutions, subsidiaries of financial institutions or well-established payment processing companies that have substantially greater capital and technological, management and marketing resources than we have. There are also a large number of small providers of processing services that provide various ranges of services to small and medium -sized merchants. This competition may influence the prices we can charge and requires us to control costs aggressively in order to maintain acceptable profit margins. In addition, our competitors continue to consolidate as large banks merge and combine their networks. This consolidation may also require that we increase the consideration we pay for future acquisitions and could adversely affect the number of attractive acquisition opportunities presented to us.

Increased attrition in merchant charge volume due to an increase in closed merchant accounts that we cannot anticipate or offset with new accounts may reduce our revenues.

     We experience attrition in merchant charge volume in the ordinary course of business resulting from several factors, including business closures, transfers of merchants' accounts to our competitors and account "closures" that we initiate due to heightened credit risks relating to, and contract breaches by, a merchant. During 2004, we experienced average volume attrition of 1% per month. In addition, substantially all of our processing contracts with merchants may be terminated by either party on relatively short notice, allowing merchants to move their processing accounts to other providers with minimal financial liability and cost. Increased attrition in merchant charge volume may have a material adverse effect on our financial condition and results of operations. We cannot predict the level of attrition in the future, particularly in connection with our acquisitions of portfolios of merchant accounts. If we are unable to increase our transaction volume and establish accounts with new merchants in order to counter the effect of this attrition, or, if we experience a higher level of attrition in merchant charge volume than we anticipate, our revenues will decrease.

Our operating results are subject to seasonality, and if our revenues are below our seasonal norms during our historically stronger third and fourth quarters, our net income could be lower than expected.

     We have experienced in the past, and expect to continue to experience, seasonal fluctuations in our revenues as a result of consumer spending patterns. Historically, revenues have been weaker during the first two quarters of the calendar year and stronger during the third and fourth quarters. If, for any reason, our revenues are below seasonal norms during the third or fourth quarter, our net income could be lower than expected.

Our systems may fail due to factors beyond our control, which could interrupt our business or cause us to lose business and would likely increase our costs.

     We depend on the efficient and uninterrupted operations of our computer network systems, software and data centers. We do not presently have fully redundant systems. Our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. Defects in our systems, errors or delays in the processing of payment transactions or other difficulties could result in:


     o    additional development costs;

     o    diversion of technical and other resources;

     o    loss of merchants;

     o    loss of merchant and cardholder data;

     o    negative publicity;

     o    harm to our business or reputation; or

     o    exposure to fraud losses or other liabilities.

We face uncertainty about additional financing for our future capital needs, which may prevent us from growing our business.

     If we are unable to increase our revenues, we will need to raise additional funds to finance our future capital needs. We may need additional financing earlier than we anticipate if we:


     o    Decide to expand faster than planned;

     o    need to respond to competitive pressures; or

     o    need to acquire complementary products, businesses or technologies.

     If we raise additional funds through the sale of equity or convertible debt securities, these transactions may dilute the value of our outstanding common stock. We may also decide to issue securities, including debt securities, which have rights, preferences and privileges senior to our common stock. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs. This may prevent us from increasing our market share, capitalizing on new business opportunities, remaining competitive in our industry or continuing our business operations as a whole.

We currently rely solely on common law to protect our intellectual property; should we seek additional protection in the future, we may fail to successfully register our trademarks, causing us to potentially lose our rights to use these marks.

     Currently, we do not have any patents or trademarks and, other than one copyright, we rely on common law rights to protect our marks and logos. We do not rely heavily on the recognition of our marks to obtain and maintain business. We have recently applied for trademark registration for certain of our marks. However, we cannot assure you that any such applications will be approved. Even if they are approved, these trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own these trademarks, our use of these trademarks will be restricted or completely prohibited unless we enter into agreements with these parties which may not be available on commercially reasonable terms, or at all.

New and potential governmental regulations designed to protect or limit access to consumer information could adversely affect our ability to provide the services we provide our merchants.

     Due  to  the  increasing  public  concern  over  consumer  privacy  rights, governmental bodies in the United States and abroad have adopted, and are considering adopting additional laws and regulations restricting the purchase, sale and sharing of personal information about customers. For example, the Gramm-Leach-Bliley Act requires non-affiliated third party service providers to financial institutions to take certain steps to ensure the privacy and security of consumer financial information. We believe our present activities fall under exceptions to the consumer notice and opt-out requirements contained in this law for third -party service providers to financial institutions. The law, however, is new and there have been very few rulings on its interpretation. We believe that current legislation permits us to access and use this information as we do now. The laws governing privacy generally remain unsettled, however, even in areas where there has been some legislative action, such as the Gramm-Leach-Bliley Act and other consumer statutes, it is difficult to determine whether and how existing and proposed privacy laws will apply to our business. Limitations on our ability to access and use customer information could adversely affect our ability to provide the services we offer to our merchants or could impair the value of these services.

     Several states have proposed legislation that would limit the uses of personal information gathered using the Internet. Some proposals would require proprietary online service providers and Web site owners to establish privacy policies. Congress has also considered privacy legislation that could further regulate use of consumer information obtained over the Internet or in other ways. The Federal Trade Commission has also recently settled a proceeding with one on-line service regarding the manner in which personal information is collected from users and provided to third parties. Our compliance with these privacy laws and related regulations could materially affect our operations.

     Changes to existing laws or the passage of new laws could, among other things:

     o create uncertainty in the marketplace that could reduce demand for our services;

     o    limit our ability to collect and to use merchant and cardholder data;

     o increase the cost of doing business as a result of litigation costs or increased operating costs; or

     o in some other manner have a material adverse effect on our business, results of operations and financial condition.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

     We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, under the terms of a loan agreement, we are restricted from paying cash dividends and making other distributions to our stockholders. Please see "Dividend Policy" for additional information.

There are potential conflicts of interest as our company lacked sufficient disinterested directors to ratify certain past transactions.

     Our board of directors unanimously ratified all past transactions. In some cases, fewer than two members of our three member board of directors were not interested in the transaction.

                         Risks Relating to Acquisitions

We have previously acquired, and expect to continue to acquire, other providers of payment processing services and portfolios of merchant processing accounts. These acquisitions entail risks in addition to those incidental to the normal conduct of our business.

     Revenues generated by acquired businesses or account portfolios may be less than anticipated, resulting in losses or a decline in profits, as well as potential impairment charges.

In evaluating and determining the purchase price for a prospective acquisition, we estimate the future revenues from that acquisition based on the historical transaction volume of the acquired provider of payment processing services or portfolio of merchant accounts. Following an acquisition, it is customary to experience some attrition in the number of merchants serviced by an acquired provider of payment processing services or included in an acquired portfolio of merchant accounts. Should the rate of post-acquisition merchant attrition exceed the rate we have forecasted, the revenues generated by the acquired providers of payment processing services or portfolio of accounts may be less than we estimated, which could result in losses or a decline in profits, as well as potential impairment charges.

We may fail to uncover all liabilities of acquisition targets through the due diligence process prior to an acquisition, exposing us to potentially large, unanticipated costs.

     Prior to the consummation of any acquisition, we perform a due diligence review of the provider of payment processing services or portfolio of merchant accounts that we propose to acquire. Our due diligence review, however, may not adequately uncover all of the contingent or undisclosed liabilities we may incur as a consequence of the proposed acquisition.

We may encounter delays and operational difficulties in completing the necessary transfer of data processing functions and connecting systems links required by an acquisition, resulting in increased costs for, and a delay in the realization of revenues from, that acquisition.

     The acquisition of a provider of payment processing services, as well as a portfolio of merchant processing accounts, requires the transfer of various data processing functions and connecting links to our systems and those of our own third -party service providers. If the transfer of these functions and links does not occur rapidly and smoothly, payment processing delays and errors may occur, resulting in a loss of revenues, increased merchant attrition and increased expenditures to correct the transitional problems, which could preclude our attainment of, or reduce, our profits.

Special  non-recurring and integration costs associated with acquisitions  could
adversely  affect  our  operating   results  in  the  periods   following  these
acquisitions.

     In connection with some acquisitions, we may incur non-recurring severance expenses, restructuring charges and change of control payments. These expenses, charges and payments, as well as the initial costs of integrating the personnel and facilities of an acquired business with those of our existing operations, may adversely affect our operating results during the initial financial periods following an acquisition. In addition, the integration of newly acquired companies may lead to diversion of management attention from other ongoing business concerns.

Our facilities, personnel and financial and management systems may not be adequate to effectively manage the future expansion we believe necessary to increase our revenues and remain competitive.

     We anticipate that future expansion will be necessary in order to increase our revenues. In order to effectively manage our expansion, we may need to attract and hire additional sales, administrative, operations and management personnel. We cannot assure you that our facilities, personnel and financial and management systems and controls will be adequate to support the expansion of our operations, and provide adequate levels of service to our merchants and ISOs. If we fail to effectively manage our growth, our business could be harmed.

We have significant intangible assets and goodwill, the carrying value of which we may have to reduce if our revenues relating to these assets decline.

     We have acquired numerous intangible assets related to purchased portfolios of merchant accounts and business operations. The intangible assets represent a substantial portion of our total assets. Statement of Financial Accounting Standards Nos. 141 and 142 require us to periodically re-examine the value of our purchased assets. A material decline in the revenues generated from any of our purchased portfolios of merchant accounts or business operations could reduce the fair value of the portfolio or operations. In that case, we may be required to reduce the carrying value of the related intangible asset. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies" for a discussion of how we test impairment of the assets. Additionally, changes in accounting policies or rules that affect the way in which we reflect these intangible assets in our financial statements, or the way in which we treat the assets for tax purposes, could have a material adverse effect on our financial condition.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors. You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Description of Business."

     These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

     Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 Use of Proceeds

     In the event all of our outstanding class A redeemable warrants are timely exercised, we will receive aggregate proceeds of $1,177,815. In the event that all of the class B redeemable warrants are timely exercised, we will receive aggregate proceeds of $2,500,000. We will employ all of such proceeds for working capital purposes. We intend to use some or all of our proceeds to pay our promissory notes payable to Kevin and Nancy Weller pursuant to our acquisition of NMSI.


                                 Capitalization


     The following table sets forth our capitalization as of December 31, 2004 and our capitalization as of June 30, 2005. You should read this table together with "Management's Discussion and Analysis of Financial Conditions and Result of Operations" and consolidated financial statements and notes thereto appearing elsewhere in this prospectus.


                                                                               June 30, 2005        December 31, 2004
                                                                               (Unaudited)
                                                                                -----------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    647,041          $     547,430
    Payroll taxes and withholdings                                                        1,395                 67,736
    Taxes payable                                                                         5,050                 15,547
    Lease obligations-equipment                                                          15,484                 14,766
    Loan payable-revolving line of credit                                                 3,033                 43,987
    Laurus Master Fund convertible debt-current                                         878,522                878,522
                                                                                        -------                -------

            Total current liabilities                                                 1,550,525              1,567,988
                                                                                      ---------              ---------

LONG-TERM LIABILITIES
     Lease obligations-equipment                                                        134,852                 62,717
     Laurus Master Fund convertible debt                                              4,629,315              4,954,813
     Deferred tax liability                                                              23,601                      0
     Notes payable-convertible 8%                                                       539,204                739,204
                                                                                        -------                -------

            Total long-term liabilities                                               5,326,972              5,756,734
                                                                                      ---------              ---------

STOCKHOLDERS' EQUITY
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At June
     30, 2005 and December 31, 2004, there are 0
     shares outstanding, respectively                                                         0                      0
     Common stock authorized 95,000,000 shares, $.001
     each. At June 30, 2005 and December  31, 2004, there are
     26,876,188 and 26,102,022 shares outstanding respectively                           26,876                 26,102
     Common stock subscribed                                                                958                      0
     Deferred compensation                                                               86,536                 34,126
     Additional paid-in capital                                                       8,725,243              7,999,690
    Retained Earnings (deficit)                                                      (1,851,705)            (2,077,388)
                                                                                     -----------            -----------

         Total stockholders' equity                                                   6,987,908              5,982,530
                                                                                      ---------              ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $     13,865,405         $   13,307,252
                                                                                ===============          =============



         The information provided above:

          o excludes 785,210 outstanding class A redeemable warrants, 785,210 shares of common stock issuable upon the exercise of those warrants, 1,000,000 outstanding class B redeemable warrants and 1,000,000 shares of common stock issuable upon exercise of those warrants.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The following table sets forth the high and low prices for our common stock as reported on the Nasdaq OTC Bulletin Board. These prices reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.


     Our common stock and class A redeemable warrants commenced trading on the OTC Bulletin Board on October 19, 2000 under the trading symbol "PPDA" and "PPDAW," respectively. Our class B redeemable warrants trade under the symbol "PPDAZ". The following table sets forth the highest and lowest prices quoted for our common stock, class A redeemable warrants and class B redeemable warrants during the four quarters between January 1, 2004 and December 31, 2004, the first and second quarters of 2005. The closing quote for our common stock on August 23, 2005 was $1.04. The quotations reflect inter-dealer prices, with no retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been derived from the OTC Bulletin Board.

                                  Year Ended                          Year Ended
                                December 31, 2004           December 31, 2003
                             -----------------------------------------------------------
                                High          Low              High           Low
                                 Ask          Bid              Ask            Bid
                             ------------ ------------   --------------- --------------
First Quarter
   PPDA                        1.45           .65              .25           .15
   PPDAW                        .70           .19              .02           .02
   PPDAZ                        .30           .10              .02           .02
Second Quarter
   PPDA                        1.45           .98              .35           .08
   PPDAW                        .60           .33              .05           .02
   PPDAZ                        .28           .13              .02           .02
Third Quarter
   PPDA                        1.32           .90              .23           .13
   PPDAW                        .65           .30              .10           .02
   PPDAZ                        .15           .11              .05           .02
Fourth Quarter
   PPDA                        1.04           .78              .65           .21
   PPDAW                        .33           .21              .19           .05
   PPDAZ                        .15           .12              .10           .04

 First Quarter 2005              High         Low
                                 Ask          Bid
     PPDA                       1.22          .76
     PPDAW                       .35          .20
     PPDAZ                       .14          .08

Second Quarter 2005             High         Low
                                 Ask          Bid
     PPDA                       1.03          .85


     On August 23, 2005, the closing price for our common stock, as quoted by the Nasdaq OTC Bulletin Board was $1.04. As of December 31, 2004 there were approximately 56 shareholders of record of our common stock. This number does not include shares held in street name, which we estimate at 298 holders.


     Dividend Policy

     We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain our earnings, if any, to provide funds for the expansion of our business. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

     Equity Compensation Plans

     The  following  table sets forth  certain  information,  as at December 31,

2004, with respect to our equity compensation plans:


     Stock option activity is summarized as follows:

      Options outstanding at beginning of year              2,547,637
      Granted                                                 430,478
      Exercised                                               (10,000)
                                                              --------
      Options outstanding at end of the period              2,968,115*

* In addition, pursuant to employment contracts with each of Kevin Smith and Thomas Tesmer, we have contractual obligations to issue each of them 1,500,000 and 1,000,000, respectively.


                                    DILUTION

     Sales of the shares of common stock by the selling security holder in this offering will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling security holder. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling security holder. Prospective investors in the shares held by the selling security holder should be aware, however, that the price of shares being offered by the selling security holder may not bear any rational relationship to our net tangible book value per share.

                             DESCRIPTION OF BUSINESS

Overview of our Business and our Development

     We are an integrated provider of merchant payment processing services and related software products. We deliver credit and debit card-based payment processing solutions primarily to small to medium-sized merchants who operate either in a physical "brick and mortar" business environment, over the Internet, or in mobile or wireless settings via cellular-based wireless devices. We also target new customers for our mobile wireless transaction processing and municipal payment processing services. As of December 31, 2004, we provided our services to approximately 15,000 active merchants located throughout the United States. We were formed as a Delaware corporation in June 1997.

     We believe our experience and knowledge in providing payment processing services to small and medium-sized merchants gives us the ability to effectively evaluate and manage the payment processing needs and risks that are unique to small businesses. The small and medium-sized merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. We expect the small merchants we target to increasingly accept and benefit from the increased usage of card-based payment systems. We estimate that there are approximately 3.2 million merchant locations in the United States currently accepting Visa and MasterCard credit cards in the small merchant market segment; and that approximately 2 million of such small merchant locations utilize electronic processing for credit card transactions. In 1997, the U.S. Census Bureau estimated that approximately 20 million businesses, which average less than $1.0 million in annual sales in the United States or which had no payroll, generated an aggregate of $1.7 trillion in annual sales. As a result, many of these small businesses are seeking, and we expect many new small businesses to seek, to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment for their merchandise and services.

     We have decided to build our company by aggressively growing the number of merchant accounts serviced and by creating a processing and servicing operation that is efficient and scalable, meaning that we can easily expand our operations without significantly increasing our fixed costs. We intend to grow the number of accounts we service through a combination of external acquisitions and internal sales efforts. We have created an efficient and scalable processing and servicing operation by employing talented team members, utilizing state -of- the -art technology and discriminating between that which should be serviced in house and that which should be outsourced, in order to maximize resources and provide better service to our clients. The development of our company demonstrates how we have put our strategy into operation.

     In March 2002, we acquired all of the stock of SecurePay.com, Inc. ("SecurePay") in exchange for seven million six hundred thousand (7,600,000) shares of our common stock at closing and an additional seven million six hundred thousand (7,600,000) shares of our common stock based upon revenue milestones achieved within a specified period of time. To date, three million eight hundred thousand (3,800,000) shares have been issued pursuant to these milestones. We have extended the time period for review of achievement of the milestones required to issue the second 3.8 million shares. We then appointed SecurePay's president, MacAllister Smith, as our President, Chief Executive Officer and Director.

     Our wholly owned subsidiary SecurePay is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of card payments by merchants. Most card transactions worldwide are processed by a third-party working in conjunction with the financial networks. SecurePay processes all major card types including Visa, MasterCard, Amex, Discover and JCB. Presently, SecurePay's solutions include: payment gateway solutions, virtual credit card terminals, proprietary shopping carts and wireless applications operating on cell phone networks to support mobile merchant card acceptance.

     On August 26, 2002, we acquired all the stock of Northern Merchant Services, Inc. ("NMSI") in exchange for five thousand shares (5,000) of series A preferred convertible stock (the "Preferred Shares") and one million (1,000,000) shares of our common stock at closing, with an additional three million
(3,000,000) shares of our common stock based upon milestones involving the acquisition of additional new merchant account within a specified period of time. Each Preferred Share was convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share. To date, three million eight hundred thousand (3,800,000) shares have been issued pursuant to these milestones. Pursuant to our acquisition agreement, we agreed that during the 36-month period from the date of acquisition, we would offer to repurchase the Preferred Shares from the former NMSI shareholders, Kevin and Nancy Weller, for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 Preferred Shares into 3,000,000 shares of our common stock. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers. We appointed NMSI's president, Kevin Weller, as our director.

     Our wholly owned subsidiary NMSI, is an Independent Sales Organization that markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. In accordance with our overall operating and growth strategies, NMSI seeks to enlarge its customer base of small and medium-sized merchants through merchant portfolio acquisitions, as well as through bank referrals, direct sales, independent sales agents and trade association affiliations. It seeks to retain its customer base through efficient operations and superior customer service.

     To further our internal growth strategy, we formed a new wholly owned Independent Sales Organization, Pipeline Data Processing, Inc. ("Processing"), in July 2004. We appointed former Concord EFS (NYSE:FDC) senior vice president Kevin Smith as President of Processing and also as our Chief Operating Officer. Smith's primary objective with Processing is to aggressively grow the number of merchant accounts serviced by targeting the wholesale processing industry. We believe Processing's platform of services is very flexible, enabling merchant customization and scalability to meet the requirements of high transaction volumes. Processing conducts underwriting and risk management operations in-house, where we believe we can add the most value due to our management's experience and expertise in these areas. We consider underwriting and risk management highly important to our operations and overall success. We outsource our remaining processing services to third parties, including the evaluation and acceptance of card numbers and receipt and settlement of funds. By outsourcing these non-core services, we believe we can achieve lower costs per transaction through higher volume purchasing.

     In accordance with our external growth strategy, we have identified the small to medium-sized merchant segment of the payment processing market as being ripe for acquisition. This business segment is serviced by many independent service organizations that lack the resources to generate sufficient scale in this underserved market. We believe opportunities exist for us to purchase these businesses or its portfolios when, among other things, their resources begin to limit their ability to continue to grow independently. We we formed Pipeline Data Portfolio Acquisitions, Inc. ("Acquisitions") in November 2004 to locate merchant portfolios that complement our existing customer base of small to medium-sized merchants. Acquisitions performs an extensive review of the cash flow characteristics of each portfolio, the types of business conducted therein, the credit status of the merchants in the portfolio, our ability to control attrition of the portfolio and the opportunities the portfolio provides for revenue enhancement and cost reduction. Acquisitions then determines a valuation of each portfolio acquisition opportunity based on a combination of these factors and moves to acquire the acquisition candidate.

    TRANSACTION WITH LAURUS MASTER FUND, LTD.

     On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds" or "Laurus"), a financial institution specializing in funding small and micro-capitalization companies. Pursuant to a private placement transaction, we issued Laurus a $2,000,000 secured convertible term note on February 27, 2004 (the "February Note"), a $1,000,000 secured convertible term note on June 16, 2004 (the "June Note"), and a $3,000,000 secured convertible term note on August 31, 2004 (the "August Note", together the February Note, the June Note and the August Note may be referred to as the Notes). The Notes mature on February 27, 2007, June 16, 2007 and August 31, 2007, respectively, and bear interest at a rate equal to the "prime rate" published in The Wall Street Journal from time to time, plus two (2%) (currently 7.75% per annum). If a registration statement covering the shares of common stock issuable upon conversion of the Notes is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.25, the interest rate shall be reduced by 25 basis points for each incremental increase.

     Laurus has the right to convert the Notes into shares of our common stock. Principal and interest are convertible under the June Note at a fixed conversion price of $1.20 per share and under the February Note and the August Note at a fixed conversion price of $1.00 per share. We granted Laurus a first priority security interest in our assets to secure the obligations under the Notes pursuant to security agreements dated February 27, 2004, June 16, 2004 and August 31, 2004, respectively, between us and Laurus. For the first $2,000,000 in debt, we are required to make monthly minimum principal amortization payments to Laurus commencing on September 1, 2004 in the amount of $33,333 plus any accrued but unpaid interest. From April 1, 2005 through March 1, 2007, the monthly principal amortization increases to $41,667. For the third $1,000,000, from January 1, 2005 through June 1, 2005, a monthly minimum principal payment of $16,667.00 plus accrued interest is required. From July 1, 2005 through July 1, 2007, the minimum principal payment increases to $20,833 per month. For the next $500,000, a minimum monthly principal payment from March 1, 2005 to September 1, 2005 of $8,333 plus any accrued but unpaid interest is required. For repayment dates beginning on October 1, 2005 and ending August 31, 2007, the minimum principal payment increases to $10,417. For the remaining $3,000,000, principal payments are required in the amount equal to 60% of the amount of funds borrowed divided by the sum of the number of repayment dates that exist following the date that is three months following any such borrowing of those funds.

     In the event that the closing price of our common stock is greater then 115% of the conversion price for a period of at least five consecutive trading days, we may, at our sole option, require the conversion at the fixed conversion price of all or a portion of the outstanding principal amount of the Notes, together with accrued interest on the amount being prepaid, as of the date we provide written notice of the call. The call date shall be at least eleven trading days following the date of the call notice provided that a registration statement covering the shares of common stock issuable upon conversion of the note is effective. Our right to issue a call notice is subject to the limitation that the number of shares of common stock issued in connection with any call notice shall not exceed 25% of the aggregate dollar trading volume of our common stock for the eleven trading days immediately preceding the call date. If the price of our common stock falls below 115% of the fixed conversion price during the eleven trading day period immediately preceding the call date, then Laurus will then be required to convert only such amount of the note as shall equal 25% of the aggregate dollar trading volume for each day that our common stock has exceeded 115% of the fixed conversion price.

     If such prepayment is made on or before the maturity of the Notes, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 125% of the principal amount of the note plus all accrued and unpaid interest thereon.

     The terms of the Notes prohibit conversion to the extent that conversion of the Notes would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

     Pursuant to our financing arrangements with Laurus, we issued Laurus warrants to purchase up to an aggregate of 1,450,000 shares of our common stock as follows: On February 27, 2004, we issued a warrant to Laurus to purchase 500,000 shares of our common stock exercisable through February 27, 2011, at the exercise price of $1.25 per share for the first 250,000 shares acquired and $1.50 per share for the next 250,000 shares acquired upon exercise of the warrant. On June 16, 2004, we issued warrants to Laurus to purchase 250,000 shares of our common stock exercisable through June 16, 2011, at the exercise price of $1.75 per share. On August 31, 2004, we issued a warrant to Laurus to purchase 600,000 shares of our common stock exercisable through August 31, 2011, at the exercise price of $1.40 per share. On March 11, 2005, we issued warrants to Laurus to purchase 100,000 shares through March 11, 2012, at the exercise price of $1.25 per share. The terms of the warrants prohibit exercise of the warrants to the extent that their exercise would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

     Funds borrowed under the February Note and the June Note was released to our company promptly upon execution of these notes. Initially, $500,000 of the $3,000,000 borrowed under the August Note was released to our company upon execution of the August Note. The remaining $2,500,000 was held in a separate account until we identified the specific assets we wanted to purchase with the remaining proceeds, provided Laurus a copy of our letter of intent and purchase agreement underlying the transaction, and made a written request to Laurus to release funds necessary to make these purchases. All funds have now been released to our company.

     With the proceeds from the Laurus financing, we fulfilled our agreement under the NMSI acquisition agreement and repurchased 2,000 Preferred Shares from Kevin and Nancy Weller for $1,000,000, and embarked upon a campaign for quality portfolio acquisitions to expand our merchant account base. With $5,000,000 of proceeds from the Laurus financing, we acquired a total of 4,850 merchant accounts from four independent service organizations. The 4,850 accounts have represented approximately $119,603,008 in annual consumer charge volume on a historical basis, although we cannot make assurances of future results based on past performance.

     We are obligated to register for resale the shares of common stock issuable upon conversion of the Notes and upon exercise of the warrants pursuant to a registration rights agreements dated February 27, 2004, June 16, 2004 and August 31, 2004 between the registrant and the purchaser. We have previously registered for resale the shares of common stock to be issued upon conversion of the February Note and upon exercise of the warrants issued in connection with the February Note pursuant to a registration rights agreements dated February 27, 2004. We are currently registering pursuant to a separate registration statement the resale of the shares of common stock to be issued upon conversion of the June Note and the August Note and upon exercise of the warrants issued in connection with the June Note and the August Note pursuant to the registration rights agreements dated June 16, 2004 and August 31, 2004.

     GunnAllen Financial, Inc. received a finder's fee with respect to this transaction. The arrangement with GunnAllen provided for the following fee: 3% Cash 2% Stock on first million dollars raised, 2% Cash 2% Stock on second million dollars raised, 1. 5% Cash 1.5% Stock on third million dollars raised, 1% Cash 1% Stock on fourth million dollars raised, and 1% Cash thereafter. The financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D of the Securities Act. As the issued stock is subject to piggyback registration rights, we are currently registering pursuant to a separate registration statement the shares issued to GunnAllen as part of the aforementioned finder's fee.

Our Business

The Products and Services We Provide

Merchant Payment Processing Services

     We provide comprehensive services and support to merchants accepting credit and debit-based payment cards, including the various services described below:

     o Application Evaluation/ Underwriting. We recognize that there are varying degrees of risk associated with different merchants based on the nature of their businesses, processing volume and average transaction amounts. We apply varying levels of scrutiny in our application evaluation and underwriting of prospective merchants accounts, ranging from basic due diligence for merchants with a low risk profile to a more thorough and detailed review for higher risk merchants. The results of this review serve as the basis for our decision whether to accept or reject a merchant account and also provide the criteria for establishing rolling reserve requirements, processing limits andaverage transaction amounts and pricing, which assists us in monitoring merchant transactions for those accounts that exceed pre-determined criteria.

     o Merchant Set-up and Training. After we establish a contract with a merchant, we create the software configuration that is downloaded to the merchant's credit card terminal or computer. This configuration includes the merchant identification number, which allows the merchant to accept Visa and MasterCard, as well as any other payment cards such as American Express, Discover and Diners Club provided for in the contract. The configuration might also accommodate check verification and gift and loyalty programs. If a merchant requires a pin-pad to accept debit cards, the configuration allows for the terminal or computer to communicate with the peripheral device. After the download has been completed, we may conduct a training session on use of the products.

     o Card Transaction Processing. A transaction begins with authorization of the customer's credit or debit card. The transaction data is captured by the processor and electronically transmitted to the issuer of the card, which then determines availability of credit or debit funds. The issuer then communicates an approval decision back to the merchant through the purchaser. This process typically takes less than five seconds. After the transaction is completed, the processor transmits the final transaction data to the card issuer for settlement of funds. Generally, we outsource these services to third- party processors.

     o Risk Management/Detection of Fraudulent Transactions. Our risk management staff relies on the criteria set by the underwriting department to assist merchants in identifying and avoiding fraudulent transactions by monitoring exceptions and providing access to other resources for fraud detection. By employing these and other risk management procedures, we enable our merchants to balance the risk of fraud against the loss of a valid transaction.

     o Merchant Service and Support. We provide merchants with ongoing service and support. Customer service and support includes answering billing questions, responding to requests for supplies, resolving failed payment transactions, troubleshooting and repair of equipment, educating merchants on Visa and MasterCard compliance and assisting merchants with pricing changes and purchases of additional products and services. We maintain a toll-free help-line, which is staffed by our customer service representatives.

     o Chargeback Service. In the event of a billing dispute between a cardholder and a merchant, we assist the merchant in investigating and resolving the dispute as quickly and as accurately as possible. Before instructing the cardholder's bank to debit the merchant's account for the chargeback, we provide the merchant with the opportunity to demonstrate that the transaction was valid. If the merchant is unable to demonstrate that the transaction was valid and the dispute is resolved in favor of the cardholder, the transaction is charged back to the merchant, and that amount is credited to the cardholder. This service is provided by third parties on our behalf.

     o Merchant Reporting. We organize our merchants' transaction data into various files for merchant accounting purposes. We use this data to provide merchants with information, such as charge volume, discounts, fees and funds held for reserves to help them track their account activity. Merchants may access this archived information through our customer service representatives or online through our Internet-based customer service system.

     The transactions for which we provide processing services involve the following third parties:


     o Merchants. Merchants are the businesses that accept payment cards, including Visa and MasterCard, for their merchandise and services.

     o Sponsoring Banks. Sponsoring banks are financial institutions that are card association members and provide the funds on behalf of the card user, enabling merchants to accept payment cards.

     o Processors. Processors, which may include banks, gather sales information from merchants, obtain authorization for merchants' transactions from card issuers, facilitate the collection of funds from sponsoring banks for payment to merchants and provide merchant accounting and settlement services on our behalf.

     Our primary source of revenue is the discount rate paid by the merchant for each credit card transaction processed for that merchant. In addition to revenues derived from the discount rate, we receives periodic fees from most of our merchants for providing various services which are reflected in the table below as "Average Fees per Transaction." We negotiate the discount rate and fees with each of the merchants to whom we provides services. We contract with third parties to provide a portion of the services to the merchant, including communication networks, transaction processing and monthly preparation of detailed merchant statements. Additionally, we comply with the pricing structures established by Visa and MasterCard associations for the interchange fee paid to the retail consumers' card-issuing banks and the associations' fees. The primary costs we incur in delivering our services to merchants are: (i) an interchange fee paid to the card-issuing bank which is set by the Visa and MasterCard associations and which is calculated as a percentage of the transaction amount and/or an associated transaction fee, (ii) a fee calculated as a percentage of the transaction amount that is paid to the Visa or MasterCard association which is established by the member banks of the Visa and MasterCard associations, (iii) a fixed, per-transaction fee paid to the network service provider which we negotiate with the network service provider and (iv) a fixed, per- transaction fee paid to the processing bank which we negotiate with the processing bank. We believe, based on information received from our merchant customers, that the range of discount rates offered by other service providers is approximately 1.4% to 4.0%. The discount rates we offer are within this range.

     A standard pricing model is illustrated below for a merchant with a $100.00 retail sale with consumer credit card present at the transaction. The breakdown is as follows for a discount rate of 1.79% and a per item fee of $.25:

------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Sale                                                            $100.00
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Cost to merchant                          $100.00 x 1.79% =       $1.79

------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Transaction fee                                                  $  .25
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
         Total cost to merchant                                   $2.04
                                                                  =====
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------------------------------- ---------------------------------------
PPDA costs
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Processing cost                                                   0.12%
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Interchange Cost                                                 $1.54%
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Processing Per Item Cost                                          $0.09
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Interchange per item                                              $0.10
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
PPDA Profit
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Discount spread                                                    .13%
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
Per item spread                                                   $0.06
------------------------------- ---------------------------------------
------------------------------- ---------------------------------------
             Total Profit                                         $0.19
                                                                  =====
------------------------------- ---------------------------------------


     The previous example is for illustration purposes only. Costs vary depending on volume, as well as industry type. Thus, costs and profits are subject to change.

     In most cases, in accordance with our contracts with processing banks, the funds collection and disbursement function for each of the items listed above is performed on our behalf. At month end, the processing bank collects the total discount rate and various fees from the merchants via electronic withdrawal and disburses to each of the service providers its fees, except for the interchange fee paid to the card-issuing bank for which the disbursements are made daily. Shortly after month end, the processing bank disburses to us the remainder of the funds collected from the merchant. We then disburse funds to agents and other service providers. Several factors can alter our profitability for merchant transactions. Primarily, these include (i) improper use of the card reading terminal by the merchant resulting in higher interchange fees paid to the card-issuing bank, (ii) lower than anticipated average dollar sales of credit card transactions, thereby reducing our gross transaction margin because many of the transaction costs are fixed and (iii) the inability to collect the discount rate because of insufficient funds in the merchant's bank account.

Virtual Terminal/Gateway

     Our virtual terminal and gateway is the core SecurePay product which allows payment processing via any Internet connected device. The virtual terminal and gateway can process sales, voids, forces and returns. Our address verification system confirms shipping and cardholder address information to protect merchants from fraud. It will process recurring transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL technology.

Wireless Authorization Services

     We provide electronic transaction authorization services for all major credit and charge cards originating from certain wireless cell phone and PDA devices and transactions originating over the Internet. Authorization generally involves approving a cardholder's purchase at the point-of-sale after verifying that the card is not lost or stolen and that the purchase amount is within the cardholder's credit or account limit. The electronic authorization process for a credit card transaction begins when the merchant "swipes" the card through its POS terminal or enters the card via the Internet and enters the dollar amount of the purchase. After capturing the data, the device transmits the authorization request via the SecurePay system to our switching center, where the data is routed to the appropriate credit card association network for authorization. The transaction is approved or declined by the credit card association, and the response is transmitted back to our switching center where it is routed to the appropriate merchant.

Data Capture and Reporting Services

     At the time of authorization, data relating to the transaction, such as the purchase price and card number, is encrypted and stored by the SecurePay system. This maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. This information also allows us to provide merchants with information services such as specialized management reports, accounting export files and to assist in our other customer service operations. Merchants can access this archived information through the SecurePay system, which allows the merchant direct access to our database through a PC or wireless device.

Cell Phone  Devices

     The SecurePay gateway allows the acceptance of credit card payments over wireless Internet devices, such as certain cell phones that utilize Palm OS, Java and Windows CE platforms. Cell phone-based applications over the SecurePay gateway include signature capture, error correction and customizable data fields. The application also affords a price point less than traditional wireless credit card processing terminals. The wireless solution enables the merchant to process transactions utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions.

Shopping Cart Technology

     The shopping cart (Easy Shop) is a powerful, yet user-friendly shopping cart that is fully integrated to our proprietary gateway. The shopping cart gives merchants an easy way to create either a "Buy Now" button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with most Web sites. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons and allowance of order viewing summaries by date or order detail via quick link technologies.

Gateway and Communication Interfaces

     Our gateway solutions allow value added reseller's ("VAR") and programmers access to the card authorization systems by integrating their product to our system for card processing. We have eight different communication objects allowing flexibility to programmers who wish to create their own custom applications.

Software Application Products And Value-Added Services

     In addition to card transaction processing, we offer related software application products and value-added services to our merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. For example, our payment gateway enables merchants to securely pass customer credit card information to a processing center for verification. When combined with the SecurePay shopping cart, or previously existing shopping cart, multiple items or combinations of items may be purchased. The SecurePay Web terminal is an Internet-based product that allows merchants to accept orders over the telephone. Unlike many traditional credit card terminals, a Web terminal allows merchants to input certain data required by Visa and MasterCard in order to qualify for the lowest possible processing rates. Offering a broad range of products and services historically unavailable to small to medium -sized merchants is an integral part of our strategy of focusing on these merchants and differentiating ourselves among the banks and Independent Sales Organization's (ISO's) serving this market segment. We believe that the quality and reliability of our products and services enhance our ability to attract and retain merchant customers.

Industry Overview and Our Market

     For more than a decade, the use of card-based forms of payment, such as credit and debit cards, by consumers in the U.S. has steadily increased.
According to the Nilson Report, total expenditures by U.S. consumers for transactions using card-based payment systems grew from $500 billion in 1991, or 19% of total consumer payments, to $1.8 trillion in 2001, or 32% of total consumer payments. Total purchases by U.S. consumers using Visa and MasterCard card-based systems grew from $1.741 trillion in 2003 to $1.961 trillion in 2004. Such expenditures are expected to grow to $4.2 trillion by 2011 and represent 48% of total consumer payments. According to Nellie Mae, the number of college students who have credit cards grew from 67% in 1998 to 83% in 2001. As these consumers who have witnessed the wide adoption of card products, technology and the Internet comprise a greater percentage of the population and increasingly enter the work force, we expect that purchases using card-based payment methods will comprise an even greater percentage of total consumer spending.

     We believe there is great opportunity in the transaction processing business to procure small to medium -sized merchants in retail physical stores, over the Internet through e-commerce, mobile payment processing and municipal payment processing.

The Small to Medium - Sized Merchant Market

     The proliferation of credit and debit cards has made the acceptance of card-based payment a necessity for businesses, both large and small, in order to remain competitive. In 1997, the U.S. Census Bureau estimated that approximately 20 million businesses which average less than $1.0 million in annual sales in the United States or which had no payroll, generated an aggregate of $1.7 trillion in annual sales. We believe that the lower costs associated with card-based payment methods are making these services more affordable to a larger segment of the small business market. In addition, we believe these businesses are experiencing increased pressure to accept card-based payment methods in order to remain competitive and to meet consumer expectations. As a result, many of these small businesses are seeking, and we expect many new small businesses to seek, to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment for their merchandise and services. Historically, the larger acquiring banks have marketed credit card processing services to national and regional merchants, not emphasizing small to medium-sized merchants, as small merchants are often difficult to identify and expensive to service. This created an opportunity for non-banks, such as our company, which recognized the business potential of providing electronic processing to these small merchants. We have focused our marketing efforts s on small to medium-sized merchants, which have traditionally been underserved by processing banks. We understand the unique characteristics of this market segment and have tailored our marketing and servicing efforts accordingly. We are able to provide electronic processing systems at rates that generally are lower than those available from small local processors as a result of our transaction volume. We serve a diverse portfolio of small to medium-sized merchants. As of December 31, 2004, we provided processing services to approximately 10,000 active small merchants located across the United States and engaged in a wide variety of businesses. We define a merchant as "active" if the merchant account status is considered open by our company and the merchant is able to process payment transactions.

     No single merchant accounted for more than 5% of our aggregate transaction volume for 2004. This merchant diversification makes us less sensitive to shifting economic conditions in the industries or regions in which our merchants operate. We believe that the loss of any single merchant would not have a material adverse effect on our financial condition or results of operations.

     Merchant  attrition  is an expected  aspect of the credit  card  processing business. Historically, our attrition has related to merchants going out of business, merchants returning to local processing banks or merchants transferring to competitors for rates we were unwilling to match.

     Merchant fraud is another expected aspect of the credit card processing business. Currently, we are only responsible for fraudulent credit card transactions of our merchants on less than 20% of our merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits. We, along with our processing banks, monitor merchant charge volume, average charge and number of transactions, as well as check for unusual patterns in the charges, returns and chargebacks processed. As part of our fraud avoidance policies, we generally will not process for certain types of businesses which provide future services wherein incidents of fraud have been common. Generally, we are not responsible for cardholder fraud. We evaluate our risks and estimate the potential loss for chargebacks and merchant fraud based on historical experience. We also maintain a rolling reserve account, meaning we withhold a varying percentage of at risk merchants' processing volume, for potential losses. Generally, our agreements with merchants are for one or two years and automatically renew for additional one year periods unless otherwise terminated. Our sponsoring banks are also a party to these agreements. The merchants are obligated to pay for all chargebacks, fines, assessments, and fees associated with their merchant account, and in some cases, statement fees, monthly minimum fees and early termination fees. Generally, the sponsoring bank may terminate the agreement for any reason on 30 days notice, and the merchant may terminate the agreement on 30 days notice, subject to the payment of any applicable early termination fees. Typically, the agreement may also be terminated by the sponsoring bank immediately upon a breach by the merchant of any of its terms. Generally, the agreement may not be assigned by the merchant without the prior written consent of the sponsoring bank.

     Merchant attrition is expected in the payment processing industry in the ordinary course of business; however, we believe the low average transaction volume of the merchants whose accounts we service make them less likely to change providers because of the inconveniences associated with a transfer. During 2004, we experienced an average monthly attrition of approximately 1% of our total charge volume, taking into consideration each of the acquisitions during this period. Much of our attrition is related to newly formed small businesses that ultimately fail. Because the transaction volumes of these unsuccessful businesses typically never reach meaningful levels, they do not significantly contribute to the profitability of our business. Accordingly, our merchant attrition related to failed businesses does not significantly reduce our revenues.

     We believe that we have extensive experience and resources in assessing the risks associated with providing payment processing services to small merchants. These risks include the limited operating history that many of the small merchants we serve have and the risk that these merchants could be subject to a higher rate of insolvency which could adversely affect us financially. In addition, because a larger portion of their sales are card-not-present transactions in relation to transactions of larger merchants, small merchants are more vulnerable to customer fraud.

Mobile Payment Processing

     Global mobile commerce revenue are projected to grow from $400 million in 2000, to $22.2 billion by 2005. We believe the mobile transaction processing market is ripe for exploitation, and, therefore, offer a suite of products and services through our SecurePay subsidiary to service mobile transaction processing merchants. We intend to aggressively market our products and services to the mobile merchant sector.

Municipal Payment Processing

     We also view the government payment sector as an emerging and growing market. The IRS reported that as of April 2, 2004, card-based payments of federal income taxes were up 177% from the same period the previous year. Our subsidiary, SecurePay, has developed and begun marketing municipal payment processing technology, which has now been adopted on an exclusive basis by St. Lawrence County, NY for payment of government obligations.

Our Strategy

     Our strategy is to build our business by aggressively growing the number of merchant accounts serviced and by creating a processing and servicing operation that is efficient and scalable, meaning that we can easily expand our operations without significantly increasing our fixed costs. Management has more than 70 years of experience in the payment processing business and a history of providing reliable, customer-focused service to our merchants. Our platform of services is very flexible, enabling merchant customization and scalability to meet the requirements of high transaction volumes.

Our objectives are to:

-    Expand our portfolio of merchant clients focusing on:

     o    small to medium -sized merchants who use payment processing services,

     o    mobile merchants who use wireless payment processing services and

     o municipalities who use payment processing services for taxes, fines and other municipal payments.

- Grow our relationships with banks and direct salespersons, Independent Service Organizations ("ISOs") and Value Added Resellers ("VARs"). We have found relationships with banks and direct salespersons to be a cost -effective and valuable method of reaching small merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, bank and direct salespersons endorse the processing systems we market and service and participate in referring new customers. We believe the utilization of ISOs and VARs to be another effective way of increasing the volume of merchant referrals. Our experience in the industry, coupled with our ability to evaluate and manage the risks related to providing payment processing services, allows us to accept and approve a high rate of merchant applications and positions us well to continue to increase the size of our sales team and the number of new applications our existing team members refer to us.

- Maintain a stable and growing recurring revenue base. Through merchant retention and increased credit card use, we have developed a stable and recurring base of revenues. In addition to our high customer service level, our endorsements from banks/direct salespersons provide an additional link to our merchants that tend to reduce attrition. Furthermore, we believe that the size of the merchants we service make the merchants less likely to change providers because of the up-front costs associated with a transfer.

- Make strategic acquisitions of merchant account portfolios and of compatible payment businesses. We intend to continue to expand our merchant base by acquiring other providers of payment processing services, as well as portfolios of merchant accounts. The small merchant segment of the payment processing market is serviced by many independent providers of payment processing services that lack the resources to generate sufficient scale in this underserved market. We believe opportunities exist for us to purchase these businesses when their resources begin to limit their ability to continue to grow independently. Other sources of portfolio acquisitions include commercial banks, which, in an effort to focus on their core competencies often sell or outsource their card-based payment processing operations, creating the opportunity for buyers to acquire their existing merchant portfolios.

- Continue to deliver cost-effective, reliable and responsive customer service and support. We believe that providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain our merchant client base. The size of our merchant client base enables us to support a customer service program designed to provide consultative problem solving and account management. We are continuing to upgrade our customer service information systems by installing new hardware and creating proprietary software applications to further enhance the customer service we provide and to accommodate future growth.

- Increase operating efficiencies. Generally, we outsource our processing and network services to third-parties which have excess capacity and the expertise to handle our needs. We believe that because our merchant base generates significant transaction volume in the aggregate, we have been able to negotiate competitive pricing from our processing and network providers. We have achieved significant reductions in certain operating expenses through operational efficiencies, economies of scale and improved labor productivity. We will outsource processing and network services as long as it is economically more attractive than to develop and support these services within our company, allowing management to focus on its core business of sales, marketing and customer service.

Marketing and Sales of Our Services and Products

     In order to reach our target market in an effective and cost-efficient manner, we market our services through three principal channels: (i) bank alliances, through which we offer our services to merchants in cooperation with community and regional banks, allowing us to capitalize on the presence of those banks in particular geographic markets; (ii) partnering with Independent Sales Organizations ("ISOs") that market and sell our services to merchants and (iii) direct sales, to allow cost-effective access to smalltomedium -sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and ISO sales. In addition, we utilize other marketing efforts that include agreements with various trade and other associations and marketing through value added resellers ("VARs") that integrate our transaction processing services with specialized business management software.

Bank Alliances

     We have an established marketing strategy of forming alliances with regional and community banks and offer our services to merchants through these banks. Under these arrangements, we obtain the exclusive endorsement of the bank and receive both its initial and ongoing marketing assistance. Our bank alliances consist of three types of relationships: (i) relationships created as a result of our acquisition of a bank's merchant portfolio, pursuant to which we provide transaction processing services on a co-branded basis with the bank ("Acquisition Alliances"); (ii) agent bank relationships, where the bank purchases our services and markets and resells those services directly to merchants ("Agent Bank Alliances"); and (iii) bank referral relationships, where the bank refers our company to merchants who desire or otherwise inquire about transaction processing services ("Bank Referral Alliances").

     An integral part of our overall strategy is to offer banks the opportunity to transfer management and operational responsibility for their merchant portfolios, while continuing to offer transaction processing services on a co-branded basis in cooperation with us. We can often effect an invisible transition of services from the merchants' perspective.

     We compensate our bank alliance partners through varying means. Acquisition Alliance partners typically are compensated by remitting a residual payment for each transaction we process for merchants attributable to the alliance. We compensate our Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated, but rather, they derive revenue by reselling our services to merchants at a price determined by the Agent Bank.

Independent Sales Organization Partnering

     Generally, Independent Sales Organization partnering involves engaging an Independent Sales Organization to market and sell our products and services on a non-exclusive basis. An Independent Sales Organization that desires to refer a merchant customer to us will procure the merchant and submit it to us on the merchant's behalf. Thereafter, the Independent Sales Organization will sell or lease hardware and software to the merchant. We compensate Independent Sales Organizations by paying them a residual payment for each transaction processed by it for merchants they refer to us, or they derive revenue by reselling our services to merchants at a price determined by the ISO. The Independent Sales Organization's determination of whether to refer a particular merchant to our company depends on a variety of factors, including the terms of the residual we offer and the industry in which the merchant conducts its business.

Direct Sales

     We will continue to expand our direct sales activities. We intend to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, Independent Sales Organizations and merchant trade and other associations. We believe that our direct sales and telemarketing efforts constitute a significant opportunity to augment our bank alliance and Independent Sales Organization partnering efforts.

Internet Marketing

     We also market over the Internet, targeting small to medium -sized e-commerce businesses. Internet marketing methods employed include: pay per click advertising, search engine positioning and affiliate Internet marketing.

Other Marketing Efforts

     In addition to bank alliances, ISO/VAR partnering and direct sales, telemarketing and Internet marketing, we engage in other marketing efforts that we believe complement and diversify further our overall marketing strategy:

Association Marketing

     Through our association marketing program, we negotiate and enter into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the transaction processing services we provide, creating additional opportunities for us to reach small to medium- sized merchants.

Marketing Through VAR's and Strategic Partners

     Our marketing efforts are diversified further through the integration of our transaction processing services with the specialized business management software of a growing number of VAR's. VAR's perform a marketing function for us since their software often is offered on a fully-integrated basis with our transaction processing services, creating additional opportunities for us to reach small to medium-sized merchants.

     We periodically review our marketing efforts and distribution channels to minimize channel conflict. Although conflict among bank alliances, Independent Sales Organization partnering and direct sales marketing may occur, to date we have not experienced any significant conflict while pursuing our overall sales strategy.

Customer Service and Support

     We are dedicated to providing reliable and effective customer service and support to our merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of our customer service representatives, allow us to provide a high level of customer service, reporting and support to small to medium -sized merchants that was historically available only to much larger merchants.

     We maintain a call center for customers of our SecurePay subsidiary and for bank customers who are brought to us through direct bank referrals. We will measure the efficiency of our customer service through certain quantitative data, such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. We will develop comprehensive programs and procedures for training our customer service representatives to assist our merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. We are dedicated to providing outstanding customer service and support and continually review our policies and procedures in an effort to improve these services.

Relationships with Sponsors and Processors

     In order to provide payment processing services for Visa and MasterCard transactions, we must be sponsored by a financial institution that is a principal member of the Visa and MasterCard card associations. Additionally, we must be registered with Visa as an Independent Sales Organization and with MasterCard as a Member Service Provider.

     We have agreements with several banks that sponsor us for membership in the Visa and MasterCard card associations and settle card transactions for our merchants. Our sponsoring banks include Global Payments Direct, Inc., US Bancorp and JP Morgan Chase Bank. All may terminate their agreements with us if we materially breach the agreements and do not cure the breach within 30 days, if our membership with Visa or MasterCard terminates, if we enter bankruptcy or file for bankruptcy, or if applicable laws or regulations, including Visa and MasterCard regulations, change to prevent either the applicable bank or us from performing its services under the agreement. We provide transaction processing and transmittal, transaction authorization and data capture, and access to various reporting tools pursuant to non-exclusive contractual relationships with processing banks that are members of Visa and MasterCard. These processors include CTS Holdings, Inc.(a wholly owned subsidiary of First Data Corp) and Nova Information Systems, Inc.. Our processing banks withhold from the merchants a discount rate and various fees for the processing of each credit card transaction. From our discount rate revenues, amounts are paid to the issuing bank, the network service provider, Visa or MasterCard and to the processing bank.

     Generally, our agreements with processing banks contain aspects of both marketing and service. The marketing portions of the agreements permit us to originate new merchants, which then enter into contractual agreements with the processing banks for credit card processing. The service portions of the agreements permit us to provide services (including terminal programming and shipping, employee training, equipment supply and repair and operational support) to the merchants solicited. Although the marketing portions of the agreements have limited terms, the service portions of these agreements do not. Accordingly, we have a right to continue to receive revenues from these processors, so long as we remain in compliance with the service agreement.

     To date, we have relied on four banks to process our client's credit card transactions: JPMorgan Chase Bank, Global Payments Direct, Inc., U.S.Bancorp and Nova Information Systems, Inc. ("NIS"). Currently, our agreement with our principal processing bank, Nova Information Systems, Inc. ("NIS"), a subsidiary of U.S. Bancorp , applies to approximately 80% of our aggregate merchant base. We have agreements with our processing banks to provide for us to continue to receive revenues so long as the merchants subject to the agreement process credit card transactions with the banks, we provide appropriate service to the merchants and we otherwise remain in compliance with the terms of the agreement. Under the NIS agreement, we bear no liability for any unfulfilled chargebacks. The agreement with the second processing bank, CTS Holdings, Inc. (a wholly owned subsidiary of First Data Corp.) also provides for no liability, while the third has limited liability. Each of our processing agreements may be terminated by either party in the event of default, insolvency or receivership, failure to make payments when due or to abide by the rules and regulations of Visa and MasterCard.

Competition and our Competitive Position in the Market

     The payment processing industry is highly competitive. We compete in this market on the basis of:


   o quality of service;

   o support and reliability of service;

   o ability to evaluate, undertake and manage risk;

   o speed in approving merchant applications;

   o technological  capability;

   o price; and

   o availability of additional features.

     Both large and small companies compete with us in providing payment processing services and related services. Large competitors include First Data Merchant Services Corp., National Processing, Inc., Global Payments, Inc., iPayment and Nova Information Systems, Inc., a subsidiary of U.S. Bancorp, that serve a broad market spectrum from large to small merchants and provide ATM and other payment-related services and systems in addition to card-based payment processing. There are also a large number of smaller competing transaction processors that provide various services to small and medium -sized merchants. We also compete with local, regional and national banks that have internal sales forces and/or have developed relationships with independent service organizations that are our competitors. Many of our competitors have substantially greater capital resources than we have and operate as subsidiaries of financial institutions or bank holding companies, which may allow them on a consolidated basis to own and conduct depository and other banking activities that we do not have the regulatory authority to own or conduct.

     We believe we have core competitive strengths, which include:

          Our focus on small to medium-sized merchants. We believe that our specific focus on smaller merchants, in addition to our understanding of the needs and risks associated with providing payment processing services to small merchants, gives us a competitive advantage over larger competitors, which have a broader market perspective and over competitors of a similar or smaller size that may lack our extensive experience and resources.

          Our utilization of bank/direct sales relationships. We consider utilizing bank/direct sales relationships to provide us a distinct competitive advantage in maintaining primary relationships with the underserved, small to medium -sized merchant segment of the market.

          Our scalable, efficient operating structure. We believe that as a result of our experience in payment processing, we have been able to develop operating efficiencies which we believe allow us to competitively bid for new business. Our scalable, efficient operating structure allows us to easily expand our operations without significantly increasing our fixed costs. We conduct our underwriting and risk management operations in-house, where we believe we can add the most value due to our management's experience and expertise in these areas. We consider underwriting and risk management highly important to our operations and overall success. We outsource our remaining processing services to third parties, including the evaluation and acceptance of card numbers and receipt and settlement of funds. By outsourcing these non-core services, we believe we are able to maintain a highly efficient operating structure. We believe there is sufficient capacity among third parties to meet our current and future outstanding needs. Many of our contracts include pricing terms that are more favorable to us as the transaction volume generated by our merchant base increases.
                                       32

          Technical monitoring and value of the SecurePay system. We continually monitor and make technological improvements to our system and thus are able to respond to the unique needs of merchants in various industries. We also maintain that the quality, speed and reliability of the SecurePay system and the breadth, flexibility and user-friendliness of its software application products and services constitute a competitive advantage.

          Advantages of our cell phone payment application. Our cell phone application also provides distinct competitive advantages. It is considerably less expensive than traditional wireless terminals, which can have a price point up to 70% higher. Competing wireless terminals, by contrast, are single function only. In addition, our cell phone application offers superior coverage area.

          Proven acquisition and integration strategy. We have significant experience acquiring providers of payment processing services, as well as portfolios of merchant accounts, having acquired several portfolios of merchant accounts during and since 2004. We have enhanced revenues and improved operating efficiencies of our acquired entities by improving the services, support and benefits we offer to the ISOs that serve the entities and merchant accounts we acquire. In addition, we have increased operating efficiencies of many of the businesses we have acquired by conducting profitability analyses of acquired merchant accounts and reducing processing fees and overhead.

          Strong position and substantial experience in our target market. As of December 31, 2004, we were providing card-based payment processing to approximately 10,000 active small merchants located across the United States. We believe our understanding of the unique payment processing needs and risks of small merchants provides us with a competitive advantage over larger service providers that have a broader market perspective. We also believe that we have a competitive advantage over service providers of a similar or smaller size that may lack our extensive experience and resources.

          Experienced, efficient sales force. We market our services primarily through our contractual relationships with over 100 ISOs and VARs throughout the United States. Although it is not customary in our industry to obligate ISOs to refer their merchant applications to any one processing provider, many currently refer a majority of their new merchant applications to us as a result of our strong relationships with them. Our sales approach provides us with an experienced sales force who market our services with minimal direct investment in sales infrastructure and management. We continually strive to strengthen these relationships by delivering superior service and support.

          Comprehensive underwriting and risk management systems. Through our experience and cumulative knowledge in assessing risks associated with providing payment processing services to small merchants, we have developed business procedures and systems that provide effective risk management and fraud prevention solutions. Through our underwriting processes, we evaluate merchant applicants and balance the risks of accepting a merchant against the benefit of the charge volume we anticipate the merchant will generate. We believe our systems and procedures enable us to identify potentially fraudulent activity and other questionable business practices quickly, thereby minimizing our losses and those of our merchants.

Patents, Trademarks, Licenses, Franchises,  Concessions,
Royalty Agreements

     We have no patents, trademarks, franchises, concessions or royalty agreements. However, we are continuously developing software for use in four principal areas: (i) applications for Internet- based and wireless transactions;
(ii) transaction switching;(iii) the SecurePay system; and (iv) customer service and fraud. We regard our proprietary software as protected by trade secret and copyright laws of general applicability. We attempt to safeguard our software through the protection afforded by the above-referenced laws, employee and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of our software or to otherwise obtain or use other information we regard as proprietary. While our competitive position may be affected by our ability to protect our software and other proprietary information, we believe that the protection afforded by trade secret and copyright laws is less significant to our success than other factors such as the knowledge, ability and experience of our personnel and the continued pursuit and implementation of our operating strategies.

We currently license certain software from third-parties to supplement our internal 9software and technology development and to shorten time-to-market software application product deliveries.

Employees and Labor Contracts

     As of December 31, 2004, we employed 38 full-time personnel, including eight information systems and technology employees, four in operations and 26 in sales and administration. Many of our employees are highly skilled, and we believe our future success will depend in large part on our ability to attract and retain such employees. We have employment agreements with our our Chief Operating Officer, our Chief Technology Officer and the President of NMSI. None of our employees are represented by a labor union, and we have experienced no work stoppages. We consider our employee relations to be good.

Reports to security holders.

     As a reporting company, we are required to file annual and quarterly reports, proxy and information statements, and other information regarding our company with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC at (http://www.sec.gov).

Legal Proceedings.

Pipeline:

     The are no material legal proceedings pending or, to our knowledge, threatened against us or our subsidiary, NMSI.

Our Subsidiary, SecurePay:

     Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), there are no material legal proceedings pending or, to our knowledge, threatened against SecurePay. The outstanding lawsuit is an industry -wide suit against numerous defendants based on intellectual property infringement. A default judgment has been rendered against several of the parties, including SecurePay. Removal of this judgment is currently being sought. SecurePay views this suit to be without merit.

Description of Properties

     Our principal executive offices are located in approximately 4,429 square feet of leased office space in Quincy, Massachusetts. We also lease approximately 4,079 square feet of office space in Alpharetta, Georgia, and 3,000 square feet in Brasher Falls, N.Y. We believe that these facilities are adequate for our current operations and, if necessary, can be replaced with little disruption to our company.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS FOR THE
                        THREE MONTHS AND SIX MONTHS ENDING
                             JUNE 30, 2004 AND 2005

     This quarterly report contains forward looking statements relating to our future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by, and information currently known to, our management. The words "expects, intends, believes, anticipates, may, could, should, would" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

Executive Overview

     We are an integrated provider of merchant payment processing services and other related software products. We deliver credit and debit card-based payment processing solutions to over 15,000 small to medium-sized merchants who operate either in a physical "brick and mortar" business environment, over the Internet, or in mobile or wireless settings via cellular-based wireless devices. Our payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions. A traditional card-present transaction, occurs whenever a cardholder physically presents a credit or debit card to a merchant at the point-of-sale. Card-not-present transactions occur whenever the customer does not physically present a payment card at the point-of-sale and may occur over the Internet or by mail, fax or telephone.

     Our primary customer base consists of small and medium-sized merchants. These merchants generally have a lower volume of credit card transactions, are difficult to identify and we believe have traditionally been underserved by credit card processors. We market and sell our services primarily through three lines of distribution: banks, Independent Sales Organizations, or ISOs, and the Internet. We have contractual relationships with 54 banks, comprising over 420 bank branch locations, and with 48 credit unions that serve as referral sources for our products and services. We also have relationships with over 30 Independent Sales Organizations (or ISOs) that act as a non-employee, external sales force in communities throughout the United States. We also market over the Internet, targeting small to medium -sized e-commerce businesses.

     We derive the majority of our revenue from fee income related to payment transaction processing, which is primarily comprised of a percentage of the dollar amount of each transaction we process, as well as a flat fee per transaction. In the event we have outsourced any of our services provided in the transaction, we remit a portion of the fee income to the third parties that have provided these services. We operate through several wholly owned subsidiaries:
SecurePay.com, Inc. (or SecurePay), which we acquired in March 2002; Northern Merchant Services, Inc. (or NMSI), which we acquired in August 2002, Pipeline Data Processing, Inc. (or Processing), and Pipeline Data Portfolio Acquisitions, Inc. (or Acquisitions).

     During the six months ended June 30, 2005, we continued our growth by both acquiring new merchant accounts through our sales channels, through merchant portfolio acquisitions, and improved vendor pricing.

     For the six months ended June 30, 2005, we generated net revenues of $10,753,982 as compared to revenues of $6,949,854 for the six months ended June 30, 2004. Our cost of goods and services sold aggregated $7,961,215 as compared to $5,557,077 for the six months ended June 30, 2004, and yielded a gross profit of $2,792,767 as compared to $1,392,777 for the six months ended June 30, 2004.

     During the six months ended June 30, 2005, the following merchant portfolios were acquired using funds from the Laurus Master Fund Ltd. financing:
On February 21, 2005, our subsidiary Pipeline Data Portfolio Acquisitions, Inc. purchased the Residual Rights from an aggregate of 830 merchant accounts from CPS of New York, Inc. for the purchase price of $1,090,011 and on March 1, 2005, purchased 775 merchant accounts from Advanced Internet Services, LLC. for an aggregate purchase price of $589,589 plus 64,010 shares of our restricted common stock. These purchases are expected to produce a gross profit of approximately $70,000 per month.

Critical Accounting Policies and Estimates

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and our related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible assets and income taxes.

     We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our consolidated financial statements.

Revenue and Cost Recognition.

     We derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to our merchant customers and are recognized simultaneously with the recognition of revenue.

     We follow the requirements of EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining our revenue reporting. Generally, where we have merchant portability, and ultimate responsibility for the merchant, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the merchant. This amount includes interchange paid to card issuing banks and assessments paid to credit card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

     Accounting for Goodwill and Intangible Assets. In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement was effective for our 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on our results of operations, financial position or cash flows.

     We maintain allowances for the estimated losses from doubtful accounts which result when our customers are unable to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made.

     Accounting for Stock-Based Compensation. In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS No. 123R"). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This standard is effective as of January 2006 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. SFAS No. 123R permits public companies to adopt its requirements using one of three methods: the "modified prospective" method, the "modified retrospective" method to January 1, 2005, or the "modified retrospective" method to all prior years for which SFAS No. 123 was effective. We have not yet determined which adoption method to utilize. Further, we have not yet decided whether we will adopt the provisions of this standard on January 1, 2006 as required, or earlier, as allowed.

     As permitted by SFAS No. 123, we currently follow APB Opinion No. 25, which accounts for share-based payments to employees using the intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123R fair value method will have a significant impact on our consolidated results of operations, although it will have no impact on our cash flows. The exact impact of the adoption of SFAS No. 123R cannot be determined at this time because it will depend on the number of options issued during fiscal 2005 as well as the assumptions and valuation method used to measure compensation cost under the fair value method of accounting. The historical pro forma income statement impact is not be indicative of future results due to the uncertainty of the number of new option grants as well as the assumptions and valuation method used.

     We do not have any of the following:

     o    Off-balance sheet arrangements

     o Certain trading activities that include non-exchange traded contracts accounted for at fair value.

     o Relationships and transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.

Results of Operations

Three Months Ended June 30,2005 ("2005") Compared to Three Months Ended June 30, 2004 ("2004")


                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited


                                                                                      For the three months ended
                                                                                June 30, 2005               June 30, 2004

Revenue                                                                    $     6,245,333           $  4,087,989
                                                                           ---------------           ------------

Interchange                                                                      3,258,953              2,043,994
Cost of services sold                                                            1,446,854              1,100,365
Cost of goods sold                                                                  43,830                 72,052
                                                                                   -------                 ------

         Total cost of goods and services sold                                   4,749,637              3,216,411
                                                                                 ---------              ---------

          Gross profit                                                           1,495,696                871,578
                                                                                 ---------                -------

Operating Expenses
    Salaries and payroll cost                                                      836,529                407,793
    Selling, general and administrative                                            402,883                225,772
    Depreciation and amortization                                                   28,191                 10,019
                                                                                    ------                 ------

          Total operating Expenses                                               1,267,603                643,584
                                                                                 ---------                -------


          Net income from operations                                               228,093                227,994

Other income and (expenses)
     Interest income                                                                16,755                  9,786
     Interest expense                                                             (178,561)               (72,702)
                                                                                  ---------               --------

           Total other  (expenses)                                                (161,806)               (62,916)
                                                                                  ---------               --------

           Income before income tax benefit                                         66,287                165,078

Benefit from income taxes (expense)                                                 76,536                      0
                                                                                    ------                      -

                  Net income                                                $      142,823         $      165,078
                                                                            ==============         ==============

     Revenues. Revenues increased $2.2 million or 52.8% to $6.2 million in 2005 from $4.1 million in 2004. This increase was primarily attributable to our acquisition merchant account portfolios.

     Interchange Expenses. Interchange expenses increase $1.2 million or 59.4% to $3.2 million in 2005 from $2.0 million in 2004. The increase was primarily attributable to increased charge volume from our merchant account portfolio acquisitions.

     Other costs of goods and services sold. Other costs of goods and services sold increased $321,267 or 27.4% to $ 1,490,684 in 2005 compared to $ 1,172,417 in 2004.

     Operating Expenses. Salaries and payroll related costs increased $428,736 or 105.1% to $836,529 in 2005 compared to$407,493 in 2004. Selling, general and administrative expenses increased $177,111 or 78.4% to $402,883 in 2005 compared to 225,772 in 2004. This increase was due primarily to personnel and facilities related to the establishment of our Alpharetta merchant processing center and increased customer support staff.

     Other Expense. Other expense in 2005 primarily consisted of $178,561 in interest expense. This represents an increase of $105,659 or 146% from $72,702 in 2004 primarily due to an increase in interest expense resulting from increased borrowings to fund merchant portfolio acquisitions and working capital needs.

     Income Tax. Income tax benefit increased to $76,536 in 2005 from $0.00 in 2004 due to an increase in taxable income and the utilization of previously unrecognized net operating loss carryforwards which has resulted in a favorable impact on the effective tax rate and a reduction to the valuation allowance applied to net deferred tax assets.



Six Months Ended June 30,2005 ("2005") Compared to Six Months Ended June 30, 2004 ("2004")

                               PIPELINE DATA INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited


                                                           For the years ended                For the six months ended
                                                             December 31,                              June 30,
                                                         2004               2003                 2005             2004
                                                                                               Unaudited        Unaudited
Revenue                                           $    15,565,134      $  10,246,955    $     10,753,982      $  6,949,854
                                                  ---------------      -------------    ----------------      ------------

Interchange                                             8,267,961          5,736,108           5,352,446         3,474,927
Cost of services sold                                   4,000,070          2,605,904           2,544,599         1,982,915
Cost of goods sold                                        175,939            190,946              64,170            99,235
                                                         --------            -------             -------            ------

          Total cost of goods and services sold        12,443,970          8,532,958           7,961,215         5,557,077
                                                       ----------          ---------           ---------         ---------

          Gross profit                                  3,121,164          1,713,997           2,792,767         1,392,777
                                                        ---------          ---------           ---------         ---------

Operating Expenses
    Salaries and payroll cost                           1,928,121          1,152,865           1,641,786           743,614
    Selling, general and administrative                 1,140,923            773,123             740,584           422,754
    Depreciation and amortization                          46,128             35,222              51,327            18,682
                                                           ------             ------              ------            ------

          Total operating Expenses                      3,115,172          1,961,210           2,433,697         1,185,050
                                                        ---------          ---------           ---------         ---------

1
          Net (loss) from operations                        5,992           (247,213)            359,070           207,727

Other income and expenses
     Interest and other income                             64,266             24,235              38,005            17,293
     Interest expense                                    (367,479)           (76,812)           (321,893)         (112,175)
                                                         ---------           --------           ---------         ---------

           Total other income (expenses)                 (303,213)           (52,577)           (283,888)          (94,882)
                                                         ---------           --------           ---------          --------

                  Income (loss) before income
                     Tax benefit                         (297,221)          (299,790)             75,182           112,845

Benefit from income taxes                                       0                  0             150,501                 0
                                                                -                  -             -------                 -

           Net income (loss)                     $       (297,221)  $       (299,790)     $      225,683     $     112,845
                                                 =================  =================     ==============     =============

     Revenues. Revenues increased $3.8 million or 54.7% to $10.8 million in 2005 from $6.9 million in 2004. This increase was primarily attributable to our acquisition merchant account portfolios.

     Interchange Expenses. Interchange expenses increase $1.9 million or 54.0% to $5.4 million in 2005 from $3.5 million in 2004. The increase was primarily attributable to increased charge volume from our merchant account portfolio acquisitions.

     Other costs of goods and services sold. Other costs of goods and services sold increased $526,334 or 25.3% to $ 2,608,789 in 2005 compared to $ 2,082,235 in 2004.

     Operating Expenses. Salaries and payroll related costs increased $897,172 or 120.8% to $1,641,786 in 2005 compared to $743,614 in 2004. Selling, general and administrative expenses increased $317,830 or 75.2% to $740,584 in 2005 compared to 422,754 in 2004. This increase was due primarily to personnel and facilities related to the establishment of our Alpharetta merchant processing center and increased customer support staff

     Other Expense. Other expense in 2005 primarily consisted of $321,893 in interest expense. This represents an increase of $209,718 or 187.0% from $112,175 in 2004 primarily due to an increase in interest expense resulting from increased borrowings to fund merchant portfolio acquisitions and working capital needs.

     Income Tax. Income tax benefit increased to $150,501 in 2005 from $0.00 in 2004 due to an increase in taxable income and the utilization of previously unrecognized net operating loss carryforwards which has resulted in a favorable impact on the effective tax rate and a reduction to the valuation allowance applied to net deferred tax assets.

Liquidity and Capital Resources

     We believe that we will be able to fund ourselves through our present cash position and the continuation of revenue producing activities by our subsidiaries Northern Merchant Services, Inc, SecurePay.com, Inc., Pipeline Data Processing, Inc and Pipeline Data Portfolio Acquisitions, Inc. We may need to seek further capital through exercise of our warrants or by other capital raising needs in order to continue to grow our company.

     We believe that we are moving toward maintaining profitability. We plan to maintain profitability and meet cash flow needs going forward as follows:

     We believe that our revenue has increased as a result of the operations of our subsidiaries, NMSI, SecurePay and Pipeline Data Processing, Inc. as well as from our merchant portfolio acquisitions. NMSI is an Independent Sales Organization that markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. NMSI's operating and growth strategies focus on expanding its customer base of small and medium-sized merchants through bank referrals, direct sales, independent sales agents, trade and other association affiliations, merchant portfolio purchases and superior customer service. SecurePay is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants. An integral aspect of SecurePay's operating and growth strategy focuses on offering a broad range of products and services historically unavailable to small-to-medium sized merchants, which differentiates it from the banks and ISO's serving this market segment. We believe that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers. Pipeline Data Processing, Inc.'s core strategy is to provide wholesale payment processing solutions and services to other bank card ISOs.

Effects of Inflation

     Our monetary assets, consisting primarily of cash and receivables, are not significantly affected by inflation. Our non-monetary assets, consisting primarily of intangible assets and goodwill, are not affected by inflation. We believe that replacement costs of equipment, furniture and leasehold improvements will not materially affect our operations. However, the rate of inflation affects our expenses, such as those for employee compensation and telecommunications, which may not be readily recoverable in the price of services offered by us.

Other aspects of our Financial Condition

     We are seeking to eliminate non-recurring expenses.

     We are seeking to eliminate non-cash charges, such as payment in stock for services rendered to us.

     We continue to actively seek capital for the acquisition of merchant portfolios.

Liquidity and Capital Resources
Working Capital, Debt and Liquidity.

     In accordance with our external growth strategy, we have identified the small to medium-sized merchant segment of the payment processing market as being ripe for acquisition. This business segment is serviced by many independent service organizations that lack the resources to generate sufficient scale in this underserved market. We believe opportunities exist for us to purchase these businesses or their portfolios when, among other things, their resources begin to limit their ability to continue to grow independently. We decided to access financing to take advantage of acquisition opportunities. On February 27, 2004, we entered into a series of financing arrangements with Laurus Master Fund, Ltd, a financial institution specializing in funding small and micro-capitalization companies, to provide our company with convertible debt financing. Under the arrangement, we issued Laurus Master Fund, Ltd. a total of $6,000,000 in convertible notes as follows; a $2,000,000 convertible note on February 27, 2004, a $1,000,000 convertible note on June 16, 2004, and a $3,000,000 convertible note on August 31, 2004. These secured convertible term notes mature on February 27, 2007, June 16, 2007 and August 31, 2007, respectively, and bear interest at an adjustable rate of Wall Street Journal Prime Rate plus two percent (2.0%), commencing at six percent (6.0%) per annum. Convertible notes in the principal amount of $5,000,000 are convertible into registered shares of our common stock at a fixed conversion price of $1.00 per share. Convertible notes in the principal amount of $1,000,000 are convertible into registered shares of our common stock at a fixed conversion price of $1.20 per share. We granted to Laurus Master Fund, Ltd. a first priority security interest in our assets to secure the obligations under the notes pursuant to security agreements dated February 27, 2004, June 16, 2004 and August 31, 2004.

         We decreased our cash and cash equivalents to $672,086 at June 30, 2005 from a balance of $693,852 as of December 31, 2004

Operating activities

     Net cash provided by operating activities was $178,454 for the 6 months ended June 30, 2005. Net income of $225,683, depreciation and amortization of $51,327 and the issuance of $436,470 of common stock for services, debt, portfolio acquisition, was further adjusted by a use of cash for changes in operating assets and liabilities of $408,480. The change in operating assets and liabilities was primarily caused by an increase in accounts receivable related our merchant portfolio growth and in tax liabilities and other short term liabilities.

     Net cash used by operating activities was $172,518 for the 6 months ended June 30, 2004. Net income of $112,845, depreciation and amortization of $18,682 and the issuance of $54,203 of common stock for services, debt, portfolio acquisition, was further adjusted by a use of cash for changes in operating assets and liabilities of $358,248. The change in operating assets and liabilities was primarily caused by an increase in accounts receivable related our merchant portfolio growth, an increase in notes receivable and decreases in tax liabilities and other short term liabilities.

Investing activities

     Net cash used in investing activities was $2,139,107 for the six months ended June 30, 2005. Net cash used by investing activities included, $1,749,990 was invested in purchasing merchant portfolios, and $202,962 related to new furniture, computer equipment and software. We expect to continue to engage in capital spending in the ordinary course of business.

     Net cash used in investing  activities  was  $1,403,892  for the six months ended June 30, 2004. Net cash used by investing activities included $672,564 which was invested in purchasing merchant portfolios and an additional $500,000 invested in notes receivable related to merchant portfolio acquisitions. In addition $24,157 was invested related to new computer equipment and software. $221,960 was related to debt issuance costs related to Laurus Master Fund Ltd borrowing.

Financing activities

     Net cash provided by financing activities was $1,938,887 for the six months ending June 30, 2005. This was the result of the release of $2,011,022 of restricted cash under the Laurus Master Fund, Ltd. financing. An additional $82,045 was provided by lease financing for network upgrades and office furniture and equipment expansions. In addition $154,180 of such amount was used for loan principal and lease obligations repayments.

     Net cash provided by financing activities was $2,389,366 for the six months ending June 30, 2004. This was the result of an increase in 8% convertible notes of $385,000 as well as the $3,000,000 of proceeds from convertible notes issued to Laurus Master Fund, Ltd. $1,000,000 of the Laurus Master Fund Ltd funds were used to purchase and retire 2,000 shares of preferred stock issued in the acquisition of Northern Merchant Services Inc

     As of June 30, 2005 we had notes, capital lease obligations, and convertible debt outstanding of $5,326,972 consisting of $4,629,315., owed to Laurus Master Fund, Ltd and $0.00 owed to officers, and directors and $697,657_ owed to third parties. With respect to our long term debt outstanding of $ 5,326,972, $5,168,519 is convertible into shares of our common stock at conversion prices ranging from $0.35 to $1.20 per share. The notes mature between June 2005 and August 2007

     As of June 30, 2005, we had issued $539,204 in convertible debt. The outstanding notes have a two- year term, accrue interest at an annual interest rate of 8% and have 33% warrant coverage at conversion prices ranging from $.35 to $1.00 per share. During the first six months of of 2005, we continued to be funded in part through a net increase in lease financing of $82,045, as well as the exercise of warrants by.the holders of 8% convertible notes which resulted in proceeds of $103,061

     On March 8, 2002, Jack Rubinstein, our Chairman of the Board, loaned our company $100,000 for working capital purposes. The promissory note evidencing this transaction originally had a term of one-year and bears interest at the rate of 8% per annum. The principal and interest of the note is convertible into our common stock at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with a minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. On December 31, 2004 the note plus accrued interest was converted to 348,825 shares of our common stock and the expiration date of the warrants was extended to March 8, 2006.

Management's Review of Company Progress

     For the three months ended June 30, 2005, we achieved record quarterly financial growth in three key areas: gross revenue, gross profit and EBITDA, due to our continuing sales initiatives, the success of Pipeline Data Processing and the receipt of the full impact of portfolio purchases made in the first quarter of 2005.

     Gross revenues for the three months ended June 30, 2005 grew 52.8 percent to $6,245,333 from $4,087,989 for the three months ended June 30, 2004. For the six month period ended June 30, 2005, gross revenues grew 54.7 percent to $10,753,982 from $6,949,854 for the first six months in 2004.

     Gross profit for the three months ended June 30, 2005 grew 71.6 percent to $1,495,696 from $871,578 for the three months ended June 30, 2004 and 100.5 percent from $1,392,777 to $2,792,767 for the six months ended June 30, 2005. Net profit was $142,823 for the three months ended June 30, 2005 as compared to $165,078 for the three months ended June 30, 2004. Net profit for the six month period ended June 30, 2005 was up 100 percent to $225,683 from $112,845 for the same period in 2004.

     We are pleased that the first two quarters of 2005 have been profitable. Although the second quarter of 2004 was also profitable, it was the only profitable quarter of 2004 and occurred prior to the capital-intensive formation of Pipeline Data Processing.

     Our EBITDA, which means our earnings before interest, taxes, depreciation and amortization, for the three months ended June 30, 2005 was $277,691 as compared with $249,599 for the same period in 2004. For the six month ended June 30, 2005 EBITDA was $461,906 compared to $247,306 for the six months ended June 30, 2004.

     Gross margin increased to 23.9 percent for the three months ended June 30, 2005 compared to 21.3 percent for the three months ended June 30, 2004. In addition, gross margin for the six months ended June 30, 2005 grew to 26.0 percent from 20.0 percent for the six months ended June 30, 2004. Management believes that as a result of our internal efficiencies and superior contract pricing, our gross profit margin will remain higher than industry averages.

     As of June 30, 2005, we serviced more than 15,000 accounts. We believe that our results for the three months ended June 30, 2005 validate management's decisions made in 2004 regarding the direction of our business and the utilization of our assets. In May 2004, we hired Kevin Smith, the former Concord EFS (NYSE:FDC) senior vice president as our chief operating officer and president of our new wholesale division, Pipeline Data Processing, Inc. (PDP). Mr. Smith's primary objectives for PDP were and remain to grow the number of merchant accounts we service and to enhance profit margins by increasing operating efficiencies and reducing costs. PDP is now a fully functioning, state-of-the-art facility able to administer increasing numbers of new merchant account applications. It is now processing more than 500 new merchant applications monthly.

     As a result of our increased volume in merchant accounts processed, we were able to renegotiate more favorable vendor pricing. The more favorable pricing enhances our profit margin and puts us in a highly competitive marketing position.

     Prior to the creation of the Pipeline Data Processing division, our Dallas location served as the company's technology and data center. Once PDP became operational in September 2004, the decision was made to gradually migrate all technology functions to the new facility. We accomplished this goal in July, and the Dallas location was formally closed. In addition to the cost savings we will realize, we expect that centralizing operations will enable us to eliminate redundancies and achieve better operating efficiencies.

     In April, 2005 we relocated our headquarters to Quincy, Massachusetts. The facility is suitable for our current operations, and we believe our new executive and sales offices allow for adequate expansion of our e-commerce sales and other sales-based initiatives.

     On July 19, 2005, our subsidiary entered into a merger agreement to acquire Charge.com, an industry leader in merchant account acquiring. We are currently proceeding towards closing the Charge.com acquisition. Pursuant to the merger agreement, we are processing one-third of the new accounts generated by Charge.com, with another third expected prior to finalizing the acquisition.
These accounts are being serviced at our PDP facility and utilize our proprietary SecurePay payment gateway. We foresee that the use of our systems at our favorable rates will enable the Charge.com accounts to generate higher gross margin than previously achieved, as is the case with the Charge.com accounts we currently service. We believe that upon completion of the Charge.com acquisition, we will increase profitability of the newly acquired entity by:

     a)   relying on our favorable vendor contracts

     b)   utilizing our proprietary gateway and Alpharetta infrastructure and

     c)   employing  our  sales  force  to  develop   Charge.com's  excess  lead
          capacity, which we believe has, to date, remained untapped by the Charge.com marketing force.

     We consider the acquisition of Charge.com complimentary to our business. Through the placement of Charge.com's new merchant accounts, historically approximately 500 per month, onto our system, higher transaction volume should result in increased economies of scale for our wholesale processing division and increased profit margin for our company as a whole. We believe that monthly merchant gateway revenue, which was formerly outsourced, should provide us with another source of incremental revenue. We expect to benefit from Charge.com's e-commerce marketing expertise and excess lead capacity to enhance our merchant account volume.

Outlook

     Our primary objective is to increase top line revenue through continued sales and accretive acquisitions while maintaining downward pressure on costs. We will continue to focus on increasing operating efficiencies and the number of merchant accounts serviced to increase revenue and expand our company. We believe our improved infrastructure and increased account base will enable us to compete aggressively within our industry.

     As presently constituted, our infrastructure has the capability to accommodate an increase in capacity with only marginal incremental costs. We are confident that additional efficiencies can be obtained now that we have centralized our data systems in Georgia. Our wireless and government payment initiatives remain an important arena for growth and we expect these business segments to gain momentum. We believe that our industry will continue to consolidate and thus expect acquisition and merger activity to be robust throughout 2006.

                              Plan Of Distribution

     There are 785,210 shares of our common stock, par value $.001 per share, issuable upon exercise of our outstanding class A redeemable warrants by the holders of such instruments. There are 1,000,000 shares of our common stock issuable upon exercise of our outstanding class B redeemable warrants by the holders of such instruments. There are 816,250 shares of common stock to be offered and sold by our selling stockholders pursuant to a separate prospectus. 748,750 of those 816,250 shares are held by three affiliates - officers, directors and controlling stockholders of this company.

     o Jack Rubinstein, whom we consider to be an affiliate of our company, will be entitled to offer and sell up to an aggregate of 748,750 of his shares at the then prevailing market price for our shares;

     o The non-affiliates who hold the 67,500 share balance of those 816,250 shares also will be entitled to offer and sell their shares at the then prevailing market price.

     The holders of the 816,250 shares of our common stock who have been identified as selling stockholders in this prospectus were subject to a one year lockup agreement on the sale of their shares of common stock that expired on April 25, 2001.

     The sale of:

     o    up to 748,750 shares of common stock by our one affiliate,

     o 67,500 shares of common stock by our selling stockholders who are not affiliates,

     o    our class A and class B  redeemable  warrants  by the holders of those
          securities,   and   by   any   of   the   pledgees,    assignees   and
          successors-in-interest of such holders, and

     o the common stock issuable upon exercise of those warrants by the holders of those securities and by any of the pledgees, assignees and successors-in-interest of such holders, may be effected, from time to time, on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The holders of those securities may use any one or more of the following methods when selling them:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The holders of our common stock, subject, where applicable, to the terms and conditions of any lockup agreement, may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. They may also engage in short sales against the box, puts and calls and other transactions in securities of our company or derivatives of our securities and may sell or deliver shares in connection with these trades. The holders of the shares of common stock being offered pursuant to this prospectus also may pledge their securities to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The holders of our common stock who have been identified in this prospectus as selling stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     Broker-dealers engaged by the holders of our common stock and our class A and class B redeemable warrants may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from those security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

     The holders of our common stock and our class A and class B redeemable warrants and any broker-dealers or agents that are involved in selling those holders' securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all fees and expenses incident to the registration of the securities offered pursuant to this prospectus, except any fees and disbursements of counsel to the holders of such securities and any brokerage commissions and other selling expenses incurred by those holders in connection with the sale of their securities.

     At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will contain the amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the holders, selling securities and any discounts, commissions or concessions allowed or reallowed or paid to dealers. A prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the U.S. Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the securities.

     The holders of our common stock and our class A and class B redeemable warrants and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, Regulation M, which may limit the timing of purchases and sales of any of the common stock by you and any other such person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to the particular common stock being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market- making activities with respect to the common stock.

     We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock and our class A and class B redeemable warrants other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission. We do not intend to solicit or otherwise induce any selling security holders to exercise their class A or class B redeemable warrants.

     Provided that any pledge or assignment by any holder of our common stock and our class A and class B redeemable warrants does not involve any increase in the number of shares or dollar amount registered, or include shares from a transaction other than the one to which this filing relates, and absent circumstances indicating that the change is material, we expect to reflect any such change in the filing of a Rule 424(b) prospectus supplement describing the change. In such prospectus supplement, we would be required to set forth the disclosure information regarding such successors in interest as required by the rules and regulations of the U.S. Securities and Exchange Commission.


         The Penny Stock Rules Could Make Selling Our Securities More Difficult.

     The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

     o Net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

     o Net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

     o Average annual revenue of at least $6,000,000, for the last three years.

     Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

     Our common stock is presently trading at less than $5.00 per share. Until such time as the market price of our common stock increases to, and stays above $5.00, or we are able to meet the above tests and, trading in our common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.

                            DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 95,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of June 30, 2005, a total of 26,876,188 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.


         COMMON STOCK

     The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

     The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

         PREFERRED STOCK

     Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

     Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock stockholders from initiating a change in control of our company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

         LAURUS SECURED CONVERTIBLE TERM NOTES


     Pursuant to a private placement transaction, on February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds" or "Laurus"), a financial institution specializing in funding small and micro-capitalization companies. Pursuant to a private placement transaction, we issued Laurus a $2,000,000 secured convertible term note on February 27, 2004 (the "February Note"), a $1,000,000 secured convertible term note on June 16, 2004 (the "June Note"), and a $3,000,000 secured convertible term note on August 31, 2004 (the "August Note", together the February Note, the June Note and the August Note may be referred to as the Notes). The Notes mature on February 27, 2007, June 16, 2007 and August 31, 2007, respectively, and bear interest at a rate equal to the "prime rate" published in The Wall Street Journal from time to time, plus two (2%) (currently 7.75% per annum). If a registration statement covering the shares of common stock issuable upon conversion of the Notes is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.25, the interest rate shall be reduced by 25 basis points for each incremental increase.

     Laurus has the right to convert the Notes into shares of our common stock. Principal and interest are convertible under the June Note at a fixed conversion price of $1.20 per share and under the February Note and the August Note at a fixed conversion price of $1.00 per share. We granted Laurus a first priority security interest in our assets to secure the obligations under the Notes pursuant to security agreements dated February 27, 2004, June 16, 2004 and August 31, 2004, respectively, between us and Laurus. For the first $2,000,000 in debt, we are required to make monthly minimum principal amortization payments to Laurus commencing on September 1, 2004 in the amount of $33,333 plus any accrued but unpaid interest. From April 1, 2005 through March 1, 2007, the monthly principal amortization increases to $41,667. For the third $1,000,000, from January 1, 2005 through June 1, 2005, a monthly minimum principal payment of $16,667.00 plus accrued interest is required. From July 1, 2005 through July 1, 2007, the minimum principal payment increases to $20,833 per month. For the next $500,000, a minimum monthly principal payment from March 1, 2005 to September 1, 2005 of $8,333 plus any accrued but unpaid interest is required. For repayment dates beginning on October 1, 2005 and ending August 31, 2007, the minimum principal payment increases to $10,417. For the remaining $3,000,000, principal payments are required in the amount equal to 60% of the amount of funds borrowed divided by the sum of the number of repayment dates that exist following the date that is three months following any such borrowing of those funds.

     In the event that the closing price of our common stock is greater then 115% of the conversion price for a period of at least five consecutive trading days, we may, at our sole option, require the conversion at the fixed conversion price of all or a portion of the outstanding principal amount of the Notes, together with accrued interest on the amount being prepaid, as of the date we provide written notice of the call. The call date shall be at least eleven trading days following the date of the call notice provided that a registration statement covering the shares of common stock issuable upon conversion of the note is effective. Our right to issue a call notice is subject to the limitation that the number of shares of common stock issued in connection with any call notice shall not exceed 25% of the aggregate dollar trading volume of our common stock for the eleven trading days immediately preceding the call date. If the price of our common stock falls below 115% of the fixed conversion price during the eleven trading day period immediately preceding the call date, then Laurus will then be required to convert only such amount of the note as shall equal 25% of the aggregate dollar trading volume for each day that our common stock has exceeded 115% of the fixed conversion price.

     If such prepayment is made on or before the maturity of the Notes, we will have the option of prepaying the note in full by paying to Laurus a sum of money equal to 125% of the principal amount of the note plus all accrued and unpaid interest thereon.

     The terms of the Notes prohibit conversion to the extent that conversion of the Notes would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

         WARRANT

     Pursuant to our financing arrangements with Laurus, we issued Laurus warrants to purchase up to an aggregate of 1,450,000 shares of our common stock as follows: On February 27, 2004, we issued a warrant to Laurus to purchase 500,000 shares of our common stock exercisable through February 27, 2011, at the exercise price of $1.25 per share for the first 250,000 shares acquired and $1.50 per share for the next 250,000 shares acquired upon exercise of the warrant. On June 16, 2004, we issued warrants to Laurus to purchase 250,000 shares of our common stock exercisable through June 16, 2011, at the exercise price of $1.75 per share. On August 31, 2004, we issued a warrant to Laurus to purchase 600,000 shares of our common stock exercisable through August 31, 2011, at the exercise price of $1.40 per share. On March 11, 2005, we issued warrants to Laurus to purchase 100,000 shares through March 11, 2012, at the exercise price of $1.25 per share. The terms of the warrants prohibit exercise of the warrants to the extent that their exercise would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

        CONVERTIBLE NOTES


     As of December 31, 2004, our company had issued $1,117,423 in 8% convertible notes . Of that amount, $739,204 is outstanding as of December 31, 2004. The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. Beginning November 1, 2003 the conversion price was $.50 per share. As of January 2004, the conversion price was $0.65 per share and as of March 8, 2004, the conversion price was $1.00 per share.



                               8% Convertible Note

Date              Name                                                   Amount

3.12.03           Cara J. Fascione                                      200,000*

3.31.03           Chasm Holdings                                         26,120

6.9.03            William Haas                                            5,000

6.26.03           Lane Gordon                                            50,000

5.6.03            Chasm Holdings                                          2,000

8.8.03            Tracy Bertolino                                        46,873

9.25.03           Chasm Holdings                                         15,000

9.2.03            Michael Greenburg                                       8,000

10.27.03          Chasm Holdings                                          8,950

10.31.03          Lane Gordon                                            50,000

11.13.03          Lane Gordon                                            50,000

12.18.03          Tracy Bertolino                                         1,400

1.8.04            Chasm Holdings                                         10,000

1.14.04           Chasm Holdings                                          4,000

1.20.04           Elaine Greenburg                                        5,000

1.20.04           Michael Greenburg                                    3,333.50

1.26.04           G. Timothy Kane                                        35,000

1.27.04           Barbara Klein                                           5,000

1.27.04           Alexis Rudolph                                          5,000

1.28.04           Tanya Crowley                                          15,000

1.28.04           Barbara Klein                                          10,000

2.3.04            Barry Shore                                             5,000

2.4.04            Robin & William Maher                                  10,000

2.5.04            Ken & Linda Swift                                      10,000

2.6.04            Joe Chang                                               5,000

2.9.04            Terry Buckley                                           5,000

2.13.04           Jill Johnson                                            5,000

2.13.04           Chris Bertolino                                         5,000

2.13.04           Louis Bertolino                                         5,000

2.13.04           Blair & Jill Johnson                                   16,000

2.17.04           Louis Bertolino                                        10,500

2.17.04           Carolyn Bertolino                                       5,000

2.19.04           David Cushing                                          20,000

2.25.04           Melvin Chait                                            9,000

2.25.04           Trudy Becker                                            5,000

2.25.04           Bob Erlichman                                           5,000

2.27.04           Peter Thompson                                         25,000

2.27.04           Carmen Lopez                                            4,000

2.27.04           Lane Gordon                                            50,400

3.5.04            Bob Erlichman                                           7,500

3.8.04            David Cushing                                          20,000

4.22.04           Donald Swift                                            3,000

* Note converted into Pipeline Data common stock during March 2005.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

(a) Directors and Executive Officers.


 The following table provides information about our directors and executive officers as of June 30, 2005:


Name                           Age            Position
--------------------------------------------------------------------------------

MacAllister Smith              42              Chief Executive Officer,
                                                  President and Director
Jack Rubinstein                57              Chairman of the Board
Kevin Weller                   38              Director
Kevin Smith                    37              Chief Operating Officer
Donald Gruneisen               50              Chief Financial Officer
Philip Chait                   41              Secretary
Thomas Tesmer                  58              Chief Technical Officer


MacAllister Smith, 42, Pipeline and SecurePay, President, Chief Executive Officer and Director, NMSI and Pipeline Data Processing, Director

     Mr. Smith has over fourteen years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems (NYSE:NIS) (employed from 1996 to 1998), a $2 billion corporation and one of the largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc. (employed from 1994-1998), a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. The company was sold to Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.


Jack Rubinstein, 57, Chairman of the Board

     Mr. Rubinstein, age 57, has been the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York, since the commencement of its operations in 1991. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc.(Sirius Satellite Radio) and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Advisory Services, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

Kevin J. Weller, 38, Pipeline, Director; NMSI, President and Director

     Mr. Weller has over eight years of experience in the payment processing industry. His entry was in 1992 with Netcom Data Corp. as a sales representative. In August 1997, Mr. Weller co-founded Northern Merchant Services. Since 1997, he has consistently placed Northern Merchant Services at the top of Nova Information System's MSP Program in new account acquisition. Northern Merchant Services amassed over 6,000 customers prior to its acquisition by Pipeline. Northern Merchant Services was also selected as 2002 Business of the Year by the St. Lawrence County Chamber of Commerce. Mr. Weller holds a degree in Business Administration from SUNY Canton.

Kevin Smith, 37, Pipeline, Chief Operating Officer; Pipeline Data Processing, President and Director

     Mr. Smith has over 14 years experience in the merchant processing industry. He was employed by Concord EFS (recently acquired by First Data Corp.(NYSE:FDC) from 1998 to 2004 serving as its Senior Vice President of ISO Sales and COO of Concord Payment Systems, a wholly owned subsidiary of Concord EFS. Mr. Smith was responsible for the wholesale credit card processing division, which included all aspects of operations and sales. Prior to that, Mr. Smith served as Operations Director for Bancard Systems of Irvine, CA from 1991 to 1998.

Donald W. Gruneisen, 50, Pipeline, SecurePay, NMSI and Pipeline Data Processing, Chief Financial Officer

     Mr. Gruneisen has over 20 years of experience in the volatile, high-growth telecommunications industry, with expertise in the areas of finance, management, accounting and top executive corporate management. Mr. Gruneisen holds an MBA from Clarkson University in Accounting and Management Information Systems and is a Certified Public Accountant with twelve years experience as a corporate officer (including serving in positions of chief executive officer/general manager). He has been the Treasurer and Director of Finance of NMSI since July 2001. From June 2000 to July 2001, Mr. Gruneisen was a consultant providing strategic guidance with specialization in billing, accounting, and tax issues associated with the telecommunications industry and financial management. From January 1999 to June 2000, he was a senior accountant at Whalen, Davey & Looney, LLP. From 1977 to 1998, he worked for Nicholville Telephone Company, a $3.5 million ESOP-owned local exchange carrier/utility. He started with the company in 1977 as an accountant and accounting manager and ultimately became Chief Executive Officer, General Manager and Treasurer from 1990 to 1998. His duties included the management of wireless network services and joint ventures, including the sale of interests within those areas.

Philip Chait, 41, Pipeline and SecurePay,  Secretary

     Mr. Chait has over ten years experience in the merchant processing industry and has held an ownership position in two companies that have been sold to national corporations. He was most recently the Assistant Clerk for Nova Information Systems (NYSE: NIS). He was Vice President and COO of Pinnacle Financial Technologies, Inc., a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Chait also served as CFO and Senior Partner of Access Services, Inc. His team formed, designed and built a nationwide network processing switch for MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ: DCTI) in 1999.

Thomas W. Tesmer, 58, Pipeline Data, Chief Technical Officer

     Mr. Tesmer is an experienced and talented senior executive with over twenty-five years in the transaction processing industry. From October 2002 to his joining our company, Mr. Tesmer served as president and chief executive officer of Symmetrex, Inc., a private company, a processing company supporting third party clients fielding stored value card programs into the US and foreign markets. From June 1999 to September 2002, Mr. Tesmer served as Executive Vice President of the Front End Systems division of Heartland Payment Systems. Heartland Payment Systems is one of the nation's largest bankcard acquirers. During his tenure at Heartland, Mr. Tesmer created and implemented the company's stand-alone transaction processing division. From November 1996 to May 1999, Mr. Tesmer was President and CEO of Access Services, Inc. a provider of risk management services, which was later sold to Digital Courier Technologies, Inc. From August 1992 to October 1996, Mr. Tesmer served as Executive Vice President and Director of the POS Technology Division of Southeast Switch, Inc. (HONOR), the precursor to STAR. The company was subsequently sold to Concord EFS and most recently to First Data (FDC). As President of TransNet, now Paymentech and a joint venture of Bank One ONE and First Data, he established and directed all aspects of operations, strategy and product development.

 Relationships Amongst Management

     There are no family relationships among any of the persons listed above except that Kevin Weller and Nancy Smith-Weller, Vice President and Secretary of NMSI, are married.

     The following table sets forth the option and stock appreciation rights granted during the fiscal year ended December 31, 2004, to our company's Chairman of the Board and each of our company's officers and directors.

         (b) Section 16(a) Compliance.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities.

     On March 1, 2004, we filed Form 8-A with the Securities and Exchange commission for registration of our common stock pursuant to section 12(g) of the Securities Exchange Act of 1934. We believe that our acting officers, directors and holders of more than 10% of our outstanding common stock have complied with all Section 16(a) filing requirements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as otherwise set forth below, the following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2004 , and as adjusted to reflect the sale of shares offered hereby, by:

     o each person who is known by us to own more than 5% of the outstanding shares of our common stock,

     o    each of our directors,

     o    each named executive officer, and

     o    all of our directors and executive officers as a group.


     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the principal address of each officer, director and 5% stockholders listed below is c/o Pipeline Data Inc., 1515 Hancock St., Suite 301, Hancock Plaza, Quincy, MA 02169. We believe that all persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them. All figures include shares of common stock issuable upon the exercise of options or warrants exercisable, or the conversion of convertible subordinated promissory notes convertible, within 60 days of June 30, 2005 and, which are deemed to be outstanding and to be beneficially owned by the person holding those options, warrants or convertible subordinated promissory notes for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned is based on 26,876,188 shares of our common stock outstanding as of June 30, 2005.



Name of                                    Number of Shares         % ofShares
Beneficial Owner                           Beneficially Owed        Beneficially
                                                                    Owned
---------------------------                 ----------------        ------------
Jack Rubinstein(1)                                 1,399,075                5.1%
Chairman of the Board
370 Clayton Road
Scarsdale, NY  10583-1504

MacAllister Smith(2)                               2,878,252               11.0%
President and CEO
and Director
1515 Hancock St., Suite 301
Quincy, MA  02169-5243

Chasm Holdings, Inc(2)                             4,945,465               18.9%
1515 Hancock St., Suite 301
Quincy, MA  02169-5243

Philip E. Chait                                      100,000                0.4%
1515 Hancock St., Suite 301
Quincy, MA  02169-5243

Gilbert Anthony Reynolds                             500,000                1.9%
13339 North Central
Expressway Suite 103
Dallas, Texas

Kevin Weller (3)                                   3,058,057               11.7%
12 West Main Street
Brasher Falls, NY

Nancy Weller(3)                                    3,066,000               11.7%
12 West Main Street
Brasher Falls, NY

Kent Stiritz                                       2,246,764                8.6%

Kevin Smith                                            44,432               0.2%
4400 Northpoint Parkway
Alpharetta, GA  30022-2429

Thomas Tesmer                                          24,990               0.1%
4400 Northpoint Parkway
Alpharetta, GA  30022-2429

Lane P. Gordon                                         667,086              2.6%
1515 Hancock St., Suite 301
Quincy, MA  02169-5243

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP
(11 persons)                                        18,870,121             72.3%


     (1) On December 31, 2004, Jack Rubinstein was awarded options to purchase 26,316 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, Jack Rubinstein was awarded options to purchase 66,667 shares of common stock at the exercise price of $0.60. On December 28, 2002, Jack Rubinstein was awarded options to purchase 96,666 shares of common stock at the above market exercise price of $0.35. On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. Fali Rubinstein and Jack Rubinstein are married. The ownership of these shares is attributed to Jack Rubinstein. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares at the market price of $0.40 per share. These options are immediately exercisable. Further, subsequent to the 2001 fiscal year end, on March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.

     (2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein, Philip Chait's sister. On June 28, 2002, 100,000 shares of unregistered common stock were issued to MacAllister Smith in lieu of fees outstanding. On December 31, 2003, MacAllister Smith was awarded options to purchase 279,291 shares of common stock at the exercise price of $0.60. On December 28, 2002, MacAllister Smith was awarded options to purchase 446,666 shares of common stock at the above market exercise price of $0.35.

     (3) Kevin Weller is a director of our company. Nancy Weller is his wife and her shares may be attributed to him. On December 31, 2004, Kevin Weller was awarded options to purchase 101,053 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, Mr. Weller was awarded options to purchase 160,000 shares of common stock at the exercise price of $0.60. On December 28, 2002, Mr. Weller was awarded options to purchase 96,668 shares of common stock at the above market exercise price of $0.35.Pursuant to the NMSI Acquisition Agreement, on August 26, 2002, Kevin and Nancy Weller were issued
(i) five thousand shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26,
2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004, we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

                             EXECUTIVE COMPENSATION

(a)      Summary Executive Compensation Table



     The following table summarizes the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal year ended December 31, 2003 and December 31, 2004, to our Chief Executive Officer and each of our seven other most-highly compensated executive officers, which we refer to as our "named executive officers," in all capacities in which they served.

                           Summary Compensation Table




                                                            Restricted    Securities
Name and                                  Other Annual       Stock         Underlying      LTIP           All
Principal         Salary        Bonus     Compensation      Award(s)       Options        Payout         Other
Position           ($)           ($)          ($)            ($)           $/SARs (#)      ($)        Compensation
----------        ----          ------    ------------    ----------    ----------      -------      -------------


2003
Jack
Rubinstein(1)      -0-           -0-          -0-            -0-           66,667          -0-           -0-
Board
Chairman

MacAllister      70,854          -0-          -0-           -0-           279,291          -0-           -0-
Smith(2)

Philip           70,854          -0-          -0-           -0-            25,833          -0-           -0-
Chait(3)

Kevin
Weller (4)      200,000          3,846        7,213         -0-           160,000          -0-           -0-

Nancy           150,000          2,885        7,661         -0-            51,250          -0-           -0-
Weller (5)

Donald           50,000          2,885        3,658         -0-            34,167          -0-           -0-
Gruneisen (6)

2004
Jack
Rubinstein(1)      -0-            -0-          -0-          -0-            42,105          -0-           -0-
Board
Chairman

MacAllister     122,227           -0-          -0-          -0-           116,000          -0-           -0-
Smith(2)

Philip          122,227           -0-          -0-          -0-            16,316          -0-            -0-
Chait(3)

Kevin
Weller (4)      200,000         3,846       11,659          -0-           101,053          -0-            -0-

Nancy           150,000         2,885       10,694          -0-            32,368          -0-            -0-
Weller (5)

Donald           79,342         1,923        1,051          -0-            21,579          -0-            -0-
Gruneisen (6)

Kevin
Smith           100,502           -0-          676          55,540         13,755          -0-            -0-

Thomas
Tesmer           73,846           -0-          -0-          24,990         11,660          -0-            -0-


     (1) On December 31, 2004, Jack Rubinstein was awarded options to purchase 26,316 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, Jack Rubinstein was awarded options to purchase 66,667 shares of common stock at the exercise price of $0.60 per share. On December 28, 2002, Jack Rubinstein was awarded options to purchase 96,666 shares of common stock at the above market exercise price of $0.35 per share. On June 28, 2002, Jack Rubinstein was awarded 100,000 shares of common stock in lieu of monetary compensation. On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. The ownership of these shares is attributed to Jack Rubinstein. On February 28, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of our common stock at the above market exercise price of $2.50 per share. These options were rescinded. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares at the market price of $0.40 per share. On March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On December 31, 2004, the 8% note converted to shares of Pipeline common stock at the price of $0.35 per share. Mr. Rubinstein, our Chairman of the Board is entitled to receive an incentive bonus and a performance bonus as determined by the board. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.

     (2) On December 31, 2004, MacAllister Smith was awarded options to purchase 116,000 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, MacAllister Smith was awarded options to purchase 279,291 shares of common stock at the exercise price of $0.60. On December 28, 2002, MacAllister Smith was awarded options to purchase 96,666 shares of common stock at the above market exercise price of $0.35. On June 28, MacAllister Smith was awarded 100,000 shares of common stock in lieu of monetary compensation. On March 15, 2002, MacAllister Smith was awarded options to purchase 350,000 shares of our common stock at the market price of $0.40 per share to replace options he received from SecurePay. Pipeline paid MacAllister Smith 749,496 shares of our common stock for his interest in SecurePay. His sister, Catherine Brannon, owns 50% of Chasm Holdings, Inc. which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. MacAllister Smith has been awarded a salary of $240,000 per annum, which is currently being deferred on a partial basis. MacAllister Smith is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mr. Smith is also entitled to an automobile or an automobile allowance of $700 per month. As MacAllister Smith is President of Chasm Holdings, Inc and it is owned 50% by his sister, we have attributed 50% of amounts paid to Chasm Holdings since it is a related party.

     (3) On December 31, 2004, Philip Chait was awarded options to purchase 16,316 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, Philip Chait was awarded options to purchase 25,833 shares of common stock at the exercise price of $0.60. On June 28, 2002 Philip Chait was awarded 100,000 shares of common stock in lieu of monetary compensation. Mr.
Chait's sister, Barbara Klein, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. Philip Chait has been awarded a salary of $100,000 per annum, which is currently being deferred on a partial basis. Mr. Chait is also entitled to an automobile or an automobile allowance of $600 per month. As Philip Chait is Secretary of Chasm Holdings, Inc. and it is owned 50% by his sister, we have attributed 50% of amounts paid to Chasm Holdings since it is a related party.

     (4) On December  31,  2004,  Kevin  Weller was awarded  options to purchase
101,053 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, Kevin Weller was awarded options to purchase 160,000 shares of common stock at the exercise price of $0.60. On December 28, 2002, Kevin Weller, was awarded options to purchase 96,668 shares of common stock at the above market exercise price of $0.35. Salary indicated is from August 26, 2002 to December 31, 2002. Pursuant to the NMSI Acquisition Agreement, on August 26, 2002 Mr. Weller was issued (i) two thousand five hundred shares of series A preferred convertible stock (the "Preferred Shares"). Each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) five hundred thousand of our common shares. We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers. In addition, he has certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to Mr. Weller five hundred thousand (500,000) common shares, up to an aggregate of 1,500,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement pursuant to which we acquired NMSI. Further, Mr. Weller is afforded the opportunity to borrow an amount that, when added to the amount borrowable by Nancy Weller, shall equal up to an aggregate of $200,000. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004. None of the foregoing has been listed as compensation as it was in consideration of assets. Mr. Weller is paid a salary of $200,000 per annum. Mr. Weller is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mr. Weller is also entitled to an automobile or an automobile allowance of $600.00 per month . Kevin and Nancy Weller are married.

     (5) On December 31, 2004, Nancy Weller was awarded options to purchase 32,368 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, Nancy Weller was awarded options to purchase 51,250 shares of common stock at the exercise price of $0.60. Pursuant to the NMSI Acquisition Agreement, on August 26, 2002, Mrs. Weller was issued (i) two thousand five hundred shares of series A preferred convertible stock (the "Preferred Shares"). Each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii)five hundred thousand of our common shares. We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers. In addition, she has certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to Mrs. Weller five hundred thousand (500,000) common shares, up to an aggregate of 1,500,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement pursuant to which we acquired NMSI. Further Mrs. Weller is afforded the opportunity to borrow an amount that, when added to the amount borrowable by Kevin Weller, shall equal up to an aggregate of $200,000. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004. None of the foregoing has been listed as compensation as it was in consideration of assets. Mrs. Weller is paid a salary of $150,000 per annum. Mrs. Weller is entitled to receive an incentive bonus up to an amount equal to her salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mrs. Weller is also entitled to an automobile or an automobile allowance of $600.00 per month minimum. Kevin and Nancy Weller are married.

     (6) On December 31, 2004, Donald Gruneisen was awarded options to purchase 21,579 shares of common stock at the exercise price of $0.95 per share. On December 31, 2003, Donald Gruneisen, was awarded options to purchase 34,167 shares of common stock at the exercise price of $0.60. On December 18, 2002, Donald Gruneisen was awarded options to purchase 75,000 shares of common stock at the above market exercise price of $0.35, of which 37,500 shares to vest on January 1, 2003 and 37,500 shares to vest on January 1, 2004. Mr. Gruneisen is currently receiving a salary of $100,000.

 (b)      Summary Option Grants


    The following table sets forth the option and stock appreciation rights granted during the fiscal year ended December 31, 2004, to our company's Chairman of the Board and each of our company's officers and directors.


                            Option/SAR Grants in Last Fiscal Year
                                      Individual Grants
       (a)          (b) (c) (d) (e) Number of Securities Options/SARs Granted
                    Exercise or
                  Underlying Options/SARs  to Employees
Name                Granted (#)                  in Fiscal Year    Base Price   Expiration Date

Jack Rubinstein,
Chairman of the
Board                42,105 options                9.8%         $0.95 per       December 31, 2009
                                                                    Share
MacAlllister
Smith                116,000  options             27.0%         $0.95 per       December 31, 2009
                                                                    Share

Kevin Weller                                      23.5%         $0.95 per       December 31, 2009
                     101,053 options                                Share

Don Gruneisen                                      5.09%         $0.35 per      December 31, 2009
                     21,579 options                                Share

Kevin Smith          13,755 options                3.2%         $0.95 per       December 31, 2009
                                                                    Share

Tom Tesmer           11,660 options                2.6%         $0.95 per       December 31, 2009
                                                                    Share


     In February 2001, the company instituted the 2001-02 Non -Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. The Incentive Plan was amended on December 1st, 2003 to increase the number of options awardable by 2,000,000 to 4,000,000 options.

     During the year ended December 31, 2002, the company issued the following options: 200,000 options to Sheila Corvino, Esq., for legal services, strike price $0.35. 150,000 options to Sheila Corvino, Esq., for legal services, strike price $0.40. 350,000 0ptions to MacAllister Smith for services, strike price $0.40. 150,000 options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35. 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35. All 96,668 shares to vest on January 1, 2003. Sheila Corvino, Esq. was issued 30,000 options, for legal services, strike price $0.35, for the year ended December 31, 2003 and 30,000 options, for legal services, strike price $0.35, for the year ended December 31, 2004.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

     Stock option activity is summarized as follows:

      Options outstanding at beginning of year              2,547,637
      Granted                                                 430,478
      Exercised                                               (10,000)
                                                              --------
      Options outstanding at end of the period              2,968,115*

* In addition, pursuant to employment contracts with each of Kevin Smith and Thomas Tesmer we have contractual obligations to issue each of them 1,500,000 and 1,000,000, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 2001, the company instituted the 2001-02 Non -Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. The Incentive Plan was amended on December 1st, 2003 to increase the number of options awardable by 2,000,000 to 4,000,000 options.

     During the year ended December 31, 2003, the company issued the following options: 200,000 options to Sheila Corvino, Esq., for legal services, strike price $0.35. 150,000 options to Sheila Corvino, Esq., for legal services, strike price $0.40. 350,000 options to MacAllister Smith for services, strike price $0.40. 150,000 options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     The following are options granted on December 18, 2002: 50,000 options to Jody Latimer for sales work performed, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 50,000 options to Barbara Denis for services, strike price $0.35. 25,000 to vest on January 1, 2003 and 25,000 to vest on January 1, 2004. 75,000 options to Donald Gruneisen for accounting services, strike price $0.35. 37,500 to vest on January 1, 2003 and 37,500 to vest on January 1, 2004. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to MacAllister Smith for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,666 options to Jack Rubinstein for directorial services, strike price $0.35. All 96,666 shares to vest on January 1, 2003. 96,668 options to Kevin Weller for directorial services, strike price $0.35. All 96,668 shares to vest on January 1, 2003.

     The following material transactions have occurred in the past fiscal year. They are identified below:

     Pursuant to the NMSI Acquisition Agreement, dated, August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the this agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

     As part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.


     On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They also paid an upfront payment of $4,000 in cash. In addition, Accu-Search would provide Pipeline Data two years' Web access to Accu-Search's online data and map system. Contracts were finalized and signed and monies delivered on or about April 30th, 2002. During 2004, $55,407 was received from Accu-Search representing payments of interest of 24,620 and a partial redemption of Accu-Search's preferred 5,746 shares of Accu-Search preferred stock in the amount of $34,508 and interest payments of $20,899. On December 16, 2004, the remaining 25,656 shares of Accu-Search were converted to cash upon Accu-Search's merger into a wholly owned subsidiary of Datatrace Information Services LLC. Accu-Search shares outstanding as of the merger date were automatically converted to a right to receive cash.

     On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. On December 31, 2004 Mr. Rubinstein converted this note and accrued interest to common stock at a conversion rate of $.35 per share.

     Mr. Rubinstein, our Chairman of the Board, is entitled to receive a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or kind, as determined by the Board of Directors.


     As of December 31, 2004, our company had issued $1,117,423 in 8% convertible notes. Of that amount, $739,204 is outstanding as of December 31, 2004.

     The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. Beginning November 1, 2003 the conversion price was $.50 per share. As of January 1, 2004, the conversion price was $0.65 per share and as of March 8, 2004, the conversion price was $1.00 per share. Some noteholders are members of our company, our affiliates or their family members. The names and amounts of the recipients are as follows:


                               8% Convertible Note

Date              Name                                       Amount

3.12.03           Cara J. Fascione                                      200,000*

3.31.03           Chasm Holdings                                         26,120

6.9.03            William Haas                                            5,000

6.26.03           Lane Gordon                                            50,000

5.6.03            Chasm Holdings                                          2,000

8.8.03            Tracy Bertolino                                        46,873

9.25.03           Chasm Holdings                                         15,000

9.2.03            Michael Greenburg                                       8,000

10.27.03          Chasm Holdings                                          8,950

10.31.03          Lane Gordon                                            50,000

11.13.03          Lane Gordon                                            50,000

12.18.03          Tracy Bertolino                                         1,400

1.8.04            Chasm Holdings                                         10,000

1.14.04           Chasm Holdings                                          4,000

1.2.04            Elaine Greenburg                                        5,000

1.20.04           Michael Greenburg                                    3,333.50

1.26.04           G Timothy Kane                                         35,000

1.27.04           Barbara Klein                                           5,000

1.27.04           Alexis Rudolph                                          5,000

1.28.04           Tanya Crowley                                          15,000

1.28.04           Barbara Klein                                          10,000

2.3.04            Barry Shore                                             5,000

2.4.04            Robin & William Maher                                  10,000

2.5.04            Ken & Linda Swift                                      10,000

2.6.04            Joe Chang                                               5,000

2.9.04            Terry Buckley                                           5,000

2.13.04           Jill Johnson                                            5,000

2.13.04           Chris Bertolino                                         5,000

2.13.04           Louis Bertolino                                         5,000

2.13.04           Blair & Jill Johnson                                   16,000

2.17.04           Louis Bertolino                                        10,500

2.17.04           Carolyn Bertolino                                       5,000

2.19.04           David Cushing                                          20,000

2.25.04           Melvin Chait                                            9,000

2.25.04           Trudy Becker                                            5,000

2.25.04           Bob Erlichman                                           5,000

2.27.04           Peter Thompson                                         25,000

2.27.04           Carmen Lopez                                            4,000

2.27.04           Lane Gordon                                            50,400

3.5.04            Bob Erlichman                                           7,500

3.8.04            David Cushing                                          20,000

4.22.04           Donald Swift                                            3,000


     * Note and accrued interest converted into Pipeline Data stock during March 2005.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The company's Amended Certificate of Incorporation and By-laws contain provisions eliminating the personal liability of a director to the company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director:

     o for any breach of such director's duty of loyalty to the company or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or

     o for any transaction from which the director derived an improper personal benefit.

     This provision offers persons who serve on the board of directors of the company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the company. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Amended Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     None of the principal accountant's reports on the financial statements for either of the past two years contains an adverse opinion or disclaimer of opinion, and none was modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Drakeford & Drakeford, LLC. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005.

                         INTEREST OF EXPERTS AND COUNSEL

     Our consolidated financial statements as of the years ended December 31, 2004 and 2003 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Drakeford & Drakeford, LLC, independent certified public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Drakeford & Drakeford as experts in auditing and accounting.

     The validity of the shares of common stock offered under this prospectus will be passed upon by the Law Office of Sheila G. Corvino, 811 Dorset West Road, Dorset, Vermont 05251.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

     For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is www.pipelinedata.com.

ITEM 1. FINANCIAL STATEMENTS


     The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 2005, and the results of its operations and changes in its financial position from through June 30 , 2005, have been made. The results of its operations for such interim period are not necessarily indicative of the results to be expected for the entire year. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information

                                                                           Page

Item 1 - Financial Statements


      Balance Sheets as of June 30, 2005 (unaudited) and December 31, 2004  F-3


      Statements of Operations for the six months ended June 30,
         2005 and 2004 (unaudited)                                          F-4



       Statements of Operations for the three months ended June 30,
         2005 and 2004 (unaudited)                                          F-5


      Statement of Stockholders' Equity  for the six months ended June 30,
            2005 (unaudited)                                                F-6



      Statements of Cash Flows for the six months ended June 30, 2005
            and 2004 (unaudited)                                            F-7





      Notes to Financial Statements                                  F-8 - F-18

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 554 Duncan Road
                             Royston, Georgia 30662






REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data, Inc.

     We have reviewed the accompanying balance sheet of Pipeline Data, Inc. as of June 30,2005, and the related statements of operations and of cash flows for the six months periods ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management.

     We have conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we am not aware of any material modifications that should be made to the accompanying consolidated interim financial statements referred to above for them to be in conformity with generally accepted accounting principles.



/S/Drakeford & Drakeford, LLC
-------------------------------------

August 5, 2005


                               PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                 June 30, 2005        December 31, 2004
                                                                                   (Unaudited)
                                   ASSETS                                          -----------

CURRENT ASSETS
    Cash and cash equivalents                                                   $       672,086       $        693,852
    Accounts receivable                                                                 812,774                518,906
     Interest receivable                                                                 36,863                 21,584
     Inventory                                                                           55,367                 40,087
     Advances and prepaid expenses                                                      112,955                 79,644
     Note receivable                                                                    175,000                175,000
                                                                                        -------                -------

           Total current assets                                                       1,865,045              1,529,073
                                                                                      ---------              ---------

PROPERTY AND EQUIPMENT, net                                                             498,727                347,092
                                                                                        -------                -------

OTHER ASSETS
     Restricted cash                                                                          0              2,011,022
     Merchant portfolio and residual rights                                           7,696,258              5,946,268
     Deferred and debt issuance costs                                                   703,323                567,168
     Note receivable                                                                    600,000                550,000
     Deposits                                                                            26,185                 31,867
     Deferred tax assets, net                                                           151,105                      0
     Goodwill                                                                         2,324,762              2,324,762
                                                                                      ---------              ---------

              Total other assets                                                     11,501,633             11,431,087
                                                                                     ----------             ----------

                       TOTAL ASSETS                                             $    13,865,405         $   13,307,252
                                                                                ---------------         --------------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    647,041          $     547,430
    Payroll taxes and withholdings                                                        1,395                 67,736
    Taxes payable                                                                         5,050                 15,547
    Lease obligations-equipment                                                          15,484                 14,766
    Loan payable-revolving line of credit                                                 3,033                 43,987
    Laurus Master Fund convertible debt-current                                         878,522                878,522
                                                                                        -------                -------

            Total current liabilities                                                 1,550,525              1,567,988
                                                                                      ---------              ---------

LONG-TERM LIABILITIES
     Lease obligations-equipment                                                        134,852                 62,717
     Laurus Master Fund convertible debt                                              4,629,315              4,954,813
     Deferred tax liability                                                              23,601                      0
     Notes payable-convertible 8%                                                       539,204                739,204
                                                                                        -------                -------

            Total long-term liabilities                                               5,326,972              5,756,734
                                                                                      ---------              ---------

STOCKHOLDERS' EQUITY
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At June
     30, 2005 and December 31, 2004, there are 0
     shares outstanding, respectively                                                         0                      0
     Common stock authorized 95,000,000 shares, $.001
     each. At June 30, 2005 and December  31, 2004, there are
     26,876,188 and 26,102,022 shares outstanding respectively                           26,876                 26,102
     Common stock subscribed                                                                958                      0
     Deferred compensation                                                               86,536                 34,126
     Additional paid-in capital                                                       8,725,243              7,999,690
    Retained Earnings (deficit)                                                      (1,851,705)            (2,077,388)
                                                                                     -----------            -----------

         Total stockholders' equity                                                   6,987,908              5,982,530
                                                                                      ---------              ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $     13,865,405         $   13,307,252
                                                                                ===============          =============
The accompanying notes are an integral part of these statements.

                                      F-3

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited


                                                                                      For the six months ended
                                                                                June 30, 2005              June 30, 2004

Revenue                                                                   $     10,753,982           $  6,949,854
                                                                          ----------------           ------------

Interchange                                                                      5,352,446              3,474,927
Cost of services sold                                                            2,544,599              1,982,915
Cost of goods sold                                                                  64,170                 99,235
                                                                                   -------                 ------

         Total cost of goods and services sold                                   7,961,215              5,557,077
                                                                                 ---------              ---------

          Gross profit                                                           2,792,767              1,392,777
                                                                                 ---------              ---------

Operating Expenses
    Salaries and payroll cost                                                    1,641,786                743,614
    Selling, general and administrative                                            740,584                422,754
    Depreciation and amortization                                                   51,327                 18,682
                                                                                    ------                 ------

          Total operating Expenses                                               2,433,697              1,185,050
                                                                                 ---------              ---------


          Net income from operations                                               359,070                207,727

Other income and (expenses)
     Interest income                                                                38,005                 17,293
     Interest expense                                                             (321,893)              (112,175)
                                                                                  ---------              ---------

           Total other  (expenses)                                                (283,888)               (94,882)
                                                                                  ---------               --------

           Income before income tax benefit                                         75,182                112,845

Benefit from income taxes                                                          150,501                      0
                                                                                   -------                      -

                  Net income                                                $      225,683          $     112,845
                                                                            ==============          =============

Net earnings per share from continuing operations:
Basic                                                                     $          0.01         $          .01
Diluted                                                                         $          0.01   $          .00
Weighted average number of shares outstanding:
Basic                                                                           26,532,907             18,925,500
Diluted                                                                         29,214,053             28,185,240



The accompanying notes are an integral part of these statements.

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited


                                                                                      For the three months ended
                                                                                June 30, 2005               June 30, 2004

Revenue                                                                    $     6,245,333           $  4,087,989
                                                                           ---------------           ------------

Interchange                                                                      3,258,953              2,043,994
Cost of services sold                                                            1,446,854              1,100,365
Cost of goods sold                                                                  43,830                 72,052
                                                                                   -------                 ------

         Total cost of goods and services sold                                   4,749,637              3,216,411
                                                                                 ---------              ---------

          Gross profit                                                           1,495,696                871,578
                                                                                 ---------                -------

Operating Expenses
    Salaries and payroll cost                                                      836,529                407,793
    Selling, general and administrative                                            402,883                225,772
    Depreciation and amortization                                                   28,191                 10,019
                                                                                    ------                 ------

          Total operating Expenses                                               1,267,603                643,584
                                                                                 ---------                -------


          Net income from operations                                               228,093                227,994

Other income and (expenses)
     Interest income                                                                16,755                  9,786
     Interest expense                                                             (178,561)               (72,702)
                                                                                  ---------               --------

           Total other  (expenses)                                                (161,806)               (62,916)
                                                                                  ---------               --------

           Income before income tax benefit                                         66,287                165,078

Benefit from income taxes (expense)                                                 76,536                      0
                                                                                    ------                      -

                  Net income                                                $      142,823         $      165,078
                                                                            ==============         ==============

Net earnings per share from continuing operations:
Basic                                                                       $         0.01         $          .01
Diluted                                                                     $         0.00         $          .01
Weighted average number of shares outstanding:
Basic                                                                           26,756,098             20,506,512
Diluted                                                                         28,993,670             29,766,252



The accompanying notes are an integral part of these statements.


                               PIPELINE DATA, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                    Unaudited


                                                                               Additional                         Common
                                                             Common stock       Paid-in   Accumulated  Deferred    Stock
                                                       Shares      Amount       Capital      Loss    Compensation Subscribed  Total



Balance at December 31, 2004                        26,102,022    $  26,102 $ 7,999,690 $ (2,077,388) $ 34,126  $   0   $ 5,982,530

Common stock subscribed                                                                                    958                  958

 Issuance of common stock for interest and
   conversion of principal on Laurus debt              199,880        200       199,680                                     199,880

Conversion of 8% convertible notes and interest
   to common stock                                           0          0       231,336                                     231,336

Exercise of warrants                                                            103,061                                     103,061

Issuance of common stock for services                  211,716        21         48,506                                      48,718

Issuance of common stock for employment agree.          58,338         58        72,863                  52,410             125,331

Issuance of common stock for additional portfolio       64,010         64        70,347                                      70,411

Conversion of stock options                            240,222        240          (240)                                          0

Net income for the six months ended
    June 30, 2005 (Unaudited)                      ____________    ________      ______        225,683  ________   ____     225,683
                                                   -------------   --------      ------        -------  --------   ----    -------

Balance at June 30, 2005 (Unaudited)                 26,876,188  $ 26,876   $ 8,725,243  $  (1,851,705) $  86,536  $958 $ 6,987,908
                                                   ============= =========  ===========  +=============  ========= ==== ============



The accompanying notes are an integral part of this statement.

                                      F-6

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    Unaudited

                                                                                     For the six             For the six
                                                                                    months ended             months ended
                                                                                   June 30, 2005            June 30, 2004

OPERATING ACTIVITIES
    Net income (loss)                                                               $  225,683              $   112,845
    Adjustments for noncash and nonoperating items:
            Depreciation and amortization                                               51,327                   18,682
         Common stock for services, debt, portfolio, and other,net                     460,071                   54,203
               Common stock subscribed                                                     958                        0
              Deferred taxes                                                          (151,105)                       0
     Changes in operating assets and liabilities:
         Receivables                                                                  (293,868)                (162,672)
         Notes receivable                                                                    0                  (90,000)
         Interest receivable                                                           (15,279)                     217
         Inventory                                                                     (15,280)                 (34,829)
         Advances and prepaid expenses                                                 (33,311)                  (7,899)
               Deposits                                                                  5,682                        0
                Accounts payable and accrued expenses                                   99,611                   (1,064)
                Payroll taxes and withholdings                                         (66,343)                  11,554
                Other loans and notes payable                                          (38,959)                 (12,500)
                Lease obligations-equipment                                                718                        0
                Loan payable-revolving line of credit                                  (40,954)                 (34,614)
                Taxes payable                                                          (10,497)                 (26,441)
                                                                                       --------                 --------
     Cash provided  (used) by operating activities                                     178,454                 (172,518)
                                                                                       -------                 ---------

INVESTING ACTIVITIES
    Capital expenditures                                                              (202,962)                 (24,157)
    Merchant portfolio and residual rights purchase                                 (1,749,990)                (672,564)
    Note receivable-noncurrent                                                         (50,000)                (500,000)
    Debt issuance costs                                                               (136,155)                (221,960)
    Proceeds from convertible preferred stock                                                0                   14,789
                                                                                             -                   ------
    Cash (used) by investing activities                                             (2,139,107)              (1,403,892)
                                                                                    -----------              -----------

FINANCING  ACTIVITIES
    Proceeds from lease financing                                                       82,045                        0
    Proceeds from convertible notes                                                          0                  385,000
    Proceeds from exercise of warrants                                                       0                    6,667
    Restricted cash                                                                  2,011,022                        0
    Purchase of preferred stock from officer                                                 0               (1,000,000)
    Loan principal and lease obligation payments                                      (154,180)                  (2,301)
    Proceeds from Laurus convertible debt                                                    0                3,000,000
                                                                                             -                ---------
    Cash  provided  by financing activities                                          1,938,887                2,389,366
                                                                                     ---------                ---------

NET  INCREASE (DECREASE)  IN CASH                                                      (21,766)                 812,956
    CASH BALANCE BEGINNING OF PERIOD                                                   693,852                   95,120
                                                                                       -------                   ------

    CASH BALANCE END OF PERIOD                                                     $   672,086           $      908,076
                                                                                   -----------           --------------
    Non Cash Activities:
           Interest                                                                $   179,253             $     91,842
           Income taxes                                                        $             0          $             0
The accompanying notes are an integral part of these statements.

                               PIPELINE DATA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2005


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

     1.   Financial Information-Basis of Presentation

     The accompanying unaudited consolidated financial statements of the parent holding company, Pipeline Data, Inc. (the "Company"); and its majority-controlled subsidiaries, SecurePay.com, Inc. ("SecurePay") and Northern Merchant Services, Inc. ("Northern Merchants), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Operating results for the six month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. All significant intercompany accounts and transactions have been eliminated.

2.   Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

3.       Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

          Restricted Cash:

     Restricted cash represents funds held-on-deposit with Laurus Master Fund, Ltd. (as defined in the Restricted Account Agreement), per closing and delivery agreement as of August 31, 2004.

4.   Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

     The estimated service lives of property and equipment are principally as follows:

                      Furniture and fixtures                         5- 7 years
                      Computer equipment                             3- 7 years
                      Computer software                              2- 7 years

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2005


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

4.   Property and Equipment-(continued)

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

5.   Accounts Receivable and Notes Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $67,501 and $18,572 at June 30, 2005 and December 31, 2004, respectively.

     The Company has three demand notes totaling $175,000 at the simple rate of 10% per annum and three secured promissory notes in the amount of $600,000 together with interest at the rate equal to 6% per annum due on or before July 7, 2007 and May 7, 2008. The $600,000 note is secured by 1,000,000 shares, subject to calls for additional shares in the event that the average closing bid price per share in any 30 day period decreases below $.65 per share.


6.       Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2005


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)


6.       Revenue and Cost Recognition-(continued)

     We follow the requirements of EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining our revenue reporting. Generally, where we have merchant portability and ultimate responsibility for the merchant, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the merchant. This amount includes interchange paid to card issuing banks and assessments paid to credit card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

7.       Advertising Cost

     Advertising  cost are expensed as incurred.  Advertising  expense totaled $
28,024  and  $14,982  for  the  six  months   ended  June  30,  2005  and  2004,
respectively.


8.       Recent Accounting Pronouncements

     New accounting statements issued, and adopted by the Company, include the following:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 14 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows.

     In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2005


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES-(continued)

8.   Recent Accounting Pronouncements-(continued)

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

     In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

     In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

                               PIPELINE DATA, INC.

                                  June 30, 2005




NOTE B--EARNINGS (LOSS) PER SHARE

     Basic net earnings (loss) per common share is computed using the weighted average number of common shares outstanding during the period. The dilutive effect of potential common shares outstanding is included in diluted net earnings per share. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2004, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2004, the Company has net operating loss carry forwards for income tax purposes of $2,024,920. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012. The components of the net deferred tax asset as of are as follows:

         Deferred tax assets:                                     June 30, 2005
                                                                  -------------
         Net operating loss carry forward                           $   619,907
         Current period income                                        ( 25,562)
         Deferred revenue                                                     0
         Deferred stock compensation                                     20,513
                                                                         ------
              Total deferred tax assets                                 614,858
                                                                        -------

         Deferred tax liabilities:
         Difference between book and tax
            depreciation and amortization                                73,753
                                                                         ------

               Total deferred tax liabilities                            73,753

                  Net deferred tax asset before
                valuation allowance                               $     541,105

         Valuation allowance                                          (390,000)
                                                                       --------

         Net deferred tax asset                                  $      151,105
                                                                        =======

     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2004. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. Based on the Company's performance in the first and second quarter of 2005 and the Company's forecast of future taxable income, management determined that a portion of the deferred tax assets that were previously provided were more likely to be realized, and $151,105 of the valuation allowance was released as of June 30, 2005. As a result, the Company realized a tax benefit within the consolidated statement of operations for the six months ended June 30, 2005.

                               PIPELINE DATA, INC.

                                  June 30, 2005

NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The offices of the Company's subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. As of September 22, 2004, the Company expanded it's operations center to One Point Royal, 4400 Northpoint Parkway, Alpharetta, Georgia and signed a lease with Highwoods DLF 98/29,LP. This is a sixty-two month lease with annual rent from $38,070 to $64,273. Total base rent for the sixty-two months is $304,699.04. As of January 1, 2005 Pipeline Data, Inc. will pay the sum of $3,400 per month in rent and have the occupancy rites to the property at 166 West 72nd Street, New York City, N.Y. This sub-lease will extend for a period of five months and terminate May 31, 2005. In taking possession of the rental property January 1, 2005, Pipeline Data, Inc. will bear the full responsibility for all utilities and maintenance of the property.

     Leases-Related Party:

     The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers' of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.


Capital Equipment Lease:

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00. On July 1, 2004, the Company entered into two capital leases with American Express Business Finance for software installation services and equipment and MAS200 software. Both leases are for a term of sixty months with a buyout option of $1.00. Monthly payments on the equipment and software are $908.03 and $256.60 for the software installation services. On September 16, 2004, the Company entered into a capital lease with Ikon Financial Services for fax, copier and printer equipment. This lease is for a term of sixty months with a buyout option of $1.00 and monthly payments of $520.16. On March 1, 2005, the Company entered into a capital equipment lease with VAResources, Inc. for computer related equipment in the amount of $47,199.32. The initial term of the lease is for a period of 36 months with monthly payments of $1,611.05 and an advance lease payment of $3,222.10. On March 30, 2005, the Company entered into two leases with VAResources, Inc. Both leases are for a term of 36 months with advance lease payments. The office furniture lease totals $20,830.00 with monthly payments of $722.36 and the advance two months payment of $1,444.72. The computer equipment lease totals $14,016.00 with monthly payments of $487.35 and the advance two months payment of $974.70.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                  June 30, 2005

NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2005.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.

     As of June 30, 2005, no options have been exercised and the Company has reserved an aggregate of 5,988,557 shares of common stock pending the exercise of the options.

         Stock option activity is summarized as follows:

      Options outstanding at beginning of year             2,968,115
      Granted                                              3,441,616
      Exercised                                            (340,000)
      Forfeited                                             (81,174)
                                                        ------------
      Options outstanding at end of the period             5,988,557
                                                        ============

     In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS No. 123R"). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing proforma disclosure only. This standard is effective as of January 1, 2006 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. SFAS No. 123R permits public companies to adopt its requirements using one of three methods: the "modified prospective" method, the "modified retrospective" method to January 1, 2005, or the "modified retrospective" method to all prior years for which SFAS No. 123 was effective. We have not yet determined which adoption method to utilize. Further, we have not yet decided whether we will adopt the provisions of this standard on January 1, 2006, as required, or earlier, as allowed.

                               PIPELINE DATA, INC.

                                  June 30, 2005

NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - RELATED PARTY TRANSACTIONS

     The Company's subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. See Note I for details of repurchase of 2,000 shares of the Company's preferred stock from Kevin and Nancy Weller.

     When the acquisitions of SecurePay and Northern Merchant Services, Inc. were purchased, certain earn-in capabilities based upon revenue milestones achieved were recorded as a contingency based on SFAS No.141-Business
Combinations. Since the future earnings was achieved during the end of this quarter, the consideration paid in stock (5,800,000 shares of common stock), was recorded as an additional cost to the Company. The Northern Merchant Services, Inc. acquisition amounted to an additional 2,000,000 shares of common stock at a price of $.22 per share and the acquisition of SecurePay.com, Inc. amounted to 3,800,000 shares of common stock at a price of $.46 per share. An additional 4,800,000 shares of common stock are being held in escrow for the earn-in capabilities with the deadline for meeting these revenue targets terminating on March 31, 2005 for SecurePay and August 31, 2005 for Northern Merchant Services, Inc. To date, 2,000,000 shares have been issued pursuant to these milestones. The board of directors have determined that it is in the best interest of the company to change the nature of the earn-in requirement and requested that a new milestone be created. Thus, the final one million shares earn-in is available if Kevin and Nancy Weller successfully (i) oversee and open a new facility in Brasher Falls and (ii) develop and launch government payment processing solution. The milestone period for SecurePay.com, Inc. has now expired and three million eight hundred thousand shares have been issued to compensate for milestones achieved prior to expiration.

NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

     Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $3,033 and $43,987 at June 30, 2005 and December 31, 2004, respectively.

     Details of Short-Term Debt:

                                                June 30,           December 31,
                                                  2005                2004
                                                -------            ------------

           Laurus Master Fund                   $  878,522         $    878,522

         Details of Long-Term Debt:

         Laurus Master Fund                     $ 4,629,315        $  4,954,813
            8% Convertible notes                $   539,204        $    739,204

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                  June 30, 2005


NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

         Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

            Capital Lease Obligations:

     See Note D-Lease Agreements for lease obligations with Hewlett Packard Financial Services Company, American Express Business Finance, Ikon Financial
Services, and VAResources, Inc. As of June 30, 2005, the current portion amounted to $15,484, and the long-term portion amounted to $134,852.


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

     In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

                               PIPELINE DATA, INC.

                                  June 30, 2005


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150
                       (continued)

INTANGIBLE ASSET-MERCHANT PORTFOLIO

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.


NOTE I - DEBT/FINANCING

     On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provides for borrowings of two million dollars, together with any accrued and unpaid interest, to be paid on February 27, 2007, if not sooner paid. Interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007.

     Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. This option was exercised on June 16, 2004, in the amount of $1,000,000. Amortizing payments of the aggregate principal amount outstanding under this loan agreement of $16,667 began on January 1, 2005 and recur on the first calendar day of each succeeding month thereafter until the Maturity Date. Monthly payments of principal are from July 1, 2005 through July 1, 2007, the Monthly Amortization will increase to $20,833.00. On August 31, 2004, the Company entered into another Secured
Convertible Term Note with Laurus Master Fund, LTD. in the amount of three million dollars which is convertible into shares of the Company's common stock, $.001 par value per share at an initial fixed conversion price of $1.00 per share of common stock. Amortizing payments of the aggregate principal amount outstanding under this loan agreement of $8,333 began on March 1, 2005 and recur on the first calendar day of each succeeding month thereafter until the September 1, 2005. Monthly payments of principal are from October 1, 2005 through August 31, 2007, the Monthly Amortization will increase to $20,833.00. Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

                               PIPELINE DATA, INC.

                                  June 30, 2005


NOTE I - DEBT/FINANCING (continued)

     Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

(i) a price of $1.25 -125% of the Fixed Conversion Price for the first 166,667 shares acquired,

(ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 166,667 shares acquired,

(iii)a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Master Fund was paid a fee of $105,000.

     Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of Pipeline Data, Inc.'s preferred stock from Kevin and Nancy Weller.

     On August 31, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date, and at any time or from time to time before August 31, 2011, up to 600,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

(i) a price of $1.25 -125% of the Fixed Conversion Price for the first 200,000 shares acquired,

(ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 200,000 shares acquired,

(iii)a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired.

     All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $125,000.


NOTE J - MERCHANT PORTFOLIO AND RESIDUAL RIGHTS PURCHASE

     As of March 11, 2005, the Company and Laurus Master Fund, LTD., amended the terms of (i) that certain Registration Rights Agreement, dated as of June 16, 2004, and (ii) that certain Registration Rights Agreement, dated as of August 31, 2004, have agreed to make certain changes to each Registration Rights Agreement as set forth as follows:

     Laurus has agreed to cancel that certain Common Stock Purchase warrant issued by Company dated August 31, 2004, and the Company will issue a replacement warrant for 600,000 shares of the Common Stock of the Company exercisable at $1.40 per share and the Company shall issue an additional common stock purchase warrant to Laurus to purchase up to 100,000 shares of the Common Stock of the Company.

     During the period ended March 31, 2005, the following merchant portfolios were acquired using funds from the Laurus financing: On February 21, 2005, our subsidiary Pipeline Data Portfolio Acquisitions, Inc. purchased the Residual Rights from an aggregate 830 merchant accounts from CPS of New York, Inc. for the purchase price of $1,090,011 and on March 1, 2005, purchased 775 merchant accounts from Advanced Internet Services, LLC. for an aggregate purchase price of $589,589 plus 64,010 shares of our restricted common stock.

NOTE K - SUBSEQUENT EVENTS

     On March 16, 2005, Pipeline Data, Inc. announced that it had signed a letter of intent to acquire Florida-based Charge.com. As of July 15, 2005, an agreement and plan of merger was entered into by and among Pipeline Data, Inc., Charge.com,Inc. and Charge.com Acquisition, Inc.. Under the terms of the agreement, Pipeline Data, Inc. will purchase Charge.com for $7.5 million in
cash, and   $9 million in  shares of Pipeline  Data,  Inc.'s  common  stock.

PART I

                          ITEM 1. FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared By the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of December 31, 2004, and the results of its operations and changes in its financial position from January 1, 2004, through December 31, 2004, have been made.

                          INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information

                                                                          Page

Item 1 - Financial Statements


      Balance Sheets as of December 31, 2004 and 2003                       F-4


      Statements of Operations for the years ended December 31,
         2004 and 2003                                                      F-5



      Statements of Stockholders' Equity  for the years ended December 31,
            2004 and 2003                                                   F-6



      Statements of Cash Flows for the years ended December 31, 2004
            and  2003                                                       F-7





      Notes to Financial Statements                                  F-8 - F-22

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS


REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data, Inc.

     We have audited the consolidated balance sheets of Pipeline Data, Inc. as of December 31, 2004, and 2003,and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pipeline Data, Inc., as of December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.



/S/Drakeford & Drakeford, LLC
-------------------------------------

March 29, 2005



                               PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                               December 31, 2004      December 31, 2003
                                   ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                      $    693,852            $    95,120
    Accounts receivable                                                                 518,906                294,957
     Interest receivable                                                                 21,584                  5,394
     Inventory                                                                           40,087                 21,910
     Advances and prepaid expenses                                                       79,644                 51,316
     Note receivable                                                                    175,000                 85,000
                                                                                        -------                 ------

           Total current assets                                                       1,529,073                553,697
                                                                                      ---------                -------

PROPERTY AND EQUIPMENT, net                                                             347,092                135,258
                                                                                        -------                -------

OTHER ASSETS
     Restricted cash                                                                  2,011,022                      0
     Investment- preferred stock                                                              0                172,309
     Merchant portfolio                                                               5,280,812              2,500,000
     Residual rights purchase                                                           665,456                      0
     Deferred and debt issuance costs                                                   567,168                      0
     Note receivable                                                                    550,000                      0
     Deposits                                                                            31,867                    850
     Goodwill                                                                         2,324,762                176,005
                                                                                      ---------                -------

              Total other assets                                                     11,431,087              2,849,164
                                                                                     ----------              ---------

                       TOTAL ASSETS                                               $  13,307,252           $  3,538,119
                                                                                  -------------           ------------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    471,198            $   306,183
    Accrued salaries                                                                     76,232                 72,974
    Payroll taxes and withholdings                                                       67,736                 50,586
    Taxes payable                                                                        15,547                 30,942
    Lease obligations-equipment                                                          14,766                  4,839
    Loan payable-revolving line of credit                                                43,987                 36,228
    Notes payable                                                                       878,522                 12,500
                                                                                        -------                 ------

            Total current liabilities                                                 1,567,988                514,252
                                                                                      ---------                -------

LONG-TERM LIABILITIES
     Officer loans payable                                                                    0                100,000
     Lease obligations-equipment                                                         62,717                 13,039
     Officers right of mandatory redemption (Note H)                                          0              2,500,000
     Laurus Master Fund convertible debt                                              4,954,813                      0
     Notes payable-convertible 8%                                                       739,204                726,023
                                                                                        -------                -------

            Total long-term liabilities                                               5,756,734              3,339,062
                                                                                      ---------              ---------

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At
     December 31, 2004 and 2003, there are 0 and 5,000
     shares outstanding, respectively                                                         0                      5
      Common stock authorized 95,000,000 shares, $.001
      each. At December 31, 2004 and December  31, 2003, there
      are 26,102,022 and 13,146,250 shares outstanding respectively                      26,101                 13,146
     Deferred compensation                                                               34,126                      0
     Additional paid-in capital                                                       7,999,691              1,451,821
    Retained Earnings (deficit)                                                      (2,077,388)            (1,780,167)
                                                                                     -----------            -----------

         Total stockholders' equity (deficit)                                         5,982,530               (315,195)
                                                                                      ---------               ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $   13,307,252         $    3,538,119
                                                                                  =============          =============

The accompanying notes are an integral part of these statements.

                                      F-4

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS






                                                                                       For the years ended
                                                                          December 31, 2004          December 31, 2003


Revenue                                                                    $    15,565,134          $  10,246,955
                                                                           ---------------          -------------

Interchange                                                                      8,267,961              5,736,108
Cost of services sold                                                            4,000,070              2,605,904
Cost of goods sold                                                                 175,939                190,946
                                                                                  --------                -------

          Total cost of goods and services sold                                 12,443,970              8,532,958
                                                                                ----------              ---------

          Gross profit                                                           3,121,164              1,713,997
                                                                                 ---------              ---------

Operating Expenses
    Salaries and payroll cost                                                    1,928,121              1,152,865
    Selling, general and administrative                                          1,140,923                773,123
    Depreciation and amortization                                                   46,128                 35,222
                                                                                    ------                 ------

          Total operating Expenses                                               3,115,172              1,961,210
                                                                                 ---------              ---------


          Net (loss) from operations                                                 5,992               (247,213)

Other income and expenses
     Interest and other income                                                      64,266                 24,235
     Interest expense                                                             (367,479)               (76,812)
                                                                                  ---------               --------

           Total other income (expenses)                                          (303,213)               (52,577)
                                                                                  ---------               --------

                  Income (loss)                                               $  ( 297,221)          $  ( 299,790)
                                                                              -------------          -------------


Basic  earnings (loss) per common share                                    $         (.01)        $         (.02)
                                                                           ===============        ===============

Weighted average shares outstanding, basic                                      21,107,818             12,902,851


The accompanying notes are an integral part of these statements.


                               PIPELINE DATA, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY ( DEFICIT)

                                                                                       Additional
                                                          Common stock          Paid-in     Accumulated   Deferred
                                                      Shares         Amount     Capital     Loss        Compensation      Total


Balance at December 31, 2002                        12,706,723     $ 12,707  $ 1,324,896   $ (1,480,377)     $ 0         $ (142,769)

Issuance of common stock for services                  160,979          161       29,839                                     30,000

Conversion of 8% convertible note                       43,686           43       15,191                                      15,234

Sale of common stock on August 8, 2003                 134,286          134       46,739                                      46,873

Issuance of common stock on December 31, 2003
 for services and debt                                 100,576          101       35,156                                      35,257

Net loss for the year ended December  31, 2003       _________       _______      ________     (299,790)   _________       (299,790)
                                                    -----------     ---------    ---------    ---------    ---------       ---------

Balance at December 31,2003                         13,146,250        13,146    1,451,821    (1,780,167)        0          (315,195)

  Conversion of 3,000 shares of series A preferred
     conv. stock to 3,000,000 shares of common       3,000,000         3,000    1,497,000                                  1,500,000

  (5,000 shares of series A preferred conv.)                                            5
Canceled

Issuance of common stock for services                  218,319           218       116,482                                   116,700

Issuance of common stock for residual rights            32,952            33        29,967                                    30,000

Issuance of common stock for additional portfolio    2,367,764         2,368     2,071,078                                 2,073,446

Issuance of common stock-employment agreements          69,422            69        86,708                                    86,777

Exercise of warrants                                   106,665           107        37,203                                    37,310

Exercise of stock options                               10,000            10         3,490                                     3,500

Conversion of 8% conv. note to common stock          1,170,153         1,170       408,384                                   409,554

Issuance of common stock for interest                  256,497           256       123,237                                   123,493

Issuance of common stock due to earnings level       5,674,000         5,674     2,124,366                                 2,130,040

Issuance of common stock for note payment               50,000            50        49,950                                    50,000

Deferred stock compensation, net of unvested
    stock bonus outstanding                                                                                   34,126          34,126

Net loss for the year ended December  31, 2004         ________        _______     _________     (297,221)   ________      (297,221)
                                                       --------        -------     ---------     ---------   --------      ---------



Balance at December 31, 2004                         26,102,022     $  26,101   $ 7,999,691  $ (2,077,388) $  34,126    $  5,982,530
                                                     ==========     =========    =========== ============= ============ ============

The accompanying notes are an integral part of this statement.

                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the year ended          For the year ended
                                                                                 December 31, 2004           December 31, 2003

OPERATING ACTIVITIES
    Net (loss)                                                                    $  ( 297,221)             $  (299,790)
    Adjustments for noncash and nonoperating items:
            Depreciation and amortization                                               46,128                   35,222
          Common stock for services, other                                             248,321                   65,257
          Conversion of 8% convertible notes                                             5,800                   18,350
     Changes in operating assets and liabilities:
         Receivables                                                                  (223,949)                 (41,250)
         Note receivable                                                              (640,000)                 (84,000)
         Accrued interest receivable                                                   (16,190)                     875
         Inventory                                                                     (18,177)                   7,584
         Deposits                                                                      (31,017)                       0
         Advances and prepaid expenses                                                 (28,328)                 (44,976)
          Officer loans payable                                                       (100,000)                 (11,552)
                Accounts payable and accrued expenses                                  165,015                   63,165
                Accrued salaries                                                         3,258                   18,598
                Payroll taxes and withholdings                                          17,150                   (5,930)
                Other loans and notes payable                                           (4,741)                (112,572)
                Lease obligations-equipment                                              9,927                    4,839
                Taxes payable                                                          (15,395)                 (42,828)
                                                                                       --------                 --------

     Cash  (used) by operating activities                                             (879,419)                (429,008)
                                                                                      ---------                ---------

INVESTING ACTIVITIES
    Capital expenditures                                                              (257,962)                 (28,541)
    Merchant portfolio                                                                (574,582)                       0
    Residual rights purchase                                                          (665,456)                       0
    Debt issuance costs                                                               (567,168)                       0
    Change in restricted cash                                                       (2,011,022)                       0
     Proceeds from preferred stock                                                     172,309                   36,674
                                                                                       -------                   ------

    Cash provided (used) by investing activities                                    (3,903,881)                   8,133
                                                                                    -----------                   -----

FINANCIAL ACTIVITIES
    Proceeds from sale of stock                                                        172,309                   46,873
    Proceeds from lease financing                                                       60,988                   18,392
    Proceeds from convertible notes                                                    289,400                  383,120
    Proceeds from exercise of warrants                                                  37,310                        0
    Purchase of preferred stock from officer                                        (1,000,000)                       0
    Lease obligation payments                                                          (11,310)                  (5,353)
    Proceeds from Laurus convertible debt                                            6,000,000                        0
    Loan payments                                                                     (166,665)                 (12,500)
                                                                                      ---------                 --------

    Cash provided by financing activities                                            5,382,032                  430,532
                                                                                     ---------                  -------

NET  INCREASE  IN CASH                                                                 598,732                    9,657

    CASH BALANCE BEGINNING OF PERIOD                                                    95,120                   85,463
                                                                                        ------                   ------

    CASH BALANCE END OF PERIOD                                                     $   693,852               $   95,120
                                                                                   -----------               ----------

    NON CASH ACTIVITIES:
            Interest                                                              $    367,479             $     54,821
            Corporate income taxes                                            $              0          $             0

The accompanying notes are an integral part of these statements


                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

1.       Nature of Operations/ Basis of Presentation

         Nature of Operations

     Pipeline Data, Inc. (the "Company"), was incorporated in June 1997 in the state of Delaware. On March 19, 2002, the Company acquired all of the stock of SecurePay.com, Inc., ("SecurePay") and on August 26, 2002, acquired all of the stock of Northern Merchant Services, Inc.("Northern Merchants"). The Company is a custom credit card transaction processor that serves as a intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants.

         Basis of Presentation

     The accompanying consolidated financial statements of the parent holding company, Pipeline Data, Inc., and its majority-controlled subsidiaries, SecurePay.com, Inc. and Northern Merchant Services, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated.

2.   Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

         Restricted Cash:

      Restricted cash represents funds held-on-deposit with Laurus Master Fund, Ltd. (as defined in the Restricted Account Agreement), per closing and delivery agreement as of August 31, 2004. (Note-J).

3.   Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.


4.   Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)

4. Property and Equipment (continued)

     The estimated service lives of property and equipment are principally as follows:

                Furniture and fixtures                         5- 7 years
                   Computer equipment                          3- 7 years
                   Computer software                           2- 7 years

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

5.       Accounts and Notes Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $18,572 and $9,729 at December 31, 2004 and 2003, respectively.

     The Company has three demand notes totaling $175,000 at the simple rate of 10% per annum and two secured promissory notes in the amount of $550,000 together with interest at the rate equal to 6% per annum due on or before July 7, 2007 and May 7, 2008. The $500,000 note is secured by 1,000,000 shares, subject to calls for additional shares in the event that the average closing bid price per share in any 30 day period decreases below $.65 per share.

6.  Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2004

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)



6. Revenue and Cost Recognition (continued)

     payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.

     We follow the requirements of EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining our revenue reporting. Generally, where we have merchant portability and ultimate responsibility for the merchant, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the merchant. This amount includes interchange paid to card issuing banks and assessments paid to credit card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

7.        Advertising Cost

     Advertising cost are expensed as incurred. Advertising expense totaled $ 34,773 for 2004 and $ 19,056 for 2003.


8.       Recent Accounting Pronouncements

     New accounting statements issued, and adopted by the Company, include the following:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 14 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2004


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)

8. Recent Accounting Pronouncements (continued)

     In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

     In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               PIPELINE DATA, INC.

                                December 31, 2004

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)

8. Recent Accounting Pronouncements (continued)

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

     In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

     In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2004



NOTE B--EARNINGS PER SHARE

     Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.



  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2004, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2004, the Company has net operating loss carry forwards for income tax purposes of $2,024,920. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012. The components of the net deferred tax assets are as follows:

         Deferred tax assets:
         Net operating loss carry forward                         $     604,816
         Current year loss                                              101,055
         Deferred revenue                                                   367
         Deferred stock compensation                                     18,819
                                                                         ------
              Total deferred tax assets                                 725,057
                                                                        -------

         Deferred tax liabilities:
         Difference between book and tax
            depreciation and amortization                                94,403
         Capital loss                                                    10,747
                                                                         ------
               Total deferred tax liabilities                           105,150
                                                                        -------

         Net deferred tax asset before
                valuation allowance                                $    619,907

         Valuation allowance                                           (619,907)
                                                                       ---------
         Net deferred tax asset                                    $        -0-
                                                                        =======

     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2004. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                               PIPELINE DATA, INC.

                                December 31, 2004

NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The offices of the Company's subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet. As of September 22, 2004, the Company expanded it's operations center to One Point Royal, 4400 Northpoint Parkway, Alpharetta, Georgia and signed a lease with Highwoods DLF 98/29,LP. This is a sixty-two month lease with annual rent from $38,070 to $64,273. Total base rent for the sixty-two months is $304,699.04.

     Beginning January 1, 2005 Pipeline Data, Inc. will pay the sum of $3,400 per month in rent and have the occupancy rites to the property at 166 West 72nd street. This sub-lease will extend for a period of six months and terminate June 30, 2005. In taking possession of the rental property January 1, 2005, Pipeline Data, Inc. will bear the full responsibility for all utilities and maintenance of the property.

                 Leases-Related Party:

     The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers' of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.


                  Capital Equipment Lease:

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00. On July 1, 2004, the Company entered into two capital leases with American Express Business Finance for software installation services and equipment and MAS200 software. Both leases are for a term of sixty months with a buyout option of $1.00. Monthly payments on the equipment and software are $908.03 and $256.60 for the software installation services. On September 16, 2004, the Company entered into a capital lease with Ikon Financial Services for fax, copier and printer equipment. This lease is for a term of sixty months with a buyout option of $1.00 and monthly payments of $520.16.

                               PIPELINE DATA, INC.

                                December 31, 2004


NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2004.


     During the year ended December 31, 2004, the Company's Board of Directors approved the grant of 430,478 stock options also to key employees and independent consultants with a weighted average exercise price of $0.95. Of the 430,478 options awarded to employees during the year, vest one-third each year beginning January 1, 2005. The options awarded to the Directors at December 31, 2004, (94,737 options), vest on January 1, 2005. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2005.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.


     As of December 31, 2004, no options have been exercised and the Company has reserved an aggregate of 2,968,115 shares of common stock pending the exercise of the options. In addition, the Company has contractual obligations to issue 1,500,000 and 1,000,000 stock options pursuant to employment agreements.

     Stock option activity is summarized as follows:

      Options outstanding at beginning of year             2,547,637
      Forfeited                                                -0-
      Exercised                                              (10,000)
      Issued                                                 430,478
                                                             -------

      Options outstanding at end of the period             2,968,115
                                                           =========

                               PIPELINE DATA, INC.

                                December 31, 2004




NOTE E - STOCK OPTION ISSUANCES (continued)

     In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS No. 123R"). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing proforma disclosure only. This standard is effective as of July 2005 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. SFAS No. 123R permits public companies to adopt its requirements using one of three methods: the "modified prospective" method, the "modified retrospective" method to January 1, 2005, or the "modified retrospective" method to all prior years for which SFAS No. 123 was effective. We have not yet determined which adoption method to utilize. Further, we have not yet decided whether we will adopt the provisions of this standard on July 1, 2005, as required, or earlier, as allowed.

     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - RELATED PARTY TRANSACTIONS

     The Company's subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. (see Note D ) See Note I for details of repurchase of 5,000 shares of the Company's preferred stock from Kevin and Nancy Weller.

     When the acquisitions of SecurePay and Northern Merchant Services, Inc. were purchased, certain earn-in capabilities based upon revenue milestones achieved were recorded as a contingency based on SFAS No.141-Business
Combinations. Since the future earnings was achieved during the end of this quarter, the consideration paid in stock (5,800,000 shares of common stock), was recorded as an additional cost to the Company. The Northern Merchant Services, Inc. acquisition amounted to an additional 2,000,000 shares of common stock at a price of $.22 per share and the acquisition of SecurePay.com, Inc. amounted to 3,800,000 shares of common stock at a price of $.46 per share. An additional 4,800,000 shares of common stock are being held in escrow for the earn-in capabilities with the deadline for meeting these revenue targets terminating on March 31, 2005 for SecurePay and August 31, 2005 for Northern Merchant Services, Inc.

     Chasm Holding, Inc., a related party, was paid $244,554 during the year 2004 for management services.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2004




NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

         Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $43,987 and $36,228 at December 31, 2004 and December 31, 2003, respectively.

         Details of Short-Term Debt:

                                                            December 31,
                                                    2004                   2003

           Ladco Financial Group              $        0            $     12,500
           Laurus Master Fund                 $  878,522            $          0

         Details of Long-Term Debt:

           Laurus Master Fund                 $4,954,813            $          0
           Officer's Loan Payable             $        0            $    100,000
            8% Convertible notes              $  739,204            $    726,023
            Officer preferred stock subject
                 to mandatory redemption
                 (see Note I)                 $        0            $  2,500,000

                               PIPELINE DATA, INC.

                                December 31, 2004


NOTE G - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

         Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

         Capital Lease Obligations:

     See Note D-Lease Agreements for lease obligation with Hewlett Packard Financial Services Company, Murray Hill, New Jersey, American Express Business Finance and Ikon Financial Services. As of December 31, 2004, the current portion amounted to $14,766, and the long-term portion amounted to $62,717.


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

     In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     By adopting SFAS No. 150, the Company recognizes the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers' of the Company, that was part of the acquisition of Northern Merchant Services, Inc.(NMSI). This preferred convertible stock was issued in conjunction with the acquisition agreement of NMSI from the Wellers. Under the terms of the agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Wellers have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2004


NOTE H - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150
                       (continued)



INTANGIBLE ASSET-MERCHANT PORTFOLIO

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.


NOTE I - DEBT/FINANCING

         Debt/Financing:

     On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provides for borrowings of two million dollars, together with any accrued and unpaid interest, to be paid on February 27, 2007, if not sooner paid. Interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007.

     Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. This option was exercised on June 16, 2004, in the amount of $1,000,000.

     On August 31, 2004, the Company entered into another Secured Convertible Term Note with Laurus Master Fund, LTD. in the amount of three million dollars which is convertible into shares of the Company's common stock, $.001 par value per share at an initial fixed conversion price of $1.00 per share of common stock.

     Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

                               PIPELINE DATA, INC.

                                December 31, 2004


NOTE I - DEBT/FINANCING (continued)


     Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

          (i) a price of $1.25 -125% of the Fixed Conversion Price for the first 166,667 shares acquired,

          (ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 166,667 shares acquired,

          (iii) a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired.

     All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $105,000.

     Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of Pipeline Data, Inc.'s preferred stock from Kevin and Nancy Weller.

     On August 31, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date, and at any time or from time to time before August 31, 2011, up to 600,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows:

          (i) a price of $1.25 -125% of the Fixed Conversion Price for the first 200,000 shares acquired,

          (ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 200,000 shares acquired,

          (iii) a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired.

     All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Capital Management, LLC was paid a fee of $125,000.



NOTE J - MERCHANT PORTFOLIO AND RESIDUAL RIGHTS PURCHASE


                Asset Purchase Agreement

     On March 15, 2004, Northern Merchant Services, Inc. (a subsidiary of the Company) entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for Residuals Rights which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants shall pay an aggregate purchase price of $131,363.00 plus 21,968 shares of restricted Pipeline Data, Inc. common stock to McElhiney; $42,093.33 plus 0 shares to Hornung; and, $94,624.68 plus 10,984 shares of restricted Pipeline Data, Inc. common stock to Thornton.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2004



NOTE J - MERCHANT PORTFOLIO AND RESIDUAL RIGHTS PURCHASE (continued)

     On May 18, 2004, we entered into an asset purchase agreement to purchase the Residual Rights to 1801 merchant accounts representing $68,911,363 in annual consumer charge volume on a historical basis from Millennium Merchant Services, Inc. and Kent Stiritz in a series of transactions. A total of 4.2 million shares of our common stock have been set aside for the purchase of the Residual Rights (subject to adjustments in the event of a reverse stock split or other stock recombination and with a price adjustment right over a three month look back period). To date, 2,246,764 shares of our common stock have been issued to Mr. Stiritz.

     On May 25, 2004, our subsidiary Northern Merchant Services, Inc. purchased from United Processing Corporation Ltd. its Residual Rights under two merchant solicitation agreements representing an aggregate of 2,300 merchant accounts and 36,174,287 annual consumer charge volume on a historical basis. The aggregate purchase price was $312,000 and 21,000 shares of our common stock. The two merchant agreements under which Residual Rights were transferred are: (i) an Agreement dated April 30, 1996 with EFS NATIONAL BANK and (ii) an Agreement dated April 2, 1998 with NATIONAL PAYMENT SYSTEMS, INC., a New York Corporation, d/b/a Card Payment Systems.

     On October 1, 2004 our subsidiary, Pipeline Data Portfolio Acquisitions, Inc purchased the Residual Rights to an aggregate of 511 merchant accounts representing $10,496,180 in annual consumer chanrge volume, on a historical basis, from Diversified Debit and Credit, Inc for an aggregate purchase price of $119,372.

     On December 1, 2004, our subsidiary Pipeline Data Portfolio Acquisitions, Inc purchased the Residual Rights from an aggregate of 238 merchant accounts representing $4,021,176 in annual consumer charge volume on a historical basis from Merchant Select Services, Inc. The purchase price was $56,320.

                               PIPELINE DATA, INC.

                                December 31, 2004



NOTE K - SUBSEQUENT EVENTS

     As of March 11, 2005, the Company and Laurus Master Fund, LTD., amended the terms of (i) that certain Registration Rights Agreement, dated as of June 16, 2004, and (ii) that certain Registration Rights Agreement, dated as of August 31, 2004, have agreed to make certain changes to each Registration Rights Agreement as set forth as follows:

     Laurus has agreed to cancel that certain Common Stock Purchase warrant issued by Company dated August 31, 2004, and the Company will issue a replacement warrant for 600,000 shares of the Common Stock of the Company exercisable at $1.40 per share and the Company shall issue an additional common stock purchase warrant to Laurus to purchase up to 100,000 shares of the Common Stock of the Company. On March 16, 2005, Pipeline Data, Inc. announced that it had signed a letter of intent to acquire Florida-based Charge.com. Under the terms of the agreement, Pipeline Data, Inc. will purchase Charge.com for $7.5 million in cash, $3.5 million in the form of a promissory note, 5 million shares of Pipeline Data, Inc.'s common stock and an additional 1 million shares of Pipeline Data, Inc.'s common stock based on Charge.com fulfilling certain performance requirements. During 2005 the following merchant portfolios were acquired using funds from the Laurus financing: On February 21, 2005, our subsidiary Pipeline Data Portfolio Acquisitions, Inc. purchased the Residual Rights from an aggregate 830 merchant accounts from CPS of new York, Inc. for the purchase price of $1,090,011 and on March 1, 2005, purchased 775 merchant accounts from Advanced Internet Services, LLC. for an aggregate purchase price of $589,589 plus 64,010 shares of our restricted common stock.

                               PIPELINE DATA INC.
                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2003





--------------------------------------------------------------------------------

                                     PART I

                              FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared By the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of December 31, 2003, and the results of its operations and changes in its financial position from January 1, 2003, through December 31, 2003, have been made.

                          INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information
                                                                                                           Page

Item 1 - Financial Statements


      Balance Sheets as of December 31, 2003 and 2002                                                        F-4


      Statements of Operations for the years ended December 31,
         2003 and    2002                                                                                    F-5




      Statements of Stockholders' Equity  for the years ended December 31,
            2003 and 2002                                                                                    F-6



      Statements of Cash Flows for the years ended December 31, 2003
            and 2002                                                                                         F-7





      Notes to Financial Statements                                                               F-8  -    F-20


                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         A LIMITED LIABILITY CORPORATION
                            ACCOUNTANTS & CONSULTANTS









REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of Pipeline Data, Inc.

     We have audited the consolidated balance sheets of Pipeline Data, Inc. as of December 31,2003, and 2002,and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Data, Inc., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.





S/Drakeford & Drakeford, LLC
-------------------------------------

March 24, 2004


                               PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                               December 31, 2003      December 31, 2002
                                     ASSETS


CURRENT ASSETS
    Cash and cash equivalents                                                      $     95,120            $85,463
    Accounts receivable                                                                 294,957            253,707
     Interest receivable                                                                  5,394              6,269
     Inventory                                                                           21,910             29,494
     Advances and prepaid expenses                                                       51,316              6,340
     Note receivable                                                                     85,000              1,000
                                                                                         ------              -----

           Total current assets                                                         553,697            382,273
                                                                                        -------            -------

PROPERTY AND EQUIPMENT, net                                                             135,258            126,705
                                                                                        -------            -------

OTHER ASSETS
     Investment- preferred stock                                                        172,309            208,983
     Merchant portfolio                                                               2,500,000                  0
     Deposits                                                                               850                850
     Goodwill                                                                           176,005            176,005
                                                                                        -------            -------

              Total other assets                                                      2,849,164            385,838
                                                                                      ---------            -------

                       TOTAL ASSETS                                                $  3,538,119           $894,816
                                                                                   ------------         ----------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    306,183           $243,018
    Accrued salaries                                                                     72,974             54,376
    Payroll taxes and withholdings                                                       50,586             56,516
    Taxes payable                                                                        30,942             73,770
    Lease obligations-equipment                                                           4,839                  0
    Loan payable-revolving line of credit                                                36,228             11,300
    Notes payable                                                                        12,500            150,000
                                                                                         ------            -------

            Total current liabilities                                                   514,252            588,980
                                                                                        -------            -------

LONG-TERM LIABILITIES
     Officer loans payable                                                              100,000            111,552
     Lease obligations-equipment                                                         13,039                  0
     Note payable                                                                             0             12,500
     Officers right of mandatory redemption (Note H)                                  2,500,000                  0
     Notes payable-convertible 8%                                                       726,023            324,553
                                                                                        -------            -------

            Total long-term liabilities                                               3,339,062            448,605
                                                                                      ---------            -------

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At
     December 31, 2003 and 2002, there are 5,000 shares outstanding,
     respectively                                                                             5                  5
      Common stock authorized 95,000,000 shares, $.001
      each. At December 31, 2003 and December  31, 2002, there
      are 13,146,250 and 12,706,723 shares outstanding respectively                      13,146             12,707

     Additional paid-in capital                                                       1,451,821          1,324,896
    Retained Earnings (deficit)                                                      (1,780,167)        (1,480,377)
                                                                                     -----------        -----------

         Total stockholders' equity (deficit)                                          (315,195)          (142,769)
                                                                                       ---------          ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $    3,538,119          $ 894,816
                                                                                  =============       ============

The accompanying notes are an integral part of these statements.





                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS






                                                                                       For the years ended
                                                                          December 31, 2003          December 31, 2002

Revenue                                                                    $    10,246,955           $  3,499,820
                                                                           ---------------           ------------

Cost of services sold                                                            8,342,012              2,357,262
Cost of goods sold                                                                 190,946                363,439
                                                                                  --------                -------

          Total cost of goods and services sold                                  8,532,958              2,720,701
                                                                                 ---------              ---------

          Gross profit                                                           1,713,997                779,119
                                                                                 ---------                -------

Operating Expenses
    Salaries and payroll cost                                                    1,152,865                935,678
    Selling, general and administrative                                            773,123                504,615
    Depreciation and amortization                                                   35,222                  8,761
                                                                                    ------                  -----

          Total operating Expenses                                               1,961,210              1,449,054
                                                                                 ---------              ---------


          Net Income (loss) from operations                                       (247,213)              (669,935)

Other income and expenses
     Interest income                                                                24,235                 28,413
     Interest expense                                                              (76,812)               (18,062)
                                                                                   ========               ========

           Total other income (expenses)                                           (52,577)                10,351
                                                                                   --------                ------

                  Income (loss)                                               $  ( 299,790)          $  ( 659,584)
                                                                              -------------          -------------


Basic  earnings (loss) per common share                                    $         (.02)        $         (.06)
                                                                           ===============        ===============

Weighted average shares outstanding, basic                                      12,902,851             11,986,890






The accompanying notes are an integral part of these statements.



                               PIPELINE DATA, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                           Additional
                                                                 Common stock               Paid-in        Accumulated
                                                           Shares         Amount            Capital            Loss           Total



Balance at December 31, 2001                            10,986,890        $    10,987   $ 1,045,349         $(820,793)  $   235,543

 On August 26, 2002, Northern Merchant Services,
  Inc. was acquired for 1,000,000 shares of Pipeline
  Common stock                                           1,000,000          1,000            95,003                          96,003
( 5,000 shares of series A preferred conv. stock as
    further consideration in it's August 26, 2002               45                                5
    acquisition )
Issuance of common stock for services                      386,500            387            84,832                          85,219

Sale of common stock on September 30, 2002                 333,333            333            99,667                         100,000

Net loss for the year ended December  31, 2002                                               ______           (659,584)    (659,584)
                                                       -------------   -------------------   ------          ---------   ----------

Balance at December 31, 2002                              12,706,723     $     12,707  $   1,324,896      $ (1,480,377)   $(142,769)

Issuance of common stock for services                      160,979            161             29,839                         30,000

Conversion of 8% convertible note                           43,686             43             15,191                         15,234

Sale of common stock on August 8, 2003                     134,286            134             46,739                         46,873

Issuance of common stock on December 31, 2003
 for services and debt                                     100,576            101             35,156                         35,257

Net loss for the year ended December  31, 2003           _________        _______          ________           (299,790)    (299,790)
                                                       -----------                                            ---------    ---------

Balance at December 31, 2003                            13,146,250      $  13,146       $ 1,451,821       $ (1,780,167)   $(315,195)
                                                        ==========      =========       ===========       ============= ============


         The accompanying notes are an integral part of this statement.



                               PIPELINE DATA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the year            For the year ended
                                                                               ended December 31,        December 31, 2002
                                                                                    2003


OPERATING ACTIVITIES
    Net (loss)                                                                    $  ( 299,790)             $(659,584)
    Adjustments for noncash and nonoperating items:
            Depreciation and amortization                                               35,222                   8,761
          Common stock for services                                                     65,257                  85,219
          Conversion of 8% convertible notes                                            18,350                       0
     Changes in operating assets and liabilities:
         Receivables                                                                   (41,250)              (202,189)
         Note receivable                                                               (84,000)                229,000
         Accrued interest receivable                                                       875                 (6,269)
         Inventory                                                                       7,584                (29,494)
         Advances and prepaid expenses                                                 (44,976)                (6,340)
          Officer loans payable                                                        (11,552)                112,552
                Accounts payable and accrued expenses                                   63,165                 137,483
                Accrued salaries                                                        18,598                  54,376
                Payroll taxes and withholdings                                          (5,930)                 56,516
                Other loans and notes payable                                         (112,572)                137,253
                Lease obligations-equipment                                              4,839                       0
                Taxes payable                                                          (42,828)                 73,770
                                                                                       --------                 ------


     Cash  (used) by operating activities                                             (429,008)                (8,946)
                                                                                      ---------                -------

INVESTING ACTIVITIES
    Capital expenditures                                                               (28,541)               (99,886)
     Proceeds from preferred stock                                                      36,674                       0
                                                                                        ------                       -

    Cash used by investing activities                                                    8,133                (99,886)
                                                                                         -----                --------

FINANCIAL ACTIVITIES
    Proceeds from sale of stock                                                         46,873                 100,000
    Proceeds from lease financing                                                       18,392                       0
    Proceeds from convertible notes                                                    383,120                       0
    Lease obligation payments                                                           (5,353)                      0
    Loan payments                                                                      (12,500)                      0
                                                                                       --------                      -

    Cash provided by financing activities                                              430,532                 100,000
                                                                                       -------                 -------

NET  INCREASE  (DECREASE) IN CASH                                                        9,657                 (8,832)

    CASH BALANCE BEGINNING OF PERIOD                                                    85,463                  94,295
                                                                                        ------                  ------

    CASH BALANCE END OF PERIOD                                                      $   95,120               $  85,463
                                                                                    ----------              ----------

    NON CASH ACTIVITIES:
            Interest                                                                $   54,821              $   18,062
            Corporate income taxes                                                  $        0
            Note receivable conversion to investment stock                          $        0              $  228,000
            Business acquisition-NMS                                                $        0              $   96,003


        The accompanying notes are an integral part of these statements

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2003


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

1.       Nature of Operations/ Basis of Presentation

     Nature of Operations Pipeline Data, Inc. (the "Company"), was incorporated in June 1997 in the state of Delaware. On March 19, 2002, the Company acquired all of the stock of SecurePay.com, Inc., ("SecurePay") and on August 26, 2002, acquired all of the stock of Northern Merchant Services, Inc.("Northern Merchants"). The Company is a custom credit card transaction processor that serves as a intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants.

     Basis of Presentation The accompanying consolidated financial statements of the parent holding company, Pipeline Data, Inc., and its majority-controlled subsidiaries, SecurePay.com, Inc. and Northern Merchant Services, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated.

2.   Inventories

     Inventories consist of technical parts and supplies valued at the lower of cost or market.

3.       Cash Equivalents

     Investments having an original maturity of 90 days or less that are readily convertible into cash have been included in, and are a significant portion of, the cash and cash equivalents balances.

4.   Property and Equipment

     Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

                               PIPELINE DATA, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2003


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING

                    POLICIES (continued)

4. Property and Equipment (continued)

     The estimated service lives of property and equipment are principally as follows:


                           Furniture and fixtures            5- 7 years
                           Computer equipment                3- 7 years
                           Computer software                 2- 7 years

     Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

5.       Accounts Receivable

     The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $9,729 and $4,700 at December 31, 2003 and 2002, respectively.

6.  Revenue and Cost Recognition

     The Company and subsidiaries derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee transaction and may also be charged miscellaneous fees, including fees for handling charge backs, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Revenues are reported gross of amounts paid to sponsor banks as well as interchange and assessments paid to credit card associations (MasterCard and Visa) under revenue sharing agreements pursuant to which such parties receive

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003



NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)



6. Revenue and Cost Recognition (continued)

     payments based primarily on processing volume for particular groups of merchants. Included in cost of goods and services sold are the expenses covering interchange and bank processing directly attributable to the furnishing of transaction processing and other services to the Company's merchant customers and are recognized simultaneously with the recognition of revenue.


7.        Advertising Cost

     Advertising cost are expensed as incurred. Advertising expense totaled $ 19,056 for 2003 and $ 14,194 for 2002.


8.       Recent Accounting Pronouncements

     New accounting statements issued, and adopted by the Company, include the following:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 14 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003





NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)




8. Recent Accounting Pronouncements (continued)



     In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.



     In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company's results of operations, financial position or cash flows.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES (continued)

8. Recent Accounting Pronouncements (continued)

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

     In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the fiscal 2002 and 2003 financial statements.

     In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003



NOTE B--EARNINGS PER SHARE

     Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.



  NOTE C - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2003, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2003, the Company has net operating loss carry forwards for income tax purposes of $1,886,611. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2012. The components of the net deferred tax asset as of are as follows:

         Deferred tax asset:
         Net operating loss carry forward                         $  1,886,611
         Valuation allowance                                      $  (1,886,611)
         Net deferred tax asset                                   $     -0-


     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to December 31, 2003. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003






NOTE D - COMMITMENTS AND CONTINGENCIES

     Lease agreements

     The Company previously occupied office space at the office of the Chairman of the Board at 250 East Hartsdale Avenue, Hartsdale, New York, 10530 at a monthly rental of $500. This office has been closed and now headquartered in Braintree, Massachusetts. The offices of the Company's subsidiary, SecurePay, Inc. are located at 1599 Washington Street, Braintree, Massachusetts at a monthly rental of $1,410. The term of this lease shall be for three years with self-renewing unless terminated in writing no later than one hundred and eighty
(180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. Each extension shall be for the same terms as the original lease. The operations center for SecurePay is located at 13339 North Central Expressway Suite 103, Dallas, Texas. This is a four year lease that commenced on June 2002. An initial deposit of $850 and monthly rental of $768 is required on the leased square foot area of 865 square feet.


                              Leases-Related Party:

     The office's of Northern Merchant Services, Inc. is located in Brasher Falls, New York, and has an annual lease with Kevin and Nancy Weller, officers' of the Company. The lease commenced on September 2002, with monthly rental of $1,000. The lease can be renewed annually with the option of the landlord not to renew, with just cause.


                            Capital Equipment Lease:

     On January 28, 2003, the Company entered into a capital equipment lease with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. The initial term of the lease is for a period of 48 months with a base lease amount of $661.77 per month and an advance lease payment of $1,412.87. The lease has an equipment purchase option on " all or none" and "as-is, where-is" basis, without any representations or warranties, including no warranties of merchantability or fitness for a particular purpose. The equipment consist of five servers ($17,025), ten network products ($1,986.60), and four units of software ($3,559.50). The Company has an option to renew the Lease at the then Fair Market Rental Value and also has an option to return the equipment on or before the last day of the Lease term or purchase the equipment for $1.00.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003





NOTE E - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company. This plan was extended to the year 2004.

     During the year ended December 31, 2002, the Company's Board of Directors approved the grant of 1,265,000 stock options to key employees and independent consultants with a weighted average exercise price of $0.37. As of December 31, 2002, none of these option shares were vested.

     During the year ended December 31, 2003, the Company's Board of Directors approved the grant of 647,637 stock options also to key employees and independent consultants with a weighted average exercise price of $0.60. During the year a total of 100,000 stock options were forfeited that had a weighted average exercise price of $0.35. Of the 467,636 options awarded to employees during the year, vest one-third each year beginning January 1, 2004. The options awarded to the Directors at December 31, 2003, (150,001 options), vest on January 1, 2004. The independent consultant's options of 30,000 shares, vest one-third each year beginning January 1, 2004.

     The above options shall have piggyback registration rights and shall be included in any S-8 registration statement.


     As of December 31, 2003, no options have been exercised and the Company has reserved an aggregate of 2,547,637 shares of common stock pending the exercise of the options.

      Stock option activity is summarized as follows:


      Options outstanding at beginning of year             2,000,000
      Granted                                                647,637
      Exercised                                                  -0-
      Forfeited                                              100,000
                                                             -------

      Options outstanding at end of the period             2,547,637

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003




NOTE E - STOCK OPTION ISSUANCES (continued)


     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.


NOTE F - RELATED PARTY TRANSACTIONS

     On November 18, 2003, Kevin Weller, an officer of the Company, issued a note payable to the Company in the amount of $85,000. This note has been made pursuant to that certain employment agreement between Weller and the Company. (see Note G )

     The Company's subsidiary, Northern Merchant Services, Inc., leases office space from Kevin and Nancy Weller. (see Note D )

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003

NOTE G - NOTE RECEIVABLE

     In November 2000, the Company advanced $200,000 to Accu-Search, Inc. as evidenced by a note receivable which was due on December 31, 2001 with interest at 12% per annum. As a further inducement for the note, Accu-Search, Inc. gave Pipeline Data, Inc. a perpetual non-transferable license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. The software may only be used for the licensed technology to increase the functionality of its own web-site by being able to convert any documentation it receives into Adobe PDF format. The Company does not have a valuation on this asset. Accu-Search, Inc. renegotiated their note with the Company in July 2002, and the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447. At December 31, 2002 the only note receivable was for $1,000 with no stated interest that was scheduled to be repaid on a monthly basis. Original note was for $12,000. As of December 31, 2003, this note has been paid in full. In October and November 2003, the Company advanced Kevin Weller a total of $85,000 at the rate of four percent (4%) per annum to be repaid in whole or in part at any time without premium or penalty. (see notes to related party transactions)

NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS

     Borrowings under Revolving Line of Credit

     The Company's revolving line of credit with a major credit card company amounted to $36,228 and $11,300 at December 31, 2003 and December 31, 2002, respectively.

         Details of Short-Term Debt:


                                                          December 31,

                                                2003                    2002
                                                ----                    ----
           Ladco Financial Group         $   12,500                  $ 150,000
                                        -----------                  -----------



         Details of Long-Term Debt:

         Ladco Financial Group          $        0                 $     12,500
         Officer's Loan Payable         $  100,000                 $    111,552
         8% Convertible notes           $  726,023                 $    324,553
         Officer preferred stock subject
           to mandatory redemption
          (see Note I)                 $ 2,500,000                 $          0

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE H - SHORT-TERM AND LONG-TERM DEBT OBLIGATIONS (continued)

         Conversion of Convertible Note:

     The Holder shall have the right, at its option, at any time during the term of the Convertible Note, to convert the principal amount of the Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessible shares of Common Stock (as such shares shall be constituted) determined pursuant to the terms of the agreement. The term "Conversion Amount" means, with respect to any conversion on of the Convertible Note, the sum of (1) the principal amount of the Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the determined interest rate.

         Capital Lease Obligations:

     See Note D-Lease Agreements for lease obligation with Hewlett Packard Financial Services Company, Murray Hill, New Jersey. As of December 31, 2003, the current portion amounted to $4,839, and the long-term portion amounted to $13,039.


NOTE I - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150

     In May of 2003 the Financial Accounting Standards Board (FASB) issued SFAS No. 150- Accounting for certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset. The effective date of SFAS NO. 150 is the beginning of the first interim period beginning after June 15, 2003. Also, restatement of financial statements of prior periods presented is not permitted.

     By adopting SFAS No. 150, the Company recognizes the requirement to repurchase 5000 shares of Series A Preferred Convertible Stock that were issued to Kevin Weller and Nancy Smith-Weller, officers' of the Company, that was part of the acquisition of Northern Merchant Services, Inc.(NMSI). This preferred convertible stock was issued in conjunction with the acquisition agreement of NMSI from the Wellers. Under the terms of the agreement, the stock must be repurchased by August 26, 2005 for a sum of $2,500,000. The Wellers have the option of refusing this offer. They may convert the Preferred shares at any time, in whole or in part, to common stock at a rate of $0.50 per common share, reducing the repurchase commitment on a pro-rata basis.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE I - ADOPTION OF STATEMENT OF FINANCIAL STANDARDS (SFAS) NO. 150
                       (continued)



INTANGIBLE ASSET-MERCHANT PORTFOLIO

     In adopting the new (SFAS) No. 150, the Company hired an independent third-party appraiser to render a reasonable value of the acquisition and carrying value of the purchase price and transaction costs associated with the business acquisitions of NMSI. Management will periodically evaluate whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of the intangible asset using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.


NOTE J - SUBSEQUENT EVENTS

         Debt/Financing:

     On February 27, 2004, the Company entered into a Secured Convertible Term Note (the Loan Agreement) with Laurus Master Fund, LTD., c/o Ironshore Corporate Services Ltd., Grand Cayman, Cayman Islands. The Loan Agreement provides for borrowings of two million dollars, together with any accrued and unpaid interest, to be paid on February 27, 2007, if not sooner paid. Interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). Amortizing payments of the aggregate principal amount outstanding under this Loan Agreement at any time shall begin on September 1, 2004 and shall recur on the first calendar day of each succeeding month thereafter until the maturity date. Monthly payments shall be $33,333.00 and will be increased to $41,667.00 from April 1, 2005 through March 1, 2007. Laurus Master Fund also agreed to make available to the Company, subject to the terms and conditions set forth in the agreement, an additional aggregate principal amount of up to $1,000,000 in increments of $500,000. Under Article II of the Loan Agreement, there is a conversion repayment option. Subject to the terms of the Loan Agreement, Laurus Master Fund, LTD., shall have the sole option to determine whether to elect to accept payment of the monthly amount on each repayment date either in cash or in shares of Common Stock, or a combination of both. This election notice has to be delivered to the Company in writing by the fifth business day prior to each amortization date.

                               PIPELINE DATA, INC.


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2003


NOTE J - SUBSEQUENT EVENTS (continued)


     Also, on February 27, 2004, the Company entered into a Common Stock Purchase Warrant with Laurus Master Fund, LTD., that entitles Laurus Master Fund to purchase from the Company, from and after the Issue Date and at any time or from time to time before February 27, 2011, up to 500,000 fully paid and nonassessable shares of common stock, $.001 par value per share, at the applicable exercise price per share as follows: (i) a price of $1.25 -125% of the Fixed Conversion Price for the first 166,667 shares acquired, (ii) a price of $1.50 -125% of the Fixed Conversion Price for the next 166,667 shares acquired, (iii) a price of $1.75 -125% of the Fixed Conversion Price for any additional shares acquired. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events. In conjunction with the term loan, Laurus Master Fund was paid a fee of $105,000.

     Of the $2,000,000 from Laurus Master Fund, $1,000,000 was used to repurchase 2,000 shares of Pipeline Data, Inc.'s preferred stock from Kevin and Nancy Weller.

                Asset Purchase Agreement

     On March 15, 2004, Northern Merchant Services, Inc. (a subsidiary of the Company) entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for Residuals Rights which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants shall pay an aggregate purchase price of $131,363.00 plus 21,968 shares of restricted Pipeline Data, Inc. common stock to McElhiney; $42,093.33 plus 0 shares to Hornung; and, $94,624.68 plus 10,984 shares of restricted Pipeline Data, Inc. common stock to Thornton.

                               PIPELINE DATA INC.
                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2002





--------------------------------------------------------------------------------

                               PIPELINE DATA, INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2005 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                               PIPELINE DATA INC.

                       785,210 class A redeemable warrants

                    785,210 shares of common stock issuable upon
                exercise of outstanding class A redeemable warrants

                       1,000,000 class B redeemable warrants

                   1,000,000 shares of common stock issuable upon
                    exercise of the class B redeemable warrants

                                P r o s p e c t u s


                                                          ,   2005

                               PIPELINE DATA INC.

       alternate prospectus front cover page for "at the market" and fixed price secondary offering by four selling stockholders who are affiliates

GRAPHIC OMITTED

                                   PROSPECTUS

                                PROSPECTUS DATED:

                               Pipeline Data Inc.
                1515 Hancock Street, Suite 301, Hancock Plaza
                           Quincy, Massachusetts 02169

                         748,750 SHARES OF COMMON STOCK

     This prospectus relates to the public offering, which is not being underwritten, of up to an aggregate of 748,750 shares of our common stock by Jack Rubinstein, whom we consider to be an affiliate of our company.

     These shares may be sold from time to time in one or more transactions, in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.


     We will not receive any of the proceeds from the sale of the shares.

  ----------------------------------------------------------------------------

              The shares of our common stock offered by the selling
                stockholders pursuant to this prospectus involve
                                substantial risk.
                     See "Risk Factors" beginning on page X.
   ---------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will amend and complete the information in this prospectus. Although the selling stockholders are permitted by U.S. federal securities laws to offer these securities using this prospectus, the selling stockholders may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

         alternate prospectus front cover page for fixed price secondary offering by selling stockholders who are not affiliates

GRAPHIC OMITTED
                                   PROSPECTUS

                                PROSPECTUS DATED:

                               Pipeline Data Inc.
                1599 Washington Street, Braintree, Massachusetts

                          67,500 SHARES OF COMMON STOCK


     This prospectus relates to the public offering, which is not being underwritten, of up to 67,500 shares of our common stock by the selling stockholders identified in this prospectus. Each of those selling stockholders may sell his or her shares from time to time in one or more transactions, in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares.

     -----------------------------------------------------------------------
              The shares of our common stock offered by the selling
                stockholders pursuant to this prospectus involve
                                substantial risk.
                     See "Risk Factors" beginning on page X.
     -----------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will amend and complete the information in this prospectus. Although the selling stockholders are permitted by U.S. federal securities laws to offer these securities using this prospectus, the selling stockholders may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

           Alternate Table of Contents Page for Prospectus Relating to
                                Secondary Shares

                                Table of Contents
                                                                            Page


         Prospectus Summary..................................................
         The Company.........................................................
         The Offering........................................................
         Risk Factors........................................................
         Use of Offering Proceeds............................................
         Capitalization......................................................
         Forward- Looking Statements.........................................
         Business of the Company.............................................
         Management's Discussion and Analysis of
         Financial Condition and Results of Operations.......................
         Price Range of Common Stock and Class A Redeemable Warrants.........
         Dividend Policy.....................................................
         Plan of Distribution................................................
         Legal Proceedings...................................................

         Directors, Executive Officers,
         Promoters and Control Persons.......................................
         Security Ownership of Certain Beneficial Owners and Management......
         Description of Securities...........................................
         Interest of Named Experts and Counsel...............................
         Principal and Selling Stockholders..................................
         Certain  Provisions of Our Certificate of Incorporation  and By-Laws
          and Disclosure of Commission Position on Indemnification for
          Securities  Act Liabilities........................................
         Description of Property
         Certain Relationships and Related Transactions......................
         Relationships Among the Selling Stockholders and Pipeline Data Inc..
         Market for Common Equity and Related Stockholder Matters............
         Executive Compensation..............................................
         Financial Statements................................................
         Changes in and Disagreements With Accountants on Accounting and
          Financial Disclosure..............................................
         Where Can Investors Find Additional Information.....................
         Financial Statements of the Company.......................F-1 - F-15

           Alternate Page for Prospectus Relating to Secondary Shares

        The Sale of The Shares of Our Common Stock Registered Pursuant to This Prospectus Has Been Declared Effective in The Following States:

     We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sale made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Pipeline Data Inc. have not changed since the date hereof.


           Alternate Page for Prospectus Relating to Secondary Shares

                                  The Offering

     We will not receive any proceeds from the shares sold by the selling stockholders.

           Alternate Page for Prospectus Relating to Secondary Shares



     The following tables present certain information regarding the beneficial ownership of our common stock as of September 30, 2004 by the following:

     o Each person who is known by us to own beneficially more than five percent of our outstanding common stock;

     o Each of our Directors and executive officers named in the Summary Compensation Table;

     o    Each selling stockholder; and

     o    All of our current executive officers and Directors as a group.

     The percentage of outstanding selling shareholder shares is based on our common stock outstanding as of December 31, 2004

                                                   Shares

                                          Number             Percent              Offered(1)              Number          Percent
                                          ------             -------              --------               --------         ---------



         Selling Stockholders who are
         Directors, Officers
         And 5% Stockholders:

         Jack Rubinstein              748,750                   6.2%                   All                   All            All
         (All  officers  and  directors
         within this  group - 1
         person)

         Selling Stockholders
         Sheila Corvino                50,000                   0.4%                   All                   All            All
         Harold Halcrow                10,000                   0%                     All                   All            All
         Federico Brown                 5,000                   0%                     All                   All            All
         Arthur Gager                   2,500                   0%                     All                   All            All



     (a) There is no assurance that the selling stockholders will sell any or all of these shares.

     (b) Assumes that the directors, officers and 5% stockholders and the selling stockholders acquire no additional shares of our common stock prior to the completion of this offering.

     The SEC deems a security holder the beneficial owner of a security when that person maintains voting or investment power with respect to that security, subject to community property laws, where applicable. If stock options are presently exercisable or exercisable within 60 days of _____________, 2005, the SEC will deem the shares underlying those options to be outstanding and beneficially owned by their holder when computing the percentage of common stock held by that person. However, the SEC will not deem shares underlying these options to be outstanding when computing the percentage of common stock held by others.

           Alternate Page for Prospectus Relating to Secondary Shares

                  Relationships Among the Selling Stockholders
                             and Pipeline Data Inc.

     We have had material relationships with several of the selling stockholders in the past three years. See the discussion set forth in "Directors, Executive Officers, Promoters and Control Persons" for a description of business relationships with Pipeline Data Inc.

     Unless otherwise noted, all stockholders listed have sole voting and investment power with respect to their shares. There are no family relationships between our executive officers and Directors.

           alternate prospectus rear cover page for secondary offering by selling stockholders who are affiliates

                               PIPELINE DATA INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2005 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                               PIPELINE DATA INC.

                         748,750 Shares of Common Stock
                     Offered by Certain Selling Stockholders

                               P r o s p e c t u s

                                              , 2005

                               PIPELINE DATA INC.

           alternate prospectus rear cover page for secondary offering by selling stockholders who are not affiliates

                               PIPELINE DATA INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2005 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.


                               PIPELINE DATA INC.

                          67,500 Shares Of Common Stock
                     Offered By Certain Selling Stockholders

                               P r o s p e c t u s

                                     , 2005








--------------------------------------------------------------------------------

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The company's Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

         -----------------------------------------------------------------------
                                 ITEM                          AMOUNT ($)
         -----------------------------------------------------------------------
         SEC Registration Fee                                  $    0
         Printing and Copying                                 $ 2,500
         Legal Fees                                           $10,000
         Accounting Fees                                      $ 5,000
         Miscellaneous                                           $500
                    TOTAL                                     $18,000
         -----------------------------------------------------------------------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


     Pursuant to the NMSI Acquisition Agreement, dated, August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the this agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004 we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 million shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

     A part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.

     On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They also paid an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Contracts were finalized and signed and monies delivered on or about April 30th, 2002. During 2003 $63,528 was received from Accu-Search representing payments of interest of 24,620 and a partial redemption of Accu-Search's preferred shares of $38,908

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005.

     As of December 31, 2004, our company had issued $1,117,423 in 8% convertible notes. Of that amount, $739,204 is outstanding as of December 31, 2004.

     The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. Beginning November 1, 2003 the conversion price was $.50 per share. As of January 1, 2004, the conversion price was $0.65 per share and as of March 8, 2004, the conversion price was $1.00 per share. The names and amounts of the recipients are as follows:


                               8% Convertible Note

Date              Name                                                  Amount

3.12.03           Cara J. Fascione                                      200,000*

3.31.03           Chasm Holdings                                         26,120

6.9.03            William Haas                                            5,000

6.26.03           Lane Gordon                                            50,000

5.6.03            Chasm Holdings                                          2,000

8.8.03            Tracy Bertolino                                        46,873

9.25.03           Chasm Holdings                                         15,000

9.2.03            Michael Greenburg                                       8,000

10.27.03          Chasm Holdings                                          8,950

10.31.03          Lane Gordon                                            50,000

11.13.03          Lane Gordon                                            50,000

12.18.03          Tracy Bertolino                                         1,400

1.8.04            Chasm Holdings                                         10,000

1.14.04           Chasm Holdings                                          4,000

1.2.04            Elaine Greenburg                                        5,000

1.20.04           Michael Greenburg                                    3,333.50

1.26.04           G Timothy Kane                                         35,000

1.27.04           Barbara Klein                                           5,000

1.27.04           Alexis Rudolph                                          5,000

1.28.04           Tanya Crowley                                          15,000

1.28.04           Barbara Klein                                          10,000

2.3.04            Barry Shore                                             5,000

2.4.04            Robin & William Maher                                  10,000

2.5.04            Ken & Linda Swift                                      10,000

2.6.04            Joe Chang                                               5,000

2.9.04            Terry Buckley                                           5,000

2.13.04           Jill Johnson                                            5,000

2.13.04           Chris Bertolino                                         5,000

2.13.04           Louis Bertolino                                         5,000

2.13.04           Blair & Jill Johnson                                   16,000

2.17.04           Louis Bertolino                                        10,500

2.17.04           Carolyn Bertolino                                       5,000

2.19.04           David Cushing                                          20,000

2.25.04           Melvin Chait                                            9,000

2.25.04           Trudy Becker                                            5,000

2.25.04           Bob Erlichman                                           5,000

2.27.04           Peter Thompson                                         25,000

2.27.04           Carmen Lopez                                            4,000

2.27.04           Lane Gordon                                            50,400

3.5.04            Bob Erlichman                                           7,500

3.8.04            David Cushing                                          20,000

4.22.04           Donald Swift                                            3,000


     * Note and accrued interest converted into Pipeline Data stock during March 2005.


     On February 27, 2004, we entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds" or "Laurus"), a financial institution specializing in funding small and micro-capitalization companies. Pursuant to a private placement transaction, we issued Laurus a $2,000,000 secured convertible term note on February 27, 2004 (the "February Note"), a $1,000,000 secured convertible term note on June 16, 2004 (the "June Note"), and a $3,000,000 secured convertible term note on August 31, 2004 (the "August Note", together the February Note, the June Note and the August Note may be referred to as the Notes). The Notes mature on February 27, 2007, June 16, 2007 and August 31, 2007, respectively, and bear interest at a rate equal to the "prime rate" published in The Wall Street Journal from time to time, plus two (2%) (currently 7.75% per annum). If a registration statement covering the shares of common stock issuable upon conversion of the Notes is effective and the volume weighted average of the closing price of our common stock for the five trading days immediately preceding the end of the calendar month is at least $1.25, the interest rate shall be reduced by 25 basis points for each incremental increase.

     Laurus has the right to convert the Notes into shares of our common stock. Principal and interest are convertible under the June Note at a fixed conversion price of $1.20 per share and under the February Note and the August Note at a fixed conversion price of $1.00 per share. We granted Laurus a first priority security interest in our assets to secure the obligations under the Notes pursuant to security agreements dated February 27, 2004, June 16, 2004 and August 31, 2004, respectively, between us and Laurus. For the first $2,000,000 in debt, we are required to make monthly minimum principal amortization payments to Laurus commencing on September 1, 2004 in the amount of $33,333 plus any accrued but unpaid interest. From April 1, 2005 through March 1, 2007, the monthly principal amortization increases to $41,667. For the third $1,000,000, from January 1, 2005 through June 1, 2005, a monthly minimum principal payment of $16,667.00 plus accrued interest is required. From July 1, 2005 through July 1, 2007, the minimum principal payment increases to $20,833 per month. For the next $500,000, a minimum monthly principal payment from March 1, 2005 to September 1, 2005 of $8,333 plus any accrued but unpaid interest is required. For repayment dates beginning on October 1, 2005 and ending August 31, 2007, the minimum principal payment increases to $10,417. For the remaining $3,000,000, principal payments are required in the amount equal to 60% of the amount of funds borrowed divided by the sum of the number of repayment dates that exist following the date that is three months following any such borrowing of those funds.

     Pursuant to our financing arrangements with Laurus, we issued Laurus warrants to purchase up to an aggregate of 1,450,000 shares of our common stock as follows: On February 27, 2004, we issued a warrant to Laurus to purchase 500,000 shares of our common stock exercisable through February 27, 2011, at the exercise price of $1.25 per share for the first 250,000 shares acquired and $1.50 per share for the next 250,000 shares acquired upon exercise of the warrant. On June 16, 2004, we issued warrants to Laurus to purchase 250,000 shares of our common stock exercisable through June 16, 2011, at the exercise price of $1.75 per share. On August 31, 2004, we issued a warrant to Laurus to purchase 600,000 shares of our common stock exercisable through August 31, 2011, at the exercise price of $1.40 per share. On March 11, 2005, we issued warrants to Laurus to purchase 100,000 shares through March 11, 2012, at the exercise price of $1.25 per share. The terms of the warrants prohibit exercise of the warrants to the extent that their exercise would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 75 days' prior written notice to us.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
Exhibit No.   Description

3.1* Certificate of Incorporation

3.2* Amended and Restated Certificate of Incorporation

3.3* By-laws of registrant

3.4* Form of class A Redeemable Warrant

3.5* Form of class B Redeemable Warrant

3.6* Form of class A Warrant Agreement

3.7* Form of class B Warrant Agreement

3.8* Form of Lock-up Agreement

5*   Opinion on Legality of Sheila G. Corvino

10.1* Web site development and servicing agreement

10.2* Consulting Agreement with Unifund America, Inc.

10.3* Agreement with Rainbow Media

10.4*Promissory Note dated November 1,2000 issued by Accu-Search, Inc. as Debtor to Pipeline Date Inc.as Payee

10.5*License  Agreement for Technology  dated November 1, 2000 between  Pipeline
     Date Inc. and Accu-Search Inc.

10.6* Amended Promissory Note by Accu-Search as Debtor to Pipeline as Payee

10.7*Acquisition  Agreement  dated March 19, 2002  between  the  Registrant  and
     SecurePay.Com, Inc.

10.8*Acquisition  Agreement  dated August  26,2002  between the  Registrant  and
     Northern Merchant Services, Inc.

10.9**Securities  Purchase  Agreement  dated February 27, 2004 between  Pipeline
     Data Inc. and Laurus Master Fund, Ltd.

10.10**Convertible Term Note dated February 27, 2004, made by Pipeline Data Inc.
     in favor of Laurus Master Fund, Ltd.

10.11**Security  Agreement dated February 27, 2004 by and between  Pipeline Data
     Inc. and Laurus Master Fund, Ltd.

10.12**Registration  Rights  Agreement  dated  February  27, 2004 by and between
     Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.13**Common Stock Purchase  Warrant dated February 27, 2004 issued by Pipeline
     Data Inc, in favor of Laurus Master Fund, Ltd.

10.14** Asset Purchase Agreement dated May 18, 2004.

10.15** Secured Term Note dated May 18, 2004.

10.16** Pledge Agreement dated May 18, 2004.

10.17** Asset Purchase Agreement dated May 24, 2004.

10.18***Convertible  Term Note dated August 31, 2004, made by Pipeline Data Inc.
     in favor of Laurus Master Fund, Ltd.

10.19***Security  Agreement  dated August 31, 2004 by and between  Pipeline Data
     Inc. and Laurus Master Fund, Ltd.

10.20***Security  Agreement dated August 31, 2004 by and between  SecurePay.com,
     Inc. and Laurus Master Fund, Ltd.

10.21***Security  Agreement dated August 31, 2004 by and between NMSI and Laurus
     Master Fund, Ltd.

10.22***Security  Agreement  dated August 31, 2004 by and between  Pipeline Data
     Processing, Inc. and Laurus Master Fund, Ltd.

10.23***Stock  Pledge  Agreement dated August 31, 2004 by and between  Pipeline
     Data Inc. and Laurus Master Fund, Ltd.

10.24***Stock  Pledge  Agreement dated August 31, 2004 by and between  Pipeline
     Data Processing, Inc. and Laurus Master Fund, Ltd.

10.25***Registration  Rights  Agreement  dated  August 31,  2004 by and between
     Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.26***Common  Stock Purchase Warrant dated August 31, 2004 issued by Pipeline
     Data Inc, in favor of Laurus Master Fund, Ltd.

10.27***Guaranties dated August 31, 2004 issued in favor of Laurus Master Fund,
     Ltd.

10.28***Restricted  Account  Agreement dated August 31, 2004 by and among North
     Fork Bank, Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.29***Common  Stock Purchase  Warrant dated March 11, 2004 issued by Pipeline
     Data Inc, in favor of Laurus Master Fund, Ltd.

23.1* Consent of Sheila G. Corvino, Esq. (part of Exhibit 5)

23.2 Consent of Drakeford & Drakeford, Certified Public Accountant

* Previously filed as an exhibit to Registration Statement on Form SB-2, file number 333-79831.

**Previously filed as an exhibit to Registration Statement on Form SB-2, file number 333-114590.

***Previously filed as an exhibit to Registration Statement on Form SB-2, file number 333-121840

ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii)include any additional or changed material information on the plan of distribution.

     (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Quincy, state of Massachusetts, on August 24, 2005.

                                          PIPELINE DATA INC.

                                          By: /s/ MacAllister Smith
                                              ----------------------------
                                                 MacAllister Smith
                                                 Chief Executive Officer,
                                                 Director

                                              /s/ Donald Gruneisen
                                          --------------------------------
                                                 Donald Gruneisen
                                                 Chief Financial Officer,


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Pipeline Data Inc., a Delaware corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint MacAllister Smith and Donald Gruneisen, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such amendment to registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  JACK RUBINSTEIN                     Director             August 24, 2005
------------------------------------
JACK RUBINSTEIN

/s/  KEVIN WELLER                        Director             August 24, 2005.
------------------------------------
KEVIN WELLER KEVIN WELLER

/s/  MACALLISTER SMITH                   Director             August 24, 2005.
------------------------------------
MACALLISTER SMITH

                                          CERTIFICATIONS

         I, MacAllister Smith, certify that:


     1.   I have reviewed this registration statement of Pipeline Data Inc;

     2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this registration statement;

     3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this registration statement;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this registration statement is being prepared;

          b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          c) Presented in this registration statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


August 24, 2005

                                           /s/ MacAllister Smith
                                           ----------------------------------
                                           MacAllister Smith
                                           President and C.E.O

     I, Donald Gruneisen, certify that:

     1. I have reviewed this registration statement Form SB-2 of Pipeline Data, Inc.;

     2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this registration statement;

     3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this registration statement;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

          c) Presented in this registration statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


August 24, 2005.                                  /s/ Donald Gruneisen

                                              ----------------------------------
                                              Donald Gruneisen
                                              Chief Financial Officer